Exhibit 10.1

SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of March 24, 2009, and is made by and between TRANSCEPT PHARMACEUTICALS, INC., a Delaware corporation (“Sublessor”), and BIPAR SCIENCES, INC., a Delaware corporation (“Sublessee”). Sublessor and Sublessee hereby agree as follows:

1. Recitals: This Sublease is made with reference to the fact that Kashiwa Fudosan America, Inc., a California corporation, as landlord (“Master Lessor”), and Sublessor (f/k/a Novacea, Inc.), as tenant, entered into that certain Office Lease dated as of May 15, 2007 (the “Master Lease”), with respect to premises consisting of approximately 25,288 square feet of space, located at 400 Oyster Point Boulevard, Suite 200, South San Francisco, CA (the “Premises”). A copy of the Master Lease is attached hereto as Exhibit A.

2. Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, a portion of the Premises consisting of approximately 18,368 square feet, as described in Exhibit B attached hereto (the “Subleased Premises”). Sublessor and Sublessee agree that the square footage of the Subleased Premises is 18,368 and shall not be subject to remeasurement during the Term (as defined below).

3. Term:

A. Term. The term (the “Term”) of this Sublease shall be for the period commencing on the later of Sublessor’s completion of Sublessor’s Work (defined below) and June 1, 2009 (the “Commencement Date”) and ending at noon on October 31, 2012 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms.

B. Early Possession. Sublessee may have early access to the Subleased Premises prior to the Commencement Date solely for the purpose of preparing the Subleased Premises for occupancy (and not for the conduct of business therein), provided that such occupancy (i) shall be subject to all of the provisions of this Sublease, except for the obligation to pay Base Rent (as defined below); (ii) shall not advance the Expiration Date of this Sublease; (iii) shall not occur until Master Lessor’s written consent hereto is provided; (iv) shall not interfere with Sublessor’s Work (defined below); and (v) shall not occur until Sublessee has delivered to Sublessor evidence that it is carrying all insurance required under this Sublease and has paid to Sublessor the first month’s Base Rent and Security Deposit as required hereunder.

C. No Option to Extend. The parties hereby acknowledge that the expiration date of the Master Lease is October 31, 2012 and that Sublessee has no option to extend the Term of this Sublease.

4. Rent:

A. Base Rent. Sublessee shall pay to Sublessor as base rent for the Subleased Premises for each month during the Term (“Base Rent”) the amount set forth in the chart below.

Term	Base Rent
June 1, 2009 – September 30, 2009	$15,000.00
October 1, 2009 – December 31, 2009	$21,000.00
January 1, 2010 – May 31, 2010	$27,552.00
June 1, 2010 – May 31, 2011	$28,470.40
June 1, 2011 – May 31, 2012	$29,205.12
June 1, 2012 – October 31, 2012	$30,123.52

Base Rent and Additional Rent, as defined in Paragraph 4.B below, shall be paid on or before the first (1st) day of each month; provided, however, that Sublessee shall not be in default hereunder, nor shall Sublessee be liable for any default interest or late charges pursuant to the Master Lease, as incorporated herein, unless and until such Base Rent or Additional Rent is five (5) days past due. Base Rent and Additional Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. If an increase in Base Rent becomes effective on a date other than the first day of a calendar month, the Base Rent for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which the rate is in effect. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor at 1003 W. Cutting Blvd., Suite #110, Pt. Richmond, CA 94804, Attn: Accounts Receivable, or such other address as may be designated in writing by Sublessor.

B. Additional Rent. All monies other than Base Rent required to be paid by Sublessor under the Master Lease as to the Subleased Premises shall be paid by Sublessee hereunder as and when such amounts are due under the Master Lease, as incorporated herein. All such amounts shall be deemed additional rent (“Additional Rent”); provided, however that Sublessee shall only be liable for any amounts payable by Sublessor to Master Lessor as “Operating Expenses”, “Real Estate Taxes” and “Utilities” (as defined in Section 4.2 of the Master Lease) to the extent the same are in excess of any amounts payable by Sublessor as to the Subleased Premises in calendar year 2009 (the “Base Year”). Sublessee and Sublessor agree that the Subleased Premises account for 72.64% of the obligation for total Operating Expenses, Real Estate Taxes and Utilities chargeable to Sublessor pursuant to the Master Lease, for purposes of calculating those costs chargeable to the Subleased Premises in the Base Year. Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”. Sublessee and Sublessor agree, as a material part of the consideration given by Sublessee to Sublessor for this Sublease, subject to the Base Year above, that Sublessee shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with this Sublease, the Master Lease as to the Subleased Premises, or the Subleased Premises, such that Sublessor shall receive, as a net consideration for this Sublease, the Base Rent payable under Paragraph 4.A. hereof. Notwithstanding the foregoing, in the event any cost or expense is incurred under the Master Lease for Sublessee’s sole benefit (including the disproportionate use of utilities or dedicated HVAC units) or as a result of Sublessee’s request for certain services (such as after hours HVAC charges), Sublessee shall pay the entire cost thereof.

C. Payment of First Month’s Rent. Upon receipt of Master Lessor’s consent to this Sublease, Sublessee shall pay to Sublessor the sum of Fifteen Thousand Dollars ($15,000), which shall constitute Base Rent for the first month of the Term.

5. Security Deposit: Upon execution hereof by Sublessee, Sublessee shall deposit with Sublessor the sum of One Hundred Thousand Dollars ($100,000) (the “Security Deposit”), in the form of an irrevocable standby letter of credit. The Security Deposit shall be governed by the terms and conditions of Section 5.1 of the Master Lease, as incorporated herein.

6. Holdover: The parties hereby acknowledge that the expiration date of the Master Lease is October 31, 2012 and that it is therefore critical that Sublessee surrender the Subleased Premises to Sublessor no later than the Expiration Date in accordance with the terms of this Sublease. In the event that Sublessee does not surrender the Subleased Premises by the Expiration Date in accordance with this Sublease, Sublessee shall pay holdover rent as to the Subleased Premises as provided in Section 26 of the Master Lease and shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee’s delay in surrendering the Subleased Premises.

7. Repairs: Sublessor shall deliver the Subleased Premises to Sublessee in “broom clean” condition. The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an “as is” basis, and that, except as expressly set forth in this Sublease, Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises as of the Commencement Date. Except as set forth in Paragraph 11, Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance. Notwithstanding the foregoing, in the event any improvement or repair required to comply with any law, regulation, building code or ordinance shall be required to the Subleased Premises due to any particular use of or alterations, additions or improvements to the Premises (excluding the Subleased Premises), Sublessor shall be solely responsible for completing such improvement or repair at its cost. Master Lessor shall be solely responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease; provided, however, Sublessor agrees to use commercially reasonable efforts to obtain Master Lessor’s performance (without requiring Sublessor to spend more than a nominal sum).

8. Assignment and Subletting. Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublessor and Master Lessor, except in the event such consent is not required pursuant to Section 17 of the Master Lease. Sublessee acknowledges that the Master Lease contains a “recapture” right in Section 17.3, and that Sublessor may withhold consent to a proposed Transfer in its sole discretion unless Master Lessor confirms in writing that the recapture right does not apply to the Subleased Premises or otherwise waives such right. Any Transfer without such consent shall be void and, at the option of Sublessor, shall terminate this Sublease. Sublessor’s waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing. Any Transfer shall be subject to the terms of Section 17 of the Master Lease, as incorporated herein. Notwithstanding anything to the contrary contained herein or in the Master Lease, Sublessor’s consent to a Transfer consented to by Master

Lessor shall in all instances where required not be unreasonably withheld, conditioned or delayed. Specifically, Section 17.4 of the Master Lease shall not apply as to Sublessor; provided, however, Section 17.4 of the Master Lease shall still apply as to Master Lessor, and Sublessee shall pay any of Master Lessor’s costs, as provided in Section 17.4(i).

9. Use: Sublessee may use the Subleased Premises only for the uses identified in Section 2.1 of the Master Lease. Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Sublessor and Master Lessor.

10. Effect of Conveyance: As used in this Sublease, the term “Sublessor” means the holder of the tenant’s interest under the Master Lease. In the event of any assignment, transfer or termination of the tenant’s interest under the Master Lease, which assignment, transfer or termination may occur at any time during the Term hereof in Sublessor’s sole discretion, Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder, provided that any transferee has assumed in writing and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder. Sublessor may transfer and deliver any security of Sublessee to the transferee of the tenant’s interest under the Master Lease, and thereupon Sublessor shall be discharged from any further liability with respect thereto.

11. Delivery and Acceptance: If Sublessor fails to deliver possession of the Subleased Premises to Sublessee on or before June 1, 2009 (“Delivery Date”) hereof for any reason whatsoever, then this Sublease shall not be void or voidable unless Sublessor fails to deliver the Subleased Premises within fifteen (15) days following the Delivery Date, in which event Sublessee shall have the right to terminate this Sublease by providing written notice thereof to Sublessor, effective as of the date of such written notice. In addition to the foregoing termination right, for each day after the Delivery Date that Sublessor has not delivered possession of the Subleased Premises to Sublessee, the date Sublessee is otherwise obliged to commence payment of Base Rent shall be delayed by one (1) additional day for each day that the Commencement Date is delayed beyond such date. By taking possession of the Subleased Premises, Sublessee conclusively shall be deemed to have accepted the Subleased Premises in their as-is, then-existing condition, without any warranty whatsoever of Sublessor with respect thereto. Notwithstanding the foregoing, to the Sublessor’s actual knowledge, without inquiry, (i) all Work (as defined in Exhibit F to the Master Lease) was originally performed in compliance with applicable laws in effect at the time of such performance, and (ii) all of the Subleased Premises’ fire protection, HVAC, electrical and mechanical systems serving the Subleased Premises are operational and in good condition and repair as of the date hereof. Sublessor shall, at Sublessor’s sole cost, prior to the Commencement Date, construct a demising wall separating the Subleased Premises from the remainder of the Premises (the “Sublessor’s Work”). Sublessor shall perform Sublessor’s Work in conformance with all currently applicable building codes, permits, laws and regulations.

12. Improvements: No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, as incorporated herein, and with the prior written consent of both Master Lessor and Sublessor to the extent required in Section 9 of the Master Lease, as incorporated herein.

13. Insurance and Subrogation: Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost and expense, during the Term the insurance required under Section 14 of the Master Lease, as incorporated herein. Sublessee shall name Master Lessor and Sublessor as additional insureds under its liability insurance policy. Sublessor and Sublessee hereby release each other from any damage to property or loss of any kind which is caused by or results from any risk insured against under any property insurance policy required to be carried by either party under this Sublease. Each party shall use commercially reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by the policy, and each party shall notify the other party if it is unable to obtain a waiver of subrogation.

14. Default: Sublessee shall be in material default of its obligations under this Sublease if Sublessee commits any act or omission which constitutes an Event of Default under the Master Lease, as incorporated herein, or otherwise fails to cure any obligation of Sublessee set forth herein after delivery of written notice and passage of the applicable grace period, if any, provided by the provisions of this Sublease.

15. Remedies: In the event of any default by Sublessee, Sublessor shall have all remedies provided pursuant to Section 20 of the Master Lease, as incorporated herein, and by applicable law.

16. Surrender: Sublessee shall remove all its trade fixtures prior to expiration of this Sublease and shall, upon expiration of this Sublease, surrender the Subleased Premises in the condition required under the Master Lease; provided, however, that Sublessee shall not be responsible for (i) restoration of the Subleased Premises to a condition better than the current condition as of the Commencement Date of this Sublease, (ii) the restoration of any fixtures removed by Sublessor pursuant to Section 9.6 of the Master Lease or (iii) removal of any wiring and cabling pursuant to Section 11.1(c) of the Master Lease, except to the extent Sublessee accepts ownership of the same pursuant to Paragraph 25 of this Sublease.

17. Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen other than Cushman & Wakefield, representing Sublessor, and Jones Lang LaSalle Americas, Inc., representing Sublessee, in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder.

18. Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

19. Other Sublease Terms:

A. Incorporation By Reference. Except as set forth below, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use commercially reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor’s performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults; (vi) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, provided such consent may not be unreasonably withheld by Sublessor, and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained; (vii) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Subleased Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Lessor and Sublessor; (viii) notwithstanding anything to the contrary in this paragraph below, in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to run from Sublessee to both Master Lessor and Sublessor; provided, however, in no event shall any such indemnity apply to Sublessor in the event of Sublessor’s gross negligence or willful misconduct; (ix) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (x) notwithstanding anything to the contrary in this paragraph below, all payments shall be made to Sublessor; and (xi) Sublessee shall not have the right to terminate this Sublease due to casualty or condemnation unless Sublessor has such right under the Master Lease.

Notwithstanding the foregoing, (a) the following provisions of the Master Lease shall not be incorporated herein: Sections 1.1 (except defined terms), 1.2-1.5 (except 1.5.2), 3.2, 5.1 (first sentence only), 6.2 (second sentence only), 14.3, 14.4.2, 14.4.4-.6, 21.2 (first sentence only), 23.1, 23.3, 24, 28.28 and Exhibits B, E and F; (b) references in the following provisions to “Landlord” shall mean Master Lessor only: Sections 1.6 (except the second to last sentence of 1.6.4), 3.3 (the second to last sentence), 4.1(a)-(c), 4.2, 4.8, 4.9, 8.1, 8.2 (first paragraph only), 8.5, 8.6 (first paragraph only), 8.6.1, 9.4, 9.5 (excluding first sentence), 12.1 (first reference only), 12.2, 13.1, 14.1, 15.1-15.3, 15.4 (after the first sentence), 16.1, 18.1, 18.2, 22.2, 25.1, 25.2 (a), (c) and (d), 27.1, 28.18 (third sentence only), and Exhibit C; (c) references in the following provisions to “Landlord” shall mean Master Lessor and Sublessor: Sections 1.6.4 (the second to last sentence), 2.2 (the second to last sentence), 4.10, 6.1.1, 7.2-7.4, 8.6.4, 8.7, 8.8, 9.2, 9.3, 9.5 (first sentence only), 9.6- 9.9, 11.2, 12.1 (except first reference), 12.3, 13.2, 14.2, 14.5, 15.4 (first sentence only), 19.1, 19.2 (the first reference only), 20.5, 22.1, 25.2(b), 25.3, and 27.2; (d) references to “Tenant’s Pro Rata Share of the Building” and “Tenant’s Pro Rata Share of the Complex” shall be to 7.93% and 3.95%, respectively; (e) the references to “calendar year 2008” and “Base Year” in Section 4.2 shall be the calendar year 2009; (f) all references to the “Work Letter Agreement” shall be deleted; (g) Sublessee may exercise the audit right under Section 4.9 only with Master Lessor’s consent; provided, however, if Master Lessor does not consent, then Sublessor shall exercise such rights upon request of Sublessee and at Sublessee’s sole cost; and (h) the reference in Section 27 to “89” shall be to “65” .

B. Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease as to the Subleased Premises which are incorporated hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed as to the Subleased Premises under the terms of the Master Lease during the Term of this Sublease which are incorporated hereunder. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination, which termination shall be without any liability of Sublessor to Sublessee, unless the Master Lease is terminated due to an Event of Default by Sublessor that is not due to a default by Sublessee under this Sublease. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of this Sublease shall prevail.

20. Conditions Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent of Master Lessor. If Sublessor fails to obtain Master Lessor’s consent within thirty (30) days after execution of this Sublease by Sublessor, then Sublessee may terminate this Sublease by giving the other party written notice thereof, and Sublessor shall return to Sublessee its payment of the Security Deposit.

21. Authority to Execute: Sublessee and Sublessor each represent and warrant to the other that each person executing this Sublease on behalf of each party is duly authorized to execute and deliver this Sublease on behalf of that party.

22. Termination; Recapture: Notwithstanding anything to the contrary herein, Sublessee acknowledges that, under the Master Lease, both Master Lessor and Sublessor have certain termination and recapture rights under the Master Lease. Nothing herein shall prohibit Master Lessor or Sublessor from exercising any such rights and neither Master Lessor nor Sublessor shall have any liability to Sublessee as a result thereof. In the event Master Lessor or Sublessor exercise any such termination or recapture rights, this Sublease shall terminate without any liability to Master Lessor or Sublessor; provided, however, that in the event Master Lessor exercises a termination right due to an Event of Default by Sublessor, or due to Sublessor’s failure to comply with its obligations pursuant to this Sublease (which is not due to Sublessee’s failure to comply with its obligations under this Sublease), Sublessor shall be liable to Sublessee. Notwithstanding the foregoing, Sublessor shall not voluntarily terminate the Master Lease during the Term hereof, except in connection with a casualty or condemnation, unless and until Master Lessor agrees to recognize Sublessee’s tenancy under the economic terms and conditions of this Sublease.

23. Parking: Sublessee shall have the right to use a maximum of sixty-five (65) parking spaces, subject to the terms of Section 27 of the Master Lease, as incorporated herein.

24. Signage: Sublessor shall use commercially reasonable efforts to obtain Master Lessor’s consent to the transfer of Sublessor’s signage rights under the Master Lease to Sublessee. Sublessee shall pay any and all costs with respect to such transfer and with respect to construction, installation and removal of such signage. Notwithstanding anything to the contrary in this Sublease, Sublessee shall not have any rights to such signage without Master Lessor’s consent.

25. Furniture, Fixtures and Equipment: Sublessee shall have the right to use during the Term the existing furniture, fixtures and equipment, including cabling and IT infrastructure within the Subleased Premises which are identified on Exhibit C attached hereto (the “Furniture”) at no additional cost to Sublessee. The Furniture is provided in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever. Sublessee shall insure the Furniture under the property insurance policy required under the Master Lease, as incorporated herein. Sublessee shall maintain the Furniture in good condition and repair, reasonable wear and tear excepted, and shall be responsible for any loss or damage to the same occurring during the Term. Sublessee shall surrender the Furniture to Sublessor upon the termination of this Sublease in the same condition as exists as of the Commencement Date, reasonable wear and tear excepted. Sublessee shall not remove any of the Furniture from the Subleased Premises. Notwithstanding the foregoing, provided (i) Sublessee is not then in default under this Sublease and no event has occurred that with the passing of time or the giving of notice, would constitute a default by Sublessee under this Sublease and (ii) this Sublease has not terminated prior to the Expiration Date, which conditions may be waived by Sublessor in its sole discretion, then upon the termination of this Sublease, Sublessor shall, subject to Sublessee’s consent (which consent shall be deemed given unless Sublessee notifies Sublessor in writing not less than thirty (30) days prior to the Expiration Date that it is withholding such consent), sell the Furniture to Sublessee for the sum of One Dollar $1.00 pursuant to a commercially reasonable form of bill of sale, and Sublessee shall accept the same in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever. If Sublessee timely notifies Sublessor in writing that it does not consent to the purchase of the Furniture, Sublessor shall have the right at any time during the last week of the Term to remove the Furniture from the Subleased Premises.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSEE:		SUBLESSOR:

BIPAR SCIENCES, INC.,		TRANSCEPT PHARMACEUTICALS, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Hoyoung Huh	By:	/s/ Thomas Soloway

Name:	Hoyoung Huh	Name:	Thomas Soloway

Its:	President and CEO	Its:	CFO

Notice Address:		Notice Address:

1000 Marina Blvd.		1003 W. Cutting Blvd.
Suite 550		Suite #110
Brisbane, CA 94005		Pt. Richmond, CA 94804
Attn: ________________________		Attn: Vice President, Operations

EXHIBIT A

MASTER LEASE

OYSTER POINT MARINA PLAZA

Office Lease

of

SUITE 200

to

NOVACEA, INC.,

a Delaware corporation

400 Oyster Point Boulevard

South San Francisco, CA 94080

OYSTER POINT MARINA PLAZA

Office Lease

THIS OFFICE LEASE (the “Lease”) is entered into as of May 15, 2007, by and between KASHIWA FUDOSAN AMERICA, INC., a California corporation (“Landlord”) and NOVACEA, INC., a Delaware corporation (“Tenant”).

1    BASIC LEASE TERMS

1.1 LEASE OF PREMISES. Landlord leases to Tenant, and Tenant rents and hires from Landlord, the premises described in § 1.3 below, in the building known by the street address 400 Oyster Point Boulevard (the “Building”) in the City of South San Francisco, County of San Mateo, State of California, on the property described in § 1.6 below, in the business park commonly known as Oyster Point Marina Plaza (the “Complex”), for the term stated in § 1.4 below, for the rents hereinafter reserved, and upon and subject to the terms, conditions (including limitations, restrictions, and reservations), and covenants hereinafter provided. The Building and the Complex are more particularly described and depicted in Exhibit A which is attached hereto. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

1.2 SUMMARY TABLE. The parties agree that the following table (the “Table”) sets forth in summary form the basic terms of this Lease, including the specific space comprising the Premises and, with respect to such space, the Term of the Lease, the usable and rentable square footage, the Base Rent, Base Year, and Tenant’s Share, as all of such terms are defined below:

PERIOD	SUITE NO.	RSF	USF	MONTHLY BASE RENT	T’S SHARE BLDG	T’S SHARE COMPLEX	BASE YEAR
Commencement Date through September 30, 2008	200	25,288	21,990	$56,898.00	10.911%	5.444%	2008
October 1, 2008 through September 30, 2009	200	25,288	21,990	$58,604.94	10.911%	5.444%	2008
October 1, 2009 through September 30, 2010	200	25,288	21,990	$60,363.09	10.911%	5.444%	2008
October 1, 2010 through September 30, 2011	200	25,288	21,990	$62,173.98	10.911%	5.444%	2008
October 1, 2011 through September 30, 2012	200	25,288	21,990	$64,039.20	10.911%	5.444%	2008

In the event of any conflict between the terms contained in the Table and the terms contained in subsequent sections of the Lease, the terms of the Table shall control, except that any dates stated in the Table are subject to adjustment as appropriate to the extent any other provisions of the Lease provide for adjustments to the Commencement Date and/or the Expiration Date.

1.3 PREMISES. The premises leased to Tenant (the “Premises”) are a portion of the second (2nd) floor of the Building and are commonly known as Suite 200, as shown on the floor plan annexed hereto as Exhibit B. The Premises also include all fixtures and equipment which are attached thereto, except items not deemed to be included therein and which are removable by Tenant as provided in Article 10 below.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

Landlord and Tenant agree that the usable and rentable area of the Premises, and the respective rentable areas of the Property (as defined in § 1.6 below) and Complex, for all purposes under this Lease, are as follows and as specified in the Table:

Property’s Rentable Area:	231,769 rsf
Complex’s Rentable Area:	464,502 rsf.

Tenant acknowledges that it has caused its architect to verify the numbers stated in the Table and herein relating to the measurements of such spaces prior to the Commencement Date of this Lease or has had an opportunity to do so.

1.3.1 Rights of First Refusal. In consideration for Tenant’s execution and delivery of this Lease, provided no material Event of Default remains outstanding and uncured on the date Tenant exercises its rights under this § 1.3.1 et seq., Landlord hereby grants to Tenant the following rights of first refusal with respect to the following spaces (collectively the “RFR Space”) exercisable throughout the initial Term of the Lease:

•	Suite 210 (1,421 rsf), vacant as of the date of this Lease;

•	Suite 212 (1,541 rsf), currently occupied by Reprogenetics under a lease expiring on September 30, 2007;

•	Suite 226 (1,451 rsf), currently occupied by Netswitch under a lease expiring on January 31, 2009; and

•	Suite 228 (3,165 rsf), currently occupied by Halloo Communications under a lease expiring on March 31, 2009;

Notwithstanding anything to the contrary herein, Tenant’s rights of first refusal hereunder shall be subject to (i) any renewal or extension options under the existing leases of the RFR Space existing as of the date of the parties’ execution and delivery to each other of this Lease.

(a) Notice of Bona Fide Offer. If at any time during the period specified in § 1.3.1 above Landlord receives a bona fide offer, agreement, or proposal (“Lease Proposal”) which is acceptable to Landlord from any third party to lease any portion of the RFR Space; or if Landlord makes a bona fide offer, agreement, or proposal to a third party which the third party is willing to accept, Landlord shall send Tenant a summary (the “RFR Summary”) of the economic terms and conditions of the Lease Proposal, including a description of the subject space, proposed term, and basic business terms and shall notify Tenant of Landlord’s intention to conclude a lease on the terms of the Lease Proposal. Tenant shall have the right for a period of five (5) full business days (concluding at 5:00 p.m.) following Tenant’s receipt of the RFR Summary in which to exercise its right to lease the space described in the RFR Summary (the “RFR Space”) on the terms and conditions set forth in this § 1.3.1 et seq. by giving Landlord written notice of such exercise. If Tenant fails to notify Landlord of the exercise of its rights hereunder within such five-business-day period, Landlord may then lease the RFR Space to the third party tenant named as the tenant in the RFR Summary or an affiliate of such third party tenant, provided that the lease entered into pursuant to the Lease Proposal is (i) on the same terms and conditions as set forth in the RFR Summary or (ii) on substantially the same terms and conditions as set forth in the RFR Summary and Landlord is not required to re offer such First Refusal Space to Tenant pursuant to § 1.3.1(d) below.

(b) Commencement and Duration. If Tenant exercises its right of first refusal, Landlord shall make the RFR Space available for purposes of construction of improvements within ninety (90)

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

days following Tenant’s exercise of this right of first refusal (the “RFR Space Delivery Date”); the lease shall commence as provided herein and shall expire after the length of the term specified in the Lease Proposal. The parties understand and agree that the Term of the Lease with respect to any RFR Space shall not expire coterminously with the initial Term of the Lease stated in the Table for the remainder of the Premises. The parties agree that Landlord shall improve the RFR Space within ninety (90) days of the RFR Space Delivery Date, whether or not the RFR Space has been previously improved, in accordance with the terms of the Work Letter Agreement, with appropriate changes being made only to the Plans and Specifications, Construction Schedule, and the amount of the Landlord’s contribution (i.e., the value of the TIs computed on a per-square-foot basis), which amount shall be determined as provided below. Tenant shall deliver to Landlord for approval (which shall not to be unreasonably withheld, conditioned, or delayed) Tenant’s proposed plans and specifications no later than ninety (90) days following Tenant’s exercise of this right of first refusal. Landlord shall, construct within the RFR Space the improvements specified in the final approved plans and specifications for such construction. The commencement date of the lease of such RFR Space (upon which Base Rent and Additional Rent shall begin to accrue, and Tenant’s Pro Rata Share shall be adjusted to take into account the RFR Space) shall be the earlier of (i) the date upon which Landlord’s construction of the improvements within the RFR Space satisfies the Delivery Requirements (hereinafter defined) with respect to the RFR Space or (ii) the date upon which Tenant occupies the RFR Space (or any portion thereof) and commences conducting Tenant’s business operations therein; provided, however, that in the event of any Tenant Delay (hereinafter defined), Tenant’s obligation to pay Base Rent and Additional Rent with regard to such RFR Space shall be advanced by one (1) day for each such day substantial completion of such improvements was delayed by a Tenant Delay. Following Landlord’s delivery of the RFR Space in compliance with all Delivery Requirements, the RFR Space shall be deemed to be a part of the Premises and shall be leased by Tenant upon and subject to all of the terms, covenants, and conditions of this Lease.

(c) Terms and Conditions. If Tenant exercises its right of first refusal as to the RFR Space, all terms and conditions for the lease of any such space shall be the same as those then in effect under the Lease, except for the rental, tenant inducements, rent abatements, and improvement allowances (“Third-Party Economics”). Tenant shall have the right to a lease of the RFR Space upon such Third-Party Economics as were contained in the Lease Proposal in the same proportion as the number of months remaining in the Term (including the term of any extension option then having been exercised) bears to the number of months in the lease term contained in the RFR Summary.

(d) Continuing Right, Re-Offer, and Priority. If Tenant shall not timely exercise the right of first refusal contained herein upon notification by Landlord, Tenant shall again have the same rights as to such space each time Landlord receives or makes a bona fide offer, from or to a third party, which both Landlord and the third party are willing to accept, to lease such space, whether or not Tenant has previously exercised or refused to exercise the rights herein contained with respect to such space or other space. If Tenant rejects or is deemed to have rejected a bona fide offer of which Tenant is notified, and if (i) such third-party bona fide offer is not consummated within five (5) months; (ii) the effective rental rate to be paid pursuant to the bona fide offer changes in any respect so as to become more than ten percent (10%) more favorable to the prospective tenant (iii) there is any change in the term, expansion rights, extension rights, or renewal rights proposed in the Lease Proposal; or (iv) there is any other material change in the nonmonetary terms of the bona fide offer, then the RFR Space shall again become subject to the terms of this § 1.3.1 et seq. and shall again be offered to Tenant as provided above. As used in the previous sentence, the term effective rental rate means an amount determined by taking the total base rental and deducting all abatements, allowances, cost of non-monetary tenant inducements (e.g., health club memberships, etc.), tenant

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

improvement costs in excess of Building-standard, and any other monetary inducements. The foregoing right of first refusal shall be subject to the existing tenants’ or occupants’ of the First Refusal Space renewing their existing leases pursuant to options to extend or renew which were in existence in their written lease agreements as of the date of this Lease.

(e) Confirmatory Documentation. After Tenant validly exercises the right of first refusal provided herein, the parties shall execute an amendment to the Lease adding the First Refusal Space, or such other documentation as Landlord shall require, promptly after Landlord shall prepare the same, in order to confirm the leasing of such First Refusal Space to Tenant; but an otherwise valid exercise of the rights of first refusal contained herein shall be fully effective, whether or not such confirmatory documentation is executed.

(f) Failure to Exercise. If Tenant shall fail to exercise its right of first refusal after notice by Landlord of the receipt of a bona fide third-party offer to lease the RFR Space within the time specified herein, such right shall be deemed to have lapsed and expired with respect to that particular RFR Summary, and Landlord may, for a period of five (5) months, enter into a lease pursuant to the terms of the RFR Summary with the prospective tenant named therein.

(g) Default and Termination. Tenant’s exercise of such right of first refusal hereunder shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. The exercises of the right of first refusal herein shall, at Landlord’s election, be null and void if a material Event of Default exists which remains outstanding and uncured on the date Tenant exercises its rights hereunder. Tenant agrees that time is of the essence of rights of first refusal specified herein.

(h) Effect of Transfer. If Tenant subleases or assigns an aggregate total of more than fifty percent (50%) of the Premises at any time during the Term of this Lease, the rights of first refusal hereunder with respect to the Specific RFR Spaces shall terminate with immediate effect.

1.4 TERM. The term (the “Term”) for which the Premises are hereby leased shall commence on the “Commencement Date,” which shall be the earlier to occur of (i) the day on which the Premises are ready for occupancy (as defined in Article 3) or (ii) the day on which Tenant or anyone claiming under or through Tenant first occupies the Premises for business, and shall end at noon on the “Expiration Date,” which shall be the last day of the calendar month in which occurs the day preceding the fifth (5th) anniversary of the Commencement Date, or any earlier date upon which the Term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law. Promptly following the Commencement Date the parties hereto shall, if required by Landlord, enter into a supplementary agreement fixing the dates of the Commencement Date and the Expiration Date in the form which is attached hereto as Exhibit E and incorporated herein by reference.

1.4.1 Option to Extend. Tenant is hereby granted one (1) option to extend (the “Extension Option”) the Term of the Lease for an additional period of five (5) consecutive Lease Years (the “Extension Period”). The Extension Period term shall begin the first day following the Expiration Date of the Lease and shall take effect on the same terms and conditions in effect under the Lease immediately prior to the Extension Period, except that (i) Tenant shall have no further right to extend and (ii) monthly Base Rent shall be the rate which is Fair Market Value (as defined below). The Fair Market Value shall be the effective rent (face rate less free rent) being charged for comparable space in comparable buildings leased on comparable terms, including annual escalations and such other terms. Tenant’s Extension Option shall apply to the entire Premises under the Lease at the time of Tenant’s exercise, including any RFR Space and/or any RFO Space that may theretofore have been

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

added to the Premises pursuant to exercise of rights under § 1.3.1 and/or § 1.3.2 above, and shall not be eligible for exercise with respect to a portion of the Premises only.

(a) Exercise of Option. The Extension Option may be exercised only by (i) delivering in person to Landlord’s Building Manager in the Building Office written notice of Tenant’s irrevocable election to exercise no earlier than January 1, 2012, and no later than April 1, 2012, and (ii) collecting and retaining in exchange for such notice of exercise an original written receipt therefor signed and dated by Landlord’s Building Manager. Tenant’s exercise of its Extension Option shall not be effective or valid if there is any deviation in the timing or manner of exercise prescribed herein.

(b) Failure to Exercise. If Tenant shall fail validly and timely to exercise the option herein granted, the Extension Option shall terminate and shall be null and void and of no further force and effect.

(c) Fair Market Value. Provided that Tenant has validly exercised its option when and as required hereunder, Landlord shall, on or before May 1, 2012, provide written notice to Tenant of its determination of the Fair Market Value. Within fifteen (15) days after receiving such determination (and in no event later than May 15, 2012) (“Tenant’s Review Period”), Tenant shall irrevocably elect, in writing, to do one of the following: (i) accept Landlord’s determination; or (ii) object to Landlord’s determination and with such objection set forth in writing Tenant’s determination of the Fair Market Value. If Tenant so objects, Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Value using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (the “Outside Agreement Date”), then Landlord shall submit each party’s determination to arbitration in accordance with the then-current rules and procedures of the American Arbitration Association. If Tenant objects to Landlord’s determination of Fair Market Value, Tenant shall pay Rent at the Fair Market Value determined by Landlord until the matter is resolved by binding arbitration as provided below, subject to retroactive adjustment after the matter is so resolved. If Tenant fails so to accept or object to Landlord’s determination of Fair Market Value in writing within Tenant’s Review Period, Tenant shall conclusively be deemed to have approved of the Fair Market Value as determined by Landlord.

(d) Appointment of Arbitrators. Not later than fifteen (15) days following the Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the ten-year period ending on the date of such appointment in the leasing of commercial properties within northern San Mateo County. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Value for the Premises is the more accurate as determined by the arbitrators, taking into account the requirements of this § 1.4.1 et seq.

(e) Appointment of Third Arbitrator. The two (2) arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last-appointed arbitrator agree upon and appoint a third arbitrator, who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two arbitrators.

(f) Arbitrators’ Decision. The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Value, and shall notify Landlord and Tenant

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

thereof. The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant. The arbitrators shall not be permitted to set Fair Market Value to any level other than either Landlord’s or Tenant’s submitted Fair Market Value.

(g) Failure to Appoint. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of the parties shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the Commercial Arbitration Rules of the American Arbitration Association then in effect, but subject to the instructions set forth in this § 1.4.1 et seq..

(h) Cost of Arbitration. The cost of arbitration shall be paid by Landlord and Tenant equally.

(i) Default. Tenant’s exercise of the Extension Option shall, at Landlord’s election, be null and void if Tenant is in Default on the date of exercise or at any time thereafter and prior to commencement of the• Extension Period. Tenant’s exercise of the Extension Option shall not operate to cure any Default by Tenant nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such Default. If the Lease or Tenant’s right to possession of the Premises shall terminate before Tenant shall have exercised the Extension Option, then immediately upon such termination the Extension Option shall simultaneously terminate and become null and void.

(j) Time. Time is of the essence of this Extension Option.

1.5 RENT. The “Rent” reserved under this Lease, for the Term thereof, shall consist of the following:

(a)	“Base Rent” as set forth in the Table for the various spaces and periods described therein per month, which shall be payable in advance on the first day of each and every calendar month during the Term of this Lease, except that Tenant shall pay the first month’s Base Rent due under the Lease upon the execution and delivery of this Lease by Tenant; and

(b)	“Additional Rent” consisting of any and all other sums of money as shall become payable by Tenant to Landlord hereunder; and Landlord shall have the same remedies for default in the payment of Additional Rent as for a default in payment of Base Rent).

1.5.1 Payment of Rent. Tenant shall pay the Base Rent and Additional Rent promptly when due, without demand therefor and without any abatement, deduction, or setoff whatsoever, except as may be expressly provided in this Lease. Tenant shall pay the Rent to Landlord, in lawful money of the United States of America, at Landlord’s office at the Complex or at such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant. If the Commencement Date occurs on a day other than the first day of a calendar month, the Base Rent for such calendar month shall be prorated based on a 30-day month, and the balance of the first month’s Base Rent theretofore paid shall be credited against the next monthly installment of Base Rent.

1.5.2 Interest and Late Charges. If Tenant fails to pay any Rent when due, the unpaid amounts shall bear interest from the due date until paid at a rate per annum equal to the Prime Rate plus five percent (5%) or, if less, at the highest rate of interest permitted by applicable law. As used herein, “Prime Rate” means the prime rate published in the Money Rates section of the Wall Street Journal

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

(Western edition) as the same may change from time to time or in a similar publication if the Wall Street Journal ceases publication or ceases publication of its Money Rates section during the Term. Tenant acknowledges that the late payment of any monthly Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including administrative and collection costs and processing and account expenses, the exact amount of which it is difficult to ascertain. Therefore, in addition to interest, if any such installment is not received by Landlord within five (5) days from the date it is due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. In addition, any check returned by the bank for any reason will be considered late and will be subject to all late charges plus an additional returned check fee of Twenty Dollars ($20.00). After two such occasions upon which checks have been returned in any twelve-month period, Landlord will have the right to require payment by a cashier’s check or money order. Acceptance of any interest or late charge shall not constitute a waiver of Tenant’s default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease or at law or in equity, unless the payment of such interest and late charges is accompanied by all rentals then due and owning (notwithstanding anything to the contrary in § 20.2.1 below).

1.6 PROPERTY. For the purposes of this Lease, the “Property” shall mean the Building and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalk, parking garages and lots, and any and all other structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, Systems and Equipment (as defined in § 1.6.5 below), furniture and other personal property located thereon or therein and used in connection therewith, whether title is held by Landlord or its affiliates. The Property shall also be deemed to include such other of the Complex’s buildings or structures (and related facilities and parcels on which the same are located) as Landlord shall have incorporated by reference to the total square footage of the Building stated in § 1.3 above.

1.6.1 Common Areas. Tenant and its agents, employees, and invitees shall have the non-exclusive right with others designated by Landlord to the free use of the common areas in the Property and the Complex for the common areas’ intended and normal purpose. The term common areas shall mean elevators, sidewalks, parking areas, driveways, hallways, stairways, public restrooms, common entrances, lobbies, and other similar public areas and access ways.

1.6.2 Athletic Facility. Notwithstanding the foregoing, the common areas do not include the Building’s athletic facility (the “Athletic Facility”), which is an unsupervised and unattended weight and exercise room and shower facility. Tenant acknowledges that Landlord presently makes available (but is not obligated under this Lease to make available) the Athletic Facility for the general use of all tenants and their officers and employees, subject to such rules and regulations as Landlord may impose from time to time in its sole and absolute discretion regarding the use thereof. Tenant shall cause each of its officers and employees using the Athletic Facility to sign and deliver to Landlord an “Athletic Facility Use Agreement” in the form attached hereto as Exhibit D, as such form may be revised by Landlord from time to time in its sole and absolute discretion. Tenant understands and agrees that no individual shall be permitted use of or access to the Athletic Facility unless and until such individual shall have first signed and delivered the Athletic Facility Use Agreement to Landlord. Landlord shall have the right to limit the use of the Athletic Facility in any manner it may deem necessary, or to discontinue the Athletic Facility altogether, at any time, in its sole and absolute discretion, and neither Tenant nor its officers or employees shall be entitled to any

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

compensation, credit, allowance, or offset of expenses or Rent as a result of any such limitation or discontinuance.

1.6.3 Reservation to Landlord. Notwithstanding anything to the contrary herein, possession of areas necessary for utilities, services, safety, and operation of the Property, including the Systems and Equipment, telephone closets (whether located in the common areas or in the Premises), fire exits and stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property thereabove, and the use thereof, together with the right to install, maintain, operate, repair, and replace any part of the Systems and Equipment in, through, under, or above the Premises in locations that will not materially interfere with Tenant’s use of the Premises, are hereby excepted from both the Premises and the common areas and are reserved by Landlord and not demised to Tenant. Tenant’s access to the telephone closets on each floor and the Building’s main telephone room shall be subject to the Rules (as defined in § 13.1 below) and shall be permitted only with Landlord’s written consent and under the supervision of Landlord’s Building Engineer on each occasion that such access is sought.

1.6.4 Changes and Alterations of the Property. Landlord reserves the right to make repairs, alterations, additions, or improvements, structural or otherwise, in or to the Property or Complex as deemed necessary or desirable in Landlord’s sole and absolute discretion, so long as such repairs or alterations do not materially and unreasonably interfere with Tenant’s access to or beneficial use of the Premises for their intended purposes. Landlord reserves the right hereunder to do the following: (i) install, use, maintain, repair, and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the various parts of the Property above the ceiling surfaces, below the floor surfaces, within the walls, and in the central core areas; (ii) to relocate any pipes, ducts, conduits, wires, and appurtenant meters and equipment which are located in the Premises or located elsewhere outside the Premises; (iii) expand the Building or the Complex; (iv) make changes to the Property or the Complex, including changes, expansions, and reductions in the location, size, shape, and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, parking spaces, and parking areas; (v) close any of the common areas, so long as reasonable access to the Premises remains available; (vi) use the common areas while engaged in making additional improvements, repairs, or alterations to the Property, Complex, or any portion thereof; and (vii) do and perform such other acts and make such other changes in, to, or with respect to the Property, Complex, common areas, and Building as Landlord may deem appropriate. The exercise of any of the foregoing rights shall not subject Landlord to claims for constructive eviction, abatement of Rent, damages, or other claims of any kind, except as otherwise expressly provided in this Lease. If Landlord enters the Premises to exercise any of the foregoing rights, Landlord shall provide reasonable advance written or oral notice to Tenant’s on-site manager.

1.6.5 Systems and Equipment. As used in this Lease, “Systems and Equipment” means collectively any existing plant, machinery, transformers, duct work, intrabuilding network cables and wires that transmit voice, data, and other telecommunications signals (“INC”), and other equipment, facilities, and systems designed to supply water, heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for the Property.

2    USE

2.1 USE AND ENJOYMENT OF PREMISES. Tenant shall use and occupy the Premises for executive and general offices and for no other purpose. Notwithstanding anything contained herein to the contrary,

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

Tenant may use portions of the Premises not to exceed one hundred fifty (150) usable square feet for the preparation and reheating of food and beverages, including the use of refrigerators, ice makers, coffee machines, hot plates, microwave ovens, or similar heating devices (but not for the actual cooking of food) for service only to Tenant’s employees and business invitees.

2.1.1 Suitability. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Property, or the Complex, or with respect to the suitability of same for the conduct of Tenant’s business, except as expressly provided in this Lease. Tenant’s acceptance of possession of the Premises shall conclusively establish that the foregoing were at such time in satisfactory condition. Landlord makes no representation to Tenant regarding the installation, ownership, location, or suitability for Tenant’s purposes of the INC in the Building.

2.1.2 Insurance Rates. Tenant shall not do or suffer anything to be done in or about the Premises, nor shall Tenant bring or allow anything to be brought into the Premises, which will in any way increase the rate of any fire insurance or other insurance upon the Property or its contents, cause a cancellation of said insurance, or otherwise affect said insurance in any manner.

2.1.3 Use to Comply with Laws. Tenant shall use the Premises in conformity with all applicable Laws, as specified in Article 6 below.

2.1.4 Floor Loading. Tenant shall not place or permit to be placed on any floor a load exceeding eighty (80) pounds per square foot or such lower floor load as such floor was designed to carry.

2.2 NUISANCE AND WASTE. Tenant also shall not do or suffer anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Property or injure or annoy said tenants or occupants, nor shall Tenant use or suffer the Premises to be used for any unlawful purposes. In no event shall Tenant cause or permit any nuisance in or about the Premises, and no loudspeakers or similar devices shall be used without the prior written approval of Landlord, which approval may be withheld in Landlord’s sole and absolute discretion. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. The provisions of this section are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant’s business in the Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its sole expense, shall procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

2.3 COMPLIANCE WITH CERTIFICATE OF OCCUPANCY. Tenant shall not at any time use or occupy the Premises, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in violation of the Certificate of Occupancy for the Premises or for the Building.

3    PREPARATION OF THE PREMISES

3.1 CONDITION OF PREMISES. Except as otherwise expressly provided in § 3.2 below and the “Work Letter Agreement” which has been executed by Landlord and Tenant concurrently with their execution of this Lease substantially in the form attached hereto as Exhibit F, Tenant shall accept the Premises, any existing Improvements in the Premises (as defined in § 10.1 below), and the Systems and Equipment serving the same in an “as is” condition on the date the Term commences, and Landlord shall have no obligation to improve, alter, remodel, or otherwise modify the Premises prior to Tenant’s occupancy.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

3.2 LANDLORD’S PREPARATION. Landlord shall use reasonable diligence in completing and preparing the Premises for Tenant’s occupancy in the manner and subject to the terms, conditions, and covenants set forth in the Work Letter Agreement. The facilities, materials, and work to be furnished, installed, and performed in the Premises by Landlord pursuant to the Work Letter Agreement are referred to as the “Work.” Any other installations, materials, and work which may be undertaken by or for the account of Tenant to prepare, equip, decorate, and furnish the Premises for Tenant’s occupancy are referred to as the “Tenant’s Work.”

3.2.1 Readiness for Occupancy. The Premises shall be deemed ready for occupancy on the earliest date on which all of the following conditions (the “Occupancy Conditions”) have first been met:

(a)	Substantial Completion of Work. The Work has been substantially completed; and it shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant’s beneficial use of the Premises for their intended purposes;

(b)	Access and Services. Reasonable means of access and facilities necessary to Tenant’s use and occupancy of the Premises, including corridors, elevators, stairways, heating, ventilating, air-conditioning, sanitary, water, and electrical facilities (but exclusive of parking facilities) have been installed and are in reasonably good operating order and available to Tenant; and

(c)	Certificate of Occupancy or Completion. A certificate of occupancy, certificate of completion, final inspection card, or similar required governmental approval (temporary or final) has been issued by the City of South San Francisco permitting use of the Premises for office purposes.

3.2.2 Tenant Delays. If the occurrence of any of the Occupancy Conditions and Landlord’s preparation of the Premises for occupancy shall be delayed owing to either (a) any act, omission, or failure of Tenant or any of its employees, agents, or contractors which shall continue after Landlord shall have given Tenant reasonable notice that such act, omission, or failure would result in delay, and such delay shall have been unavoidable by Landlord in the exercise of reasonable diligence and prudence; or (b) the nature of any items of additional work or change orders that Landlord undertakes to perform for the account of Tenant (including any delays incurred by Landlord, after making reasonable efforts, in procuring any materials, equipment, or fixtures of a kind or nature not used by Landlord as part of its standard construction) (collectively “Tenant Delays”), then the Premises shall be deemed ready for occupancy on the date when they would have been ready but for such Tenant Delays.

3.3 EARLY ENTRY. During any period that Tenant shall be permitted to enter the Premises prior to the Commencement Date other than to occupy the same (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent. If Tenant shall be permitted to enter the Premises prior to the Commencement Date for the purpose of occupying the same, Rent shall commence on such date at the rate specified in the Table for the first period during which Rent is payable after the Commencement Date; and if Tenant shall commence occupying only a portion of the Premises prior to the Commencement Date, Rent shall be prorated based on the number of rentable square feet occupied by Tenant. Landlord shall permit early entry, provided the Premises are legally available and Landlord has completed any Work required under this Lease. In no event shall Tenant’s early entry extend or shorten the Term of the Lease set forth in § 1.2 above.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

3.4 NOTICE OF DEFECTS. It shall be conclusively presumed upon Tenant’s taking actual possession of the Premises that the same were in satisfactory condition (except for latent defects) as of the date of such taking of possession, unless within thirty (30) days after the Commencement Date Tenant shall give Landlord notice in writing specifying the respects in which the Premises were not in satisfactory condition.

4    ADJUSTMENTS OF RENT

4.1 TAXES, UTILITIES, AND OPERATING EXPENSES. In addition to the Base Rent and all other payments due under this Lease, Tenant shall pay to Landlord, in the manner set forth in this Article 4, as Additional Rent, the following amounts:

(a)	Increased Operating Expenses. An amount equal to Tenant’s Pro Rata Share of that portion of Operating Expenses paid by Landlord during each Adjustment Period which exceeds the amount of Base Operating Expenses (as all of such terms are defined in § 4.2 below).

(b)	Increased Utilities. An amount equal to Tenant’s Pro Rata Share of that portion of Utilities paid by Landlord during each Adjustment Period which exceeds the amount of Base Utilities (as all of such terms are defined in § 4.2 below).

(c)	Increased Taxes. An amount equal to Tenant’s Pro Rata Share of that portion of Real Estate Taxes paid by Landlord during each Adjustment Period which exceeds the amount of Base Real Estate Taxes (as all of such terms are defined in § 4.2 below).

Tenant’s Pro Rata Share of (i) such increase in Operating Expenses over the Base Operating Expenses, (ii) such increase in Utilities over Base Utilities, and (iii) such increase in Real Estate Taxes over the Base Real Estate Taxes is sometimes referred to collectively herein as the “Rental Adjustment.”

4.2 DEFINITIONS. For the purposes of this Lease, the following definitions shall apply:

(a)	Base Operating Expenses. “Base Operating Expenses” means the total of Operating Expenses paid by Landlord during calendar year 2008 (the “Base Expense Year”), as adjusted under § 4.5 below.

(b)	Base Utilities. “Base Utilities” means the total of Utilities paid by Landlord during calendar year 2008 (the “Base Utilities Year”), as adjusted under § 4.5 below.

(c)	Base Real Estate Taxes. “Base Real Estate Taxes” means the total of Real Estate Taxes paid by Landlord during calendar year 2008 (the “Base Tax Year”).

(d)	Tenant’s Pro Rata Share. “Tenant’s Pro Rata Share” as to the Building is the percentage labeled as such in the Table in § 1.2 and is calculated by dividing the agreed rentable area of the Premises (numerator) by the agreed rentable area of the Property (denominator) and expressing the resulting quotient as a percentage. “Tenant’s Pro Rata Share” as to the Complex is the percentage labeled as such in the Table in § 1.2 as is calculated by dividing the agreed rentable area of the Premises (numerator) by the agreed rentable area of the Complex (denominator) and expressing the resulting quotient as a percentage. Tenant’s Pro Rata Share shall be increased during the Term in proportion to any increase in the area of the Premises in accordance with the formula stated herein.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

(e)	Adjustment Period. “Adjustment Period” as to Operating Expenses, Utilities, and Real Estate Taxes means each calendar year of which any portion occurs during the Term, excluding the Base Year and beginning with the first calendar year immediately following the Base Year.

(f)	Real Estate Taxes. “Real Estate Taxes” means all of the following charges, whether or not now customary or in the contemplation of the parties hereto, and whether or not general, special, ordinary, or extraordinary, which Landlord shall pay during any Adjustment Period because of or in connection with the ownership, leasing, or operation of the Property:

(1)	ad valorem real property taxes;

(2)	any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, fee, tax, or other imposition imposed by any authority, including any city, county, state, or federal governmental agency, or any school, agricultural, lighting, transportation, housing, drainage, or other improvement or special assessment district thereof;

(3)	any tax on Landlord’s ‘right’ to rent or ‘right’ to other income from the Building or as against Landlord’s business of leasing the Building;

(4)	any assessment, tax, fee, levy, or charge in substitution, partially or totally, of any assessment tax, fee, levy or charge previously included within the definition of Real Estate Taxes, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the Election of June, 1978, and that assessments, taxes, fees, levies, and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk, and road maintenance, refuse removal, and for other governmental services formerly provided without charge to property owners or occupants, and it being the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges be included within the definition of Real Estate Taxes for the purposes of this Lease;

(5)	any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Building or Property or the Rent payable hereunder, including any gross income tax or excise tax levied by any city, county, state, or federal governmental agency or any political subdivision thereof with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Property or any portion thereof;

(6)	any assessment, tax, fee, levy, or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Building or Property;

(7)	any assessment, tax, fee, levy, or charge by any governmental agency related to any transportation plan, fund, or system instituted within the geographic area of which the Building is a part; or

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

(8)	reasonable legal and other professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes.

Exclusions. Notwithstanding the foregoing, Real Estate Taxes shall not include (A) federal, state, or local income taxes; (B) franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes; or (C) penalties or interest for late payment of Real Estate Taxes.

(g)	Operating Expenses. “Operating Expenses” means all expenses, costs, and amounts (other than Real Estate Taxes and Utilities) of every kind and nature which Landlord shall pay during any Adjustment Period of which any portion occurs during the Term, because of or in connection with the ownership, management, repair, maintenance, restoration, and/or operation of the Property, including costs of the following:

(1)	permits, licenses, and certificates necessary to operate, manage, and lease the Property;

(2)	supplies, tools, equipment, and materials used in the operation, repair, and maintenance of the Property;

(3)	all insurance premiums for any insurance policies deemed necessary or desirable by Landlord (including workers’ compensation, health, accident, group life, public liability, property damage, earthquake, and fire and extended coverage insurance for the full replacement cost of the Property as required by Landlord or its lenders for the Property);

(4)	the deductible portion of any claim paid under any insurance policy maintained by Landlord in connection with its management and operation of the Property;

(5)	accounting, legal, inspection, consulting, concierge, and other services;

(6)	services of independent contractors;

(7)	compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance, repair, or overhaul of the Building or Property, and equipment, improvements, and facilities located within the Property, including engineers, janitors, painters, floor waxers, window washers, security, parking personnel, and gardeners;

(8)	operation and maintenance of a room for delivery and distribution of mail to tenants of the Building as required by the U.S. Postal Service (including an amount equal to the fair market rental value of the mail room premises);

(9)	management of the Building or Property, whether managed by Landlord or an independent contractor (including an amount equal to the fair market value of any on-site manager’s office);

(10)	rental expenses for (or a reasonable depreciation allowance on) personal property used in maintenance, operation, or repair of the Property and

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

installment equipment purchase or equipment financing agreements for such personal property;

(11)	costs, expenditures, or charges (whether capitalized or not) required by any governmental or quasi-governmental authority after the Commencement Date;

(12)	payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development;

(13)	amortization of capital expenses (including financing costs) incurred by Landlord after the Commencement Date in order to (A) comply with Laws, (B) reduce Property Operating Expenses or Utilities, or (C) upgrade the utility, efficiency, or capacity of any utility or telecommunication systems serving tenants of the Property;

(14)	operation, repair, and maintenance of all Systems and Equipment and components thereof (including replacement of components); janitorial service; alarm and security service; window cleaning; trash removal; elevator maintenance; cleaning of walks, parking facilities, and building walls; removal of ice and snow; replacement of wall and floor coverings, ceiling tiles, and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities; maintenance and repair of the roof and exterior fabric of the Building, including replacement of glazing as needed; maintenance and replacement of shrubs, trees, grass, sod, and other landscaped items, irrigation systems, drainage facilities, fences, curbs, and walkways; repaving and restriping parking facilities; and roof repairs;

(15)	the operation of any on-site maintenance shop(s) and the operation and maintenance of the Athletic Facility, any other fitness center, conference rooms, and all other common areas and amenities in the Property;

(16)	provision of shuttle busses, shuttle services, and drivers between the Complex and BART and SF0 airport, as required by the Bay Area Regional Transportation Act and deed covenants and restrictions applicable to the Complex; and

(17)	any other costs or expenses incurred by Landlord which are reasonably necessary to operate, repair, manage, and maintain the Building and Property in a first-class manner and condition and which are not otherwise reimbursed by tenants of the Building.

Exclusions. Notwithstanding the foregoing, Operating Expenses shall not include (A) depreciation, interest, and amortization on Superior Mortgages (as defined in § 18.1 below), and other debt costs or ground lease payments, if any; (B) legal fees in connection with leasing, tenant disputes, or enforcement of leases; (C) real estate brokers’ leasing commissions; (D) improvements or alterations to tenant spaces; (E) the cost of providing any service directly to, and reimbursed or paid directly by, any tenant; (F) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (G) costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

(such proceeds to be deducted from Operating Expenses in the year in which received); (H) capital expenditures, except those expressly permitted above; provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of (x) their useful lives, (y) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures, or (z) three (3) years.

(h)	Utilities. “Utilities” means all expenses, costs, and amounts of every kind and nature which Landlord shall pay during any Adjustment Period of which any portion occurs during the Term, because of or in connection with the electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning, and ventilating delivered to or consumed or used in or on the Property.

4.3 MANNER OF PAYMENT. To provide for current payments of the Rental Adjustment, Tenant shall pay as Additional Rent during each Adjustment Period an amount equal to Landlord’s estimate of the Rental Adjustment which will be payable by Tenant for such Adjustment Period. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of the estimated Rental Adjustment. It is the intention hereunder to estimate from time to time the amount of Tenant’s Rental Adjustment for each Adjustment Period and then to effect a reconciliation in the following year based on the actual expenses incurred for the preceding Adjustment Period, as provided in 4.4 below.

4.4 RECONCILIATION. On or before the first day of April of each year after the first Adjustment Period (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement (the “Statement”) setting forth the Rental Adjustment for the preceding year. If the actual Rental Adjustment for the preceding Adjustment Period exceeds the total of the estimated monthly payments made by Tenant for such Adjustment Period, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the Statement. If such total of estimated payments made exceeds the actual Rental Adjustment for such Adjustment Period, then Tenant shall receive a credit for the difference against payments of Rent next due. If the credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit, less any Rent then due. The obligations of Tenant and Landlord to make payments required under this § 4.4 shall survive the expiration or earlier termination of the Term of this Lease.

4.4.1 Changes in Method. So long as Tenant’s obligations hereunder are not materially adversely affected thereby, Landlord reserves the right reasonably to change from time to time the manner or timing of the foregoing payments. In lieu of providing one Statement covering Real Estate Taxes, Utilities, and Operating Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord’s right to require payment of Tenant’s obligations for actual or estimated Real Estate Taxes, Utilities, or Operating Expenses. In no event shall a decrease in Real Estate Taxes, Utilities, or Operating Expenses below the Base Operating Expenses, Base Utilities, or Base Real Estate Taxes ever decrease the monthly Base Rent or give rise to a credit in favor of Tenant.

4.4.2 Proration of Rental Adjustment. If the Term does not commence on January 1 or does not end on December 31, Tenant’s obligations to pay estimated and actual amounts towards Real Estate Taxes, Utilities, and Operating Expenses for such first or final calendar year shall be prorated to reflect the portion of such year(s) included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Real Estate Taxes, Utilities, and

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

Operating Expenses for such calendar year(s), as well as the Base Real Estate Taxes, Base Utilities, and Base Operating Expenses, by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be three hundred sixty-five (365).

4.5 GROSS-UP. If the Building is less than ninety-five percent (95%) occupied during the Base Period or any Adjustment Period, then Operating Expenses, Utilities, and Real Estate Taxes for the Base Period and/or such Adjustment Period shall be “grossed up” to that amount of Operating Expenses, Utilities, and Real Estate Taxes that, using reasonable projections, would normally have been incurred during the Base Period and/or such Adjustment Period if the Building had been ninety-five percent (95%) occupied during the Base Period and/or such Adjustment Period, as determined in accordance with sound accounting and management practices, consistently applied. Only those component elements or items of expense of Operating Expenses, Utilities, and Real Estate Taxes that are affected by variations in occupancy levels shall be grossed up.

4.6 ADJUSTMENT OF BASE OPERATING EXPENSES. Notwithstanding anything to the contrary contained in the Lease, the parties agree that Base Operating Expenses and Operating Expenses for any subsequent Adjustment Period (herein called “Subsequent Operating Expenses”) shall be subject to further adjustment by Landlord as follows:

(a)	Exclusion of Capital Expenditures. Landlord may exclude from Base Operating Expenses capital expenditures otherwise permitted, provided Landlord shall also exclude any amortization of such expenditures from Subsequent Operating Expenses.

(b)	Elimination of Recurring Expenses. If Landlord eliminates from any Subsequent Operating Expenses a category of recurring expenses previously included in Base Operating Expenses, Landlord may subtract such category from Base Operating Expenses commencing with such subsequent Adjustment Period.

(c)	New Recurring Expenses. If Landlord includes a new category of recurring Subsequent Operating Expenses not previously included in Base Operating Expenses, Landlord shall also include an amount (the “Assumed Base Amount”) for such category in Base Operating Expenses commencing in such subsequent Adjustment Period.

(d)	Assumed Base Amount. The “Assumed Base Amount” under § 4.6(c) above shall be the annualized amount of expenses for such new category in the first Adjustment Period it is included, reduced by an amount determined in Landlord’s sole good faith discretion (but in no event by an amount less than five percent (5%)) for each full or partial Adjustment Period that has elapsed during the Term of the Lease before such Adjustment Period.

4.7 ADJUSTMENT OF REAL ESTATE TAXES. If Base Real Estate Taxes are reduced as the result of protest, by means of agreement, as the result of legal proceedings, or otherwise, Landlord may adjust Tenant’s obligations for Real Estate Taxes in all years affected by any refund of taxes following the Base Tax Year; and Tenant shall pay Landlord within thirty (30)days after notice any additional amount required by such adjustment for any Adjustment Periods that have theretofore occurred. Tenant shall be entitled to receive a share of any refund or abatement of Real Estate Taxes received by Landlord to the extent of and in proportion to Tenant’s actual contribution to the amount of Real Estate Taxes paid by Landlord during the period to which such refund or abatement relates, but in no event shall Tenant be entitled to any refund with respect to Real Estate Taxes paid by Landlord during Tenant’s Base Tax Year. If Real Estate

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

Taxes for any Adjustment Period during the Term or any extension thereof shall be increased after payment thereof by Landlord for any reason, including error or reassessment by applicable governmental authorities, Tenant shall pay Landlord upon demand Tenant’s Pro Rata Share of such increased Real Estate Taxes. Tenant shall pay increased Real Estate Taxes whether Real Estate Taxes are increased as a result of increases in the assessment or valuation of the Property (whether based on a sale, change in ownership, refinancing of the Property, or otherwise), increases in the tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity, or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, if any Real Estate Taxes shall be paid based on assessments or bills by a governmental authority using a fiscal year other than a calendar year, Landlord may elect to average the assessments or bills for the subject calendar year, based on the number of months of such calendar year included in each such assessment or bill.

4.8 ALLOCATION WITHIN COMPLEX. So long as the Property shall be part of the Complex collectively owned or managed by Landlord or its affiliates or collectively managed by Landlord’s managing agent, Landlord may allocate Real Estate Taxes, Utilities, and Operating Expenses within the Complex and between the buildings and structures comprising the Complex and the parcels on which they are located, in accordance with sound accounting and management principles. In the alternative, Landlord shall have the right to determine, in accordance with sound accounting and management principles, Tenant’s Pro Rata Share of Real Estate Taxes, Utilities, and Operating Expenses based upon the totals of each of the same for all such buildings and structures, the land constituting parcels on which the same are located, and all related facilities, including common areas and easements, corridors, lobbies, sidewalks, elevators, loading areas, parking facilities, driveways, and other appurtenances and public areas, in which event Tenant’s Pro Rata Share shall be based on the ratio of the rentable area of the Premises to the rentable area of all buildings in the Complex.

4.9 LANDLORD’S RECORDS. Landlord shall maintain records with respect to Real Estate Taxes, Utilities, and Operating Expenses and determine the same in accordance with sound accounting and management practices, consistently applied. Although this Lease contemplates the computation of Real Estate Taxes, Utilities, and Operating Expenses on a cash basis, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each Adjustment Period includes substantially the same recurring items. Landlord reserves the right to change to a full accrual system of accounting so long as the same is consistently applied and Tenant’s obligations are not materially adversely affected. Tenant or its representative shall have the right to examine such records, upon reasonable prior written notice specifying such records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept, by sending such notice no later than forty-five (45) days following the furnishing of the Statement.

4.10 OTHER TAXES PAYABLE BY TENANT. In addition to the Base Rent and any other charges to be paid by Tenant hereunder, Tenant shall, as an element of Rent, reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by, or reasonably attributable to (A) the cost or value of Tenant’s equipment, furniture, fixtures, and other personal property located at the Premises, or the cost or value of any improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is held by Tenant or Landlord; (B) the gross or net Rent payable under this Lease, including any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (C) the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises or any portion thereof; or (D) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Tenant shall pay any rent tax, sales tax,

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

service tax, transfer tax, value-added tax, or any other applicable tax on the Rent or services herein or otherwise respecting this Lease.

4.11 RENT CONTROL. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

5    SECURITY DEPOSIT

5.1 DEPOSIT FOR SECURITY. Tenant shall deposit with Landlord an irrevocable sight-draft, on-demand letter of credit in the amount of Seven Hundred and Seventy Thousand Dollars ($770,000.00) (the “Security Deposit”) upon Tenant’s execution and submission of this Lease. The letter of credit shall be in a form and drawn upon an institution reasonably acceptable to Landlord. The letter of credit shall specify that it shall remain in force and be renewed annually automatically during the Term of the Lease, unless Landlord shall have received not less than thirty (30) days’ days written notice of cancellation or nonrenewal by the issuer, in which case Tenant shall substitute a new letter or credit on or before the expiration or cancellation of the existing letter of credit. The Security Deposit shall serve as security for the prompt, full, and faithful performance by Tenant of the terms and provisions of this Lease, including the value of future rents as damages in accordance with California Civil Code § 1951.2, as set forth in § 20.3 below. Landlord shall not be required to keep the Security Deposit separate from Landlord’s general funds or pay interest on the Security Deposit.

5.1.1 Application of Deposit. In the event that Tenant is in Default hereunder and fails to cure within any applicable time permitted under this Lease, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant’s obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages.

5.1.2 Restoration of Full Deposit. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord, within ten (10) days after written notice, an amount sufficient to restore the full amount of the Security Deposit. If the Premises shall be expanded at any time, or if the Term shall be extended at any increased rate of Rent, the Security Deposit shall thereupon be proportionately increased.

5.1.3 Disposition of Security Deposit. After the Expiration Date or any earlier termination of the Lease, any remaining portion of the Security Deposit shall be returned to Tenant after deduction of all amounts due as Rent or otherwise. Tenant expressly waives the provisions of § 1950.7 of the California Civil Code.

6    COMPLIANCE WITH LAWS

6.1 TENANT’S COMPLIANCE WITH LAWS. Tenant shall use the Premises in compliance with all applicable federal, state, county, and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders, and other such requirements, and decisions by courts in cases where such decisions are considered binding precedents in the State of California (the “State”), and decisions of federal courts applying the laws of the State (collectively “Laws”). Tenant shall, at its sole cost and

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

expense, promptly comply with each and all of such Laws, and also with the requirements of any board of fire underwriters or other similar body now or hereafter constituted to deal with the condition, use, or occupancy of the Premises, except in the case of required structural changes not triggered by Tenant’s change in use of the Premises or Tenant’s alterations, additions, or improvements therein. Tenant shall comply with all applicable Laws regarding the physical condition of the Premises, but only to the extent that the applicable Laws pertain to the particular manner in which Tenant uses the Premises or the particular use to which Tenant puts the Premises, if different from that permitted under Article 2 of this Lease. Tenant shall also comply with all applicable Laws which do not relate to the physical condition of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, VDT regulations, and illegal business operations, such as gambling. The judgement of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of such Laws shall be conclusive of that fact as between Landlord and Tenant.

6.1.1 Code Costs. Notwithstanding anything to the contrary in this Article 6, if the requirement of any public authority obligates either Landlord or Tenant to expend money in order to bring the Premises and/or any area of the Property into compliance with Laws as a result of (a) Tenant’s particular use or alteration of the Premises; (b) Tenant’s change in the use of the Premises; (c) the manner of conduct of Tenant’s business or operation of its installations, equipment, or other property therein; (d) any cause or condition created by or at the instance of Tenant, other than by Landlord’s performance of any work for or on behalf of Tenant; or (e) breach of any of Tenant’s obligations hereunder, then Tenant shall bear all costs (“Code Costs”) of bringing the Premises and/or Property into compliance with Laws, whether such Code Costs are related to structural or nonstructural elements of the Premises or Property.

6.2 LANDLORD’S COMPLIANCE WITH LAWS. Landlord represents that on the Commencement Date Landlord has no actual knowledge of any violation of any applicable Laws respecting the Premises. During the Term Landlord shall comply with all applicable Laws regarding the Premises and Property, except to the extent Tenant must comply under § 6.1 above.

7    HAZARDOUS MATERIALS

7.1 REGULATION OF HAZARDOUS MATERIALS. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, or discharge any “Hazardous Material” (as defined below) upon or about the Property, nor permit Tenant’s employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance, and handling within, the Premises of substances customarily used in offices, provided all of the following conditions are met:

(a)	such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Laws and the manufacturers’ instructions therefor;

(b)	such substances shall not be disposed of, released, or discharged on the Property and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require;

(c)

if any applicable Laws or Landlord’s trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises; and

(d)	any remaining such substances shall be completely, properly, and lawfully removed from the Property upon expiration or earlier termination of this Lease.

7.1.1 DEFINITION OF HAZARDOUS MATERIAL. The term “Hazardous Material” for purposes hereof shall mean any chemical, substance, material, or waste or component thereof which is now or hereafter listed, defined, or regulated as a hazardous or toxic chemical, substance, material, or waste or component thereof by any federal, state, or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

7.2 NOTIFICATION OF LANDLORD. Tenant shall promptly notify Landlord of (A) any enforcement, cleanup, or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property; (B) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material on or from the Premises; and (C) any matters where Tenant is required by law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health, or safety law.

7.3 LIST OF HAZARDOUS MATERIALS. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet (“MSDS”) issued by the manufacturer thereof, written information concerning the removal, transportation, and disposal of the same, and such other information as Landlord may reasonably require or as may be required by law.

7.4 CLEANUP. If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly, and in compliance with applicable Laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant’s expense. Such clean up and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this § 7.2 within five (5) days after written notice by Landlord, or such shorter time as may be required by Laws or in order to minimize any hazard to persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant’s agent through contractors or other parties selected by Landlord, at Tenant’s expense (without limiting Landlord’s other remedies under this Lease or applicable Laws).

7.5 CASUALTY DAMAGE. If any Hazardous Material is released, discharged, or disposed of on or about the Property and such release, discharge, or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents, or contractors, such release, discharge, or disposal shall be deemed casualty damage under Article 15 to the extent that the Premises or common areas serving the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Article 15 of this Lease.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

7.6 REFRIGERANT. Tenant shall not install any refrigerant-containing systems or equipment, including refrigerators, freezers, supplemental HVAC systems or self-contained air conditioners, without Landlord’s prior approval, which Landlord may withhold in its sole discretion. Unless Tenant shall have obtained Landlord’s prior written approval to install existing equipment after an inspection, at Tenant’s sole cost and expense, by Landlord’s engineer for defects and proper proposed installation in the Premises, all refrigerant-containing equipment and/or systems which Tenant installs in the Premises shall be new. Whether Tenant’s refrigerant-containing equipment or systems are defective and are properly installed shall be determined at the sole discretion of Landlord’s engineer. If Tenant wishes to install any refrigerant-containing equipment or systems, Tenant shall obtain and provide Landlord with copies of all required permits associated with such equipment or systems.

7.6.1 Removal of Refrigerant. Notwithstanding anything to the contrary in this Lease, Tenant shall remove all refrigerant and refrigerant-containing equipment and/or systems installed in the Premises by or on behalf of Tenant prior to the Expiration Date of this Lease. Prior to the removal of any such refrigerant or refrigerant-containing equipment and/or systems, Tenant shall submit to Landlord for Landlord’s approval, the names of Tenant’s contractors and all plans and specifications for such removal. Tenant and Tenant’s contractors shall comply with all legal requirements, industry practices and rules established by Landlord in performing such removal work. Tenant shall repair any damage to the Property or the Systems and Equipment associated with such removal, and Tenant shall be responsible for the costs associated with restoring the Property to the condition which existed immediately prior to any modification undertaken by Landlord in order to accommodate Tenant’s refrigerant-containing equipment or systems.

8    SERVICES AND UTILITIES

8.1 LANDLORD’S SERVICES. Landlord agrees to provide, on the terms and conditions specified herein, the following services and utilities for Tenant’s use and consumption in the Premises, the cost of which shall be included in Operating Expenses and/or Utilities and reimbursed to Landlord in accordance with § 4.1 above:

(a)	Electricity. Electricity for standard office lighting fixtures and for equipment and accessories customary for offices, provided (i) the connected electrical load of all the same does not exceed an average of four (4) watts per usable square foot of the Premises (or such lesser amount as may be available, based on the safe and lawful capacity of the existing electrical circuit(s) and facilities serving the Premises); (ii) the electricity will be at nominal 120 volts, single phase (or 110 volts, depending on available service in the Building); and (iii) the safe and lawful capacity of the existing electrical circuit(s) serving the Premises is not exceeded. Landlord will permit its electric feeders, risers, and wiring servicing the Premises to be used by Tenant to the extent available and safely capable of being used for such purpose.

(b)	Telecommunications Interface. Interface with the telephone network at the demarcation point or minimum point of entry (“MPOE”) supplied by the local regulated public utility by means of Landlord’s INC consisting of cable pairs with a capacity consistent with the engineering standards to which the Building was designed.

(c)

HVAC. Heat, ventilation, and air-conditioning (“HVAC”) to provide a temperature required, in Landlord’s reasonable opinion and in accordance with applicable Laws, for the comfortable occupancy of the Premises during business hours (as defined in § 8.1.1 below). Landlord shall not be responsible for inadequate air-conditioning or ventilation to the extent the same occurs because Tenant uses any item of equipment consuming more than

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

500 watts at rated capacity without providing adequate air-conditioning and ventilation therefor.

(d)	Water. Water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of other tenants at the Property.

(e)	Janitorial Services. Customary office cleaning and trash removal service Monday through Friday or Sunday through Thursday in and about the Premises.

(f)	Elevator Services. Operatorless passenger elevator service and freight elevator service (if the Property has such equipment serving the Premises, and subject to scheduling by Landlord) in common with Landlord and other tenants and their contractors, agents, and visitors.

8.1.1 Business Hours. The term business hours in this Lease shall mean the hours from 8:00 a.m. until 6:00 p.m. on Monday through Friday and from 9:00 a.m. until 1:00 p.m. on Saturday throughout the year, except for New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other federally-observed holiday which may be created during the Term (“Holidays”).

8.2 ADDITIONAL ELECTRICAL CAPACITY. Any additional risers, feeders, or other equipment or service proper or necessary to supply Tenant’s electrical requirements will be installed by Landlord, upon written request of Tenant, at the sole cost and expense of Tenant, if, in Landlord’s sole judgement, the same are necessary and will not cause permanent damage or injury to the Property, the Premises, or the Systems and Equipment or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs, or expense or interfere with or disturb other tenants or occupants. Rigid conduit only will be allowed.

8.2.1 Approved Electrical Load. Tenant agrees not to connect any additional electrical equipment of any type to the building electric distribution system, beyond that on Tenant’s approved plans for initial occupancy, other than lamps, typewriters, and other office machines which consume comparable amounts of electricity or other electrical equipment which in the aggregate consumes the same amount of electricity as those approved for initial occupancy and will not result in any overload of electrical circuits, lines, or wiring, without Landlord’s prior written consent. In no event shall Tenant use or install any fixtures, equipment, or machines the use of which in conjunction with other fixtures, equipment, and machines in the Premises would result in an overload or the electrical circuits servicing the Premises. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation existing at the time in question.

8.3 ADDITIONAL TELECOMMUNICATIONS CAPACITY. If Tenant desires any telecommunications capacity in excess of that available as of the Commencement Date in the form of the INC between the MPOE and the telephone closet nearest the Premises and provided pursuant to § 8.1 above, Tenant shall bear the cost of installing additional risers or INC or replacing existing INC serving the Premises pursuant to Article 9 below.

8.4 REPLACEMENT BULBS AND TUBES. Tenant shall furnish, install, and replace, as required, all non-Building-standard lighting tubes, lamps, bulbs, and ballasts required in the Premises, at Tenant’s sole cost and expense. All lighting tubes, lamps, bulbs, and ballasts so installed become Landlord’s property upon the expiration or sooner termination of this Lease.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

8.5 TWENTY-FOUR HOURS ACCESS. Subject to the provisions of § 8.8, Tenant, its employees, agents, and invitees shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week. Landlord may restrict access outside of business hours by requiring persons to show a badge or identification card issued by Landlord. Landlord shall not be liable for denying entry to any person unable to show the proper identification. Landlord may without liability temporarily close the Building if required because of a life-threatening or Building-threatening situation.

8.6 EXTRA SERVICES. Landlord shall, subject to all applicable Laws, seek to provide such utilities or services in excess of those Landlord is required to provide under § 8.1 above as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Property or the Systems and Equipment and if Landlord shall receive Tenant’s request within a reasonable period prior to the time such extra utilities or services are required. Landlord may comply with written or oral requests by any officer or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to three (3) for each floor on which the Premises are located) and procedures for written requests. Tenant shall, for such extra utilities or services, pay such charges as Landlord shall from time to time establish.

8.6.1 Extraordinary Service Usage. If Tenant shall utilize Building services for the Premises at any time other than during business hours, Landlord shall furnish such extraordinary services (excluding air-conditioning, except as provided below) at Landlord’s then-current prevailing rate for such services. In addition to the foregoing services, if Tenant shall require air-conditioning service for the Premises at any time other than during business hours, Landlord shall, upon reasonable advance notice from Tenant, furnish such after-hours air-conditioning service at Landlord’s then-current prevailing rate for such services as a separate charge; provided, however, in the event Tenant requests such after-hours air-conditioning service at a time not immediately preceding or immediately succeeding times when “regular hours” service is being furnished hereunder, then Tenant must request not less than five (5) hours of after-hours air-conditioning service. Notwithstanding anything contained herein to the contrary, Landlord’s prevailing rate for the extraordinary services described herein shall be subject to increase from time to time as Landlord may reasonably determine.

8.6.2 Payment for Excess Usage. All charges for extra utilities or services or those requested outside business hours shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within twenty (20) days after such billing.

8.6.3 Changes in HVAC System. Use of the Premises, or any part thereof, in a manner exceeding the design conditions (including occupancy and connected electrical load) for the heating or cooling units in the Premises, or rearrangement of partitioning which interferes with normal operation of the HVAC system in the Premises, may require changes in the HVAC system servicing the Premises. Such changes shall be made by Tenant, at its expense, as Tenant’s Changes pursuant to Article 9. Tenant shall not change or adjust any closed or sealed thermostat or other element of the HVAC system without Landlord’s express prior written consent.

8.6.4 Separate Metering. Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article 8 (including a system for Landlord’s engineer reasonably to estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord’s reasonable charges for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical, or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment), and Landlord’s reasonable charges for such amount of excess services or utilities used by Tenant. If Tenant’s use of extra

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

utilities or services causes Landlord’s regulated baseline quantities of water, gas, electricity, or any other utility or service to be exceeded, Tenant shall pay for such excess quantities of such utilities or services at the rate which is imposed upon Landlord for quantities in excess of the regulated baseline. In addition, Tenant shall pay prior to delinquency any fine or penalty which may be imposed upon or assessed against Landlord or the Building or the Property by virtue of Tenant’s excess usage of any services or utilities, including water, gas, and electricity.

8.7 INTERRUPTION OF SERVICES. Landlord does not warrant that any services or utilities provided hereunder for Tenant’s use in the Premises will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water or supplies, governmental requirements or requests, or other causes beyond Landlord’s reasonable control, including interference with light or other incorporeal hereditaments and any interruption in services or any failure to provide services to Landlord by a designated utility company at the demarcation point at which Landlord accepts responsibility for such service or at any point prior thereto, which interference impedes Landlord in furnishing plumbing, HVAC, electrical, sanitary, life safety, elevator, telecommunications, or other Building services, utilities, or the Systems and Equipment. None of the same shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, shall render Landlord liable to Tenant for abatement of Rent, or shall relieve Tenant from performance of Tenant’s obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption, or other compensatory or consequential damages.

8.8 SAFETY AND SECURITY DEVICES, SERVICES, AND PROGRAMS. The parties acknowledge that safety and security devices, services, and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts or ensure safety of persons or property, and such devices, services and programs shall not under any circumstances be deemed to be a guaranty, representation, or warranty by Landlord to Tenant or any third parties as to the safety or protection of person or property. The risk that any safety or security device, service, or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests; and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 14. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

9    TENANT’S CHANGES

9.1 TENANT’S REQUESTED CHANGES. Tenant may, subject to § 9.2 below, from time to time during the Term of this Lease, at its expense, make such alterations, additions, installations, substitutions, improvements, and decorations (collectively “Tenant’s Changes”) in and to the Premises as Tenant may reasonably consider necessary for the conduct of its business in the Premises (except for changes which would require modification of the Property outside the Premises), on the following conditions:

(a)	the outside appearance or the strength of the Building or of any of its structural parts shall not be affected, and Tenant shall cause no penetration of the roof or the exterior fabric of the Building;

(b)	no part of the Building outside of the Premises shall be physically affected;

(c)	the proper functioning of any of the Systems and Equipment shall not be adversely affected, and the usage of such systems by Tenant shall not be increased;

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

(d)	no such change shall require the addition of new INC riser cable or expand the number of telephone pairs dedicated to the Premises by the Buildings’ telecommunications engineering design;

(e)	in performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in the following sections of this Article 9; and

(f)	with respect to Tenant’s Changes, Tenant shall make all arrangements for, and pay all expenses incurred in connection with, use of the freight elevators servicing the Premises.

9.2 PLANS AND APPROVAL. Before proceeding with any Tenant’s Changes, Tenant shall advise Landlord thereof and arrange a meeting with the Building Manager, the Building Architect, and/or the Building Contractor, as required by Landlord in relation to the scope of the proposed Changes. Except in extraordinary circumstances which would reasonably require an exception, all work to be performed in the Building shall be performed by the Building Contractor on the basis of plans and drawings prepared by the Building Architect. If Landlord grants permission for Tenant to utilize another contractor and/or architect for its Changes, before proceeding with any Tenant’s Changes, Tenant shall submit to Landlord plans and specifications and all changes and revisions thereto for the work to be done for Landlord’s reasonable approval; and Tenant shall, upon demand of Landlord, pay to Landlord the reasonable costs incurred and paid to third parties by Landlord for the review of such plans and specifications and all changes and revisions thereto by its architect, engineer, and other consultants. Landlord may as a condition of its approval require Tenant to make reasonable revisions in and to the plans and specifications. Landlord may require Tenant to post a bond or other security reasonably satisfactory to Landlord to insure the completion of such change. If Landlord consents to any Tenant’s Changes or supervises the work of constructing any Tenant’s Changes, such consent or supervision shall not be deemed a warranty as to the adequacy of the design, workmanship, or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same. Landlord shall under no circumstances have any obligation to repair, maintain, or replace any portion of such work.

9.2.1 As-Built Plans. Within thirty (30) days after completion of Tenant’s Changes requiring the submission of plans to Landlord, Tenant shall furnish to Landlord a complete set of “as-built” plans and specifications.

9.3 PERMITS AND PERFORMANCE. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant’s Changes and for final approval thereof upon completion and shall furnish copies thereof to Landlord. Tenant shall cause Tenant’s Changes to be performed in compliance therewith and with all applicable Laws and requirements of public authorities and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations in the Property. Tenant’s Changes shall be performed in such manner as not unreasonably to interfere with, delay, or impose any additional expense upon Landlord in the renovation, maintenance, or operation of the Property or any portion thereof, unless Tenant shall indemnify Landlord therefor to the latter’s reasonable satisfaction.

9.4 CONTRACTORS. All electrical, mechanical, and plumbing work in connection with Tenant’s Changes shall be performed by Landlord’s contractors at Tenant’s expense. If Tenant shall request any electrical, mechanical, or plumbing work in connection with Tenant’s Changes, Landlord shall request Landlord’s contractors to furnish Tenant with prices to perform the same prior to prosecuting same. In addition to the foregoing, and notwithstanding anything to the contrary in this Article 9, Landlord may, at

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

Landlord’s option, require that the work of constructing any Tenant’s Changes be performed by Landlord’s contractor, in which case the cost of such work shall be paid for before commencement of the work.

9.5 SUPERVISION AND FEE. Landlord may require that all work of constructing Tenant’s Changes be performed under Landlord’s supervision. If Landlord does not elect to require that Tenant use Landlord’s contractor, and if Tenant chooses to use its own contractor for the work of constructing Tenant’s Changes, Tenant shall pay to Landlord upon completion of any such work by Tenant’s contractor an administrative fee of ten percent (10%) of the cost of the work, to cover Landlord’s overhead in reviewing Tenant’s plans and specifications and performing any supervision of the work of Tenant’s Changes. If Tenant chooses to use Landlord’s contractor for such work, Tenant shall pay to Landlord upon completion an administrative fee equal to five percent (5%) of the cost of the work.

9.6 RESTORATION OF FIXTURES. If any of Tenant’s Changes shall involve the removal of any fixtures, equipment, or other property in the Premises which are not Tenant’s Property (as defined in Article 10), such fixtures, equipment, or other property shall be promptly replaced, at Tenant’s expense, with new fixtures, equipment, or other property (as the case may be) of like utility and at least equal value, unless Landlord shall otherwise expressly consent in writing; and Tenant shall, upon Landlord’s request, store and preserve, at Tenant’s sole cost and expense, any such fixtures, equipment or property so removed and shall return same to Landlord upon the expiration or sooner termination of this Lease.

9.7 MECHANIC’S LIENS. Tenant shall keep the Property and Premises free from any mechanic’s, materialman’s, or similar liens or other such encumbrances, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures, or articles so installed in and constituting part of the Premises, in connection with any Tenant’s Changes on or respecting the Premises not performed by or at the request of Landlord and shall indemnify, defend, protect, and hold Landlord harmless from and against any claims, liabilities, judgements, or costs (including attorneys’ fees) arising out of the same or in connection with any such lien, security interest, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant shall give Landlord written notice at least twenty (20) days prior to the commencement of work on any Tenant’s Change in the Premises (or such additional time as may be necessary under applicable Laws), in order to afford Landlord the opportunity of posting and recording appropriate notices of nonresponsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord; and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Property or Premises to any liens or encumbrances, whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property or Premises arising in connection with any Work on or respecting the Premises not performed by or at the request of Landlord shall be null and void, or, at Landlord’s option, shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Property and Premises.

9.8 NOTICES OF VIOLATION. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant’s Changes which shall be issued by any governmental, public, or quasi-public authority having or asserting jurisdiction. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, provided that Landlord’s rights hereunder are in no way compromised or diminished thereby.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

9.9 INDUSTRIAL RELATIONS. Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 9 or any other provision of this Lease shall not be done in a manner which would create any work stoppage, picketing, labor disruption, or dispute or violate Landlord’s union contracts affecting the Property and/or Complex or interfere with the business of Landlord or any Tenant or occupant of the Building. Tenant shall, immediately upon notice from Landlord, cease any activity, whether or not permitted by this Lease, giving rise to such condition. If Tenant fails to do so, Landlord, in addition to any rights available to it under this Lease and pursuant to Law, shall have the right to an ex parte injunction without notice.

10    TENANT’S PROPERTY

10.1 FIXTURES AND IMPROVEMENTS. All fixtures, equipment, improvements, alterations, and appurtenances attached to or built into the Premises at the commencement of or during the Term of this Lease, including cabinets, sinks, faucets, appliances, hot water heaters, etc. (collectively “Improvements”), whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be deemed the property of Landlord, and shall not be removed by Tenant, except as expressly provided in Article 11 below.

10.2 TENANT’S PROPERTY AND TRADE FIXTURES. All movable partitions, trade fixtures, office machinery and equipment, communications equipment, and computer equipment (whether or not attached to or built into the Premises) which are installed in the Premises by or for the account of Tenant, without expense to Landlord and which can be removed without structural damage to the Property, and all furniture, furnishings, and other articles of movable personal property owned by Tenant and located in the Premises (collectively “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by it at any time during the Term of this Lease; provided that if any of Tenant’s Property is removed, Tenant or any party or person entitled to remove same shall repair or pay the cost of repairing any damage to the Premises or to the Property resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant or which has replaced such items originally provided by Landlord at Landlord’s expense shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant’s Property.

11     CONDITION UPON SURRENDER

11.1 CONDITION AND RESTORATION. At or before the Expiration Date or the date of any earlier termination of this Lease, or as promptly as practicable using Tenant’s best efforts after such an earlier termination date, Tenant, at its expense, shall do all of the following:

(a)	surrender possession of the Premises in the condition required under § 12.1 below, ordinary wear and tear excepted;

(b)	surrender all keys, any key cards, and any parking stickers or cards to Landlord and give Landlord in writing the combinations of any locks or vaults then remaining in the Premises;

(c)	remove from the Premises all of Tenant’s Property, including any data wiring and cabling that Tenant has installed, except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord; and

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

(d)	fully repair any damage to the Premises or the Property resulting from such removal.

Tenant’s obligations herein shall survive the expiration or earlier termination of the Lease, unless expressly provided to the contrary herein. All Improvements and other items in or upon the Premises (except Tenant’s Property), whether installed by Tenant or Landlord, shall be Landlord’s property and shall remain upon the Premises, all without compensation, setoff, allowance, or credit to Tenant; provided, however, that if prior to such expiration or earlier termination Landlord so directs by notice, Tenant shall promptly remove such of the Improvements in the Premises as are designated in such notice and shall restore the Premises to their condition prior to the installation of such Improvements. Notwithstanding the foregoing, Landlord shall not require removal of improvements installed pursuant to the Work Letter Agreement, if any (except as expressly provided to the contrary therein), or installed by Tenant with Landlord’s written approval (except as expressly required by Landlord in connection with granting such approval).

11.2 TENANT’S FAILURE TO REMOVE OR RESTORE. If Tenant shall fail to perform any repairs or restoration or fail to remove any items from the Premises as required under this Article 11, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant’s expense, and Landlord shall in no event be responsible for the value, preservation, or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant’s right to possession shall at Landlord’s option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Laws, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

12    REPAIRS AND MAINTENANCE

12.1 TENANT’S CARE OF PREMISES. Except for customary cleaning and trash removal provided by Landlord under § 8.1 above and damage covered under Article 15, Tenant shall keep the Premises in good and sanitary condition, working order, and repair, including carpet, wall-covering, doors pertinent to and within the Premises, plumbing, all telecommunications cables and wiring within Tenant’s Premises (“IW”) from the interface of such IW with the INC, and other fixtures, equipment, alterations, and improvements, whether installed by Landlord or Tenant. In addition, Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Premises and the Property, as shall be required by reason of (a) the performance or existence of Tenant’s Work or Tenant’s Changes; (b) the installation, use, or operation of Tenant’s Property in the Premises; (c) the moving of Tenant’s Property in or out of the Building; or (d) the misuse or neglect of Tenant or any of its employees, agents, or contractors. Tenant, at its expense, shall replace all scratched, damaged, or broken doors or other glass in or about the Premises and shall be responsible for all repairs, maintenance, and replacement of wall and floor coverings in the Premises and for the repair and maintenance of all lighting fixtures therein. All repairs except for emergency repairs made by Tenant as provided herein shall be performed by contractors or subcontractors approved in writing by Landlord prior to commencement of such repairs, which approval shall not be unreasonably withheld or delayed. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs, maintenance, and replacements, and the costs paid or incurred by Landlord therefor shall be reimbursed by Tenant promptly after request by Landlord.

12.2 LANDLORD’S CARE OF PROPERTY. Landlord, at its expense, shall keep and maintain the common areas of the Property and the Systems and Equipment serving the Premises in good working order, condition, and repair and shall make all repairs, structural and otherwise, interior and exterior, as and

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

when needed in or about the Premises, except for those repairs for which Tenant is responsible pursuant to § 12.1 above or any other provisions of this Lease. Landlord shall maintain and repair all INC in the Building, and Tenant shall have no right to make repairs to INC. The cost of Landlord’s maintenance and repairs pursuant to this Article 12 shall be reimbursed to Landlord to the extent provided in Article 4 above.

12.3 WAIVER BY TENANT. Tenant waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition, and repair.

13    RULES AND REGULATIONS

13.1 OBSERVANCE AND MODIFICATION. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations attached hereto as Exhibit C (the “Rules”) and such reasonable changes therein (whether by modification, elimination, or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, so long as such changes do not unreasonably affect the conduct of Tenant’s business in the Premises, except as required by any applicable Law; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules as originally promulgated or as changed, the provisions of this Lease shall control.

13.2 APPLICATION TO TENANT. Nothing in this Lease shall be construed to impose upon Landlord any obligation to Tenant to enforce the Rules or the terms, covenants, or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents, or visitors.

14    INSURANCE AND INDEMNIFICATION

14.1 TENANT’S INSURANCE. Tenant shall obtain and maintain in effect at all times during Tenant’s possession of the Premises the following insurance coverages and policies:

14.1.1 Liability Insurance. Tenant shall maintain a policy of commercial general liability insurance, which shall include coverages for (a) personal injury; (b) contractual liability; and (c) property damage liability. The minimum limits of liability shall be a combined single limit with respect to each occurrence of not less than Two Million Dollars ($2,000,000) and an aggregate limit of not less than Three Million Dollars ($3,000,000). The policy shall contain a cross-liability endorsement and a severability of interest clause. Tenant shall increase the insurance coverage as required by Landlord’s lender or if Landlord’s insurance consultant believes that the coverage is not adequate.

14.1.2 Tenant’s Business Personal Property Insurance. Tenant shall maintain on all of its business personal property, including valuable business papers and accounts receivable; operating supplies; inventory; and furniture, fixtures, and equipment (whether owned, leased, or rented) (collectively “Business Personal Property”) a “special perils” property damage insurance policy including coverage for sprinkler leakage and containing an agreed amount endorsement (or, if applicable, a business owner’s policy with a no-coinsurance provision) in an amount not less than one hundred percent (100%) of the full replacement cost valuation of such Business Personal Property. The proceeds from any such policy shall be used by Tenant for the replacement of such Business Personal property.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

14.1.3 Workers’ Compensation Insurance. Tenant shall maintain workers’ compensation insurance as required by law and employer’s liability insurance in an amount not less than Five Hundred Thousand Dollars ($500,000).

14.1.4 Business Interruption/Extra Expense Insurance. Tenant shall maintain business interruption or (if applicable) contingent business interruption and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings and incurred costs attributable to the perils commonly covered by Tenant’s property insurance described in § 14.1.2 above. Such insurance will be carried with the same insurer that issues the insurance for Tenant’s Business Personal Property pursuant to § 14.1.2 above.

14.1.5 Other Coverage. Tenant, at its cost, shall maintain such other insurance as Landlord may reasonably require from time to time, but in no event may Landlord require any other insurance which is not then available at commercially reasonable rates.

14.2 TENANT’S INSURANCE CRITERIA. All insurance required to be maintained by Tenant under this Lease shall conform to the following criteria:

(i) Tenant’s insurance shall be issued by insurance companies authorized to do business in the State of California with a financial rating of at least A:XIII for any property insurance and at least A-:IX for any liability insurance, as rated in the most recent edition of Best’s Insurance Reports;

(ii) Tenant’s insurance shall be issued as primary;

(iii) Tenant’s liability and property insurance policies shall name Tenant as the insured and Landlord, Landlord’s agents, and any Lessors and Holders (as such terms are defined in § 18.1 below) whose names shall have been furnished to Tenant as additional insureds;

(iv) Tenant’s insurance shall contain an endorsement requiring at least thirty (30) days’ written notice from the insurance company to each insured and additional insured before cancellation of any coverage or policy; and

(v) with respect to damage to or loss of Tenant’s Business Personal Property, a waiver of subrogation must be obtained, as required under § 14.4 below.

14.2.1 Blanket Coverage. All of the insurance requirements set forth herein on the part of Tenant to be observed shall be deemed satisfied if the Premises are covered by a blanket insurance policy complying with the limits, requirements, and criteria contained in this Article 14 insuring all or most of Tenant’s facilities in California.

14.2.2 Evidence of Coverage. A certificate of insurance shall be deposited with Landlord at the commencement of the Term or, if earlier, upon Tenant’s taking possession of the Premises; and on renewal of the policy a certificate of insurance listing the insurance coverages required hereunder and naming the appropriate additional insureds shall be deposited with Landlord not less than seven (7) days before expiration of the policy.

14.3 LANDLORD’S INSURANCE. Landlord shall maintain “all risk” property damage insurance containing an agreed amount endorsement covering not less than one hundred percent (100%) of the full insurable replacement cost valuation of (y) the Building and the tenant improvements, betterments, and the alterations thereto; and (z) Landlord’s personal property, business papers, furniture, fixtures, and equipment (collectively “Landlord’s Property”), exclusive of the costs of excavation, foundations and footings, and risks required to be covered by Tenant’s insurance, and subject to commercially reasonable

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

deductibles. Landlord shall also obtain and keep in full force the following policies of insurance: (a) commercial general liability insurance; (b) loss of rent insurance (also known as rent continuation insurance); (c) workers’ compensation insurance, if required by applicable Law; and (d) such other insurance as Landlord deems appropriate or as may be required by any Holder or Lessor.

14.4 RELEASES AND WAIVERS OF SUBROGATION. The purpose of this provision is to allow Landlord and Tenant to allocate and assume certain risks to coincide with insurance coverages required to be maintained pursuant to the terms to this Lease. Landlord and Tenant recognize the benefit that each will receive from the waivers of subrogation each is required to obtain pursuant to this § 14.4 and that there are significant advantages to each in connection with minimizing duplication of insurance coverages. Accordingly, Landlord and Tenant agree to accept and place the limitations which follow on each other’s respective liabilities and responsibility for damages in order to coincide with required insurance coverages.

14.4.1 Tenant’s Property Agreement. In light of Tenant’s agreement to insure Tenant’s Business Personal Property in accordance with § 14.1.2 above, Tenant agrees that Landlord will have no liability to Tenant in the event Landlord damages or destroys, negligently or otherwise, all or any part of Tenant’s Business Personal Property. Tenant will cause to be placed in its insurance policies covering Tenant’s Business Personal Property a waiver of subrogation so that its insurance company will not become subrogated to Tenant’s rights and will not be able to proceed against Landlord in connection with any such damage or destruction.

14.4.2 Landlord’s Property Agreement. In light of Landlord’s agreement to insure Landlord’s Property in accordance with § 14.3 above, Landlord agrees that Tenant will have no liability to Landlord in the event that Tenant damages or destroys, negligently or otherwise, all or any part of Landlord’s Property. Landlord will cause to be placed in its insurance policies covering Landlord’s Property a waiver of subrogation so that its insurance company will not become subrogated to Landlord’s rights and will not be able to proceed against Tenant in connection with any such damage or destruction.

14.4.3 Tenant’s Release. Landlord shall not be responsible or liable to Tenant for any damages or destruction to Tenant’s Business Personal Property caused by Landlord’s employees, agents, visitors, invitees, guests, or independent contractors (collectively “Landlord’s Associates”), and Tenant hereby releases Landlord from any claims, liabilities, demands, losses, damages, consequential damages, and the like, including reasonable attorneys’ fees and court costs (collectively “Claims”) resulting from damage or destruction to Tenant’s Business Personal Property caused directly or indirectly by Landlord and/or Landlord’s Associates; provided, however, that nothing herein shall be deemed to release Landlord’s independent contractors from any such Claims Tenant may have against Landlord’s independent contractors.

14.4.4 Landlord’s Release. Tenant shall not be responsible or liable to Landlord for any damages or destruction to Landlord’s Property caused by Tenant’s employees, agents, visitors, invitees, guests, or independent contractors (collectively “Tenant’s Associates”), and Landlord hereby releases Tenant from any Claims resulting from damage or destruction to Landlord’s Property caused directly or indirectly by Tenant and/or Tenant’s Associates; provided, however, that nothing herein shall be deemed to release Tenant’s independent contractors from any such Claims Landlord may have against Tenant’s independent contractors.

14.4.5 Damage to Business and Loss of Rents. In light of Landlord’s agreement to carry continuation of rent insurance pursuant to § 14.3 above and Tenant’s agreement to carry business interruption insurance (extra expense insurance) in accordance with § 14.1.4 above, in the event that

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

Landlord’s Property is damaged or destroyed because of any act or conduct, negligent or otherwise, by Tenant and/or by Tenant’s Associates, Landlord shall have no rights against Tenant by virtue of such damage or destruction, and Landlord hereby releases Tenant from all Claims, including claims for loss of rent, by Landlord directly or indirectly resulting from the damage or destruction of Landlord’s Property by conduct by Tenant and/or by Tenant’s Associates. Likewise, in the event that Tenant’s Business Personal Property is damaged or destroyed because of any act or conduct, negligent or otherwise, by Landlord and/or by Landlord’s Associates, Tenant shall have no rights against Landlord by virtue of such damage or destruction, and Tenant hereby releases Landlord from all Claims by Tenant directly or indirectly resulting from the damage or destruction to Tenant’s Business Personal Property by the conduct of Landlord and/or Landlord’s Associates, including Claims for loss of business or loss of profits. Notwithstanding the foregoing, nothing herein shall be deemed to release Tenant’s or Landlord’s independent contractors from any liability to Tenant and/or Landlord.

14.4.6 Injury and Death to Individuals. Landlord and Tenant understand that waivers of subrogation do not apply to injury to and death of individuals. Landlord and Tenant shall each carry insurance, as provided by this Article 14, in connection with injury and death to individuals. Landlord hereby agrees to indemnify and hold Tenant harmless from any Claims which Tenant may otherwise have with respect to injury or death to individuals occurring within the Property but outside the Premises, except to the extent that such injury or death is caused by Tenant and/or Tenant’s Associates, through negligence or otherwise, and is not covered by the insurance Landlord is required to carry under this Lease. Likewise, Tenant agrees to indemnify, defend, protect, and hold Landlord harmless from any Claims for injury or death to persons occurring within the Premises or caused, directly or indirectly, by Tenant or Tenant’s Associates outside the Premises, except to the extent such injuries or death are caused by Landlord and/or Landlord’s Associates, through negligence or otherwise, and are not covered by the insurance Tenant is required to carry under this Lease.

14.4.7 Abatement of Rent. Except as may be expressly provided elsewhere in this Lease, Tenant shall not be entitled to Rent abatement and shall not otherwise have, and hereby releases Landlord from, any Claims resulting from Tenant’s inability to utilize all or any part of the Premises, except to the extent that Tenant is unable to use all or any part of the Premises and does not use all or any part of the Premises as a result of Landlord’s intentional decision to refuse to provide access to the Building and/or the Premises and/or to provide services and/or utilities to Tenant as required to be provided by Landlord to Tenant pursuant to this Lease, where such refusal is not caused by a Force Majeure occurrence.

14.4.8 Availability of Waiver of Subrogation. If an insurance policy cannot be obtained with a waiver of subrogation or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation at no additional cost or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation with respect to the particular insurance involved.

14.5 OTHER CASES OF DAMAGE OR INJURY. In all cases not covered by the foregoing provisions of this Article 14, Tenant hereby assumes all risk of damage to property or injury to persons in, upon, or about

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

the Premises from any cause other than the active negligence or intentional misconduct of Landlord and its agent or employees. Without limiting the generality of the foregoing, Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise, or property of Tenant or Tenant’s Associates or any other person in or about the Premises caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction, or other defects of the Systems and Equipment, pipes, sprinklers, wires, INC. appliances, plumbing, heating, air-conditioning, or lighting fixtures of the same, whether the damage or injury results from conditions arising upon the Premises or upon other portions of the Property, the Complex, or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant or occupant of the Property or Complex. In all cases not covered by the foregoing provisions of this Article 14, Tenant shall indemnify, defend, protect, and hold Landlord harmless against (a) any and all Claims arising from any death or injury to any person or damage to any property whatsoever occurring in, on, or about the Premises or any part thereof, and (b) any and all Claims occurring in, on or about any of the Common Areas, the Property, or the Complex, when such injury or damage is caused in whole or in part by the act, negligence, fault, or omission of any duty with respect to the same by Tenant or Tenant’s Associates. In all cases not covered by the foregoing provisions of this-Article 14, Tenant shall further indemnify, defend, protect, and hold Landlord harmless from and against any and all Claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease, or arising from any act or negligence of Tenant or Tenant’s Associates, and from and against all costs, attorneys’ fees, expenses, and liabilities incurred in connection with any such Claim or any action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such Claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord; provided, however, that Tenant shall not be liable in any case for damage to property or death or injury to person(s) occasioned by the active negligence or intentional misconduct of Landlord or Landlord’s Associates, unless covered by insurance Tenant is required to provide.

15    DAMAGE OR DESTRUCTION

15.1 LOSS COVERED BY INSURANCE. If at any time prior to the expiration or termination of this Lease the Premises or the Property is wholly or partially damaged or destroyed by any casualty which results in a loss to Landlord that is fully covered by insurance maintained by Landlord or for Landlord’s benefit (or required to be maintained by Landlord pursuant to § 14.3 above), which casualty renders the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant’s business, the parties agree that the following provisions shall modify their obligations under this Lease after such damage or destruction.

15.1.1 Repairs Which Can Be Completed Within Six (6) Months. Within thirty (30) days after Tenant’s written notice to Landlord of such damage or destruction, Landlord shall provide Tenant with notice of its determination of whether the damage or destruction can be repaired within six (6) months after the commencement of the work of repairing such damage or destruction without the payment of overtime or other premiums. If all repairs to Premises or Property can, in Landlord’s judgement, be completed within six (6) months following the date of the commencement of the work of repairing such damage or destruction without the payment of overtime or other premiums, Landlord shall, at Landlord’s expense, repair the same; and this Lease shall remain in full force and effect, except that a proportionate reduction of the Rent shall be allowed Tenant to the extent that the Premises shall be rendered inaccessible or unusable by Tenant and are not used by Tenant during the period of time that such portion is unusable or inaccessible and not used by Tenant.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

15.1.2 Repairs Which Cannot Be Completed Within Six (6) Months. If all such repairs to the Property and Premises cannot, in Landlord’s judgement, be completed within six (6) months following the commencement of the work of repairing such damage or destruction without the payment of overtime or other premiums, Landlord shall notify Tenant of such determination; and in such an event, either Landlord or Tenant may, at its option, upon written notice to the other party given within sixty (60) days after the occurrence of such damage or destruction, elect to terminate this Lease as of the date of the occurrence of such damage or destruction. In the event that neither Landlord nor Tenant elects to terminate the Lease in accordance with the foregoing provisions, then Landlord shall, at Landlord’s expense, repair such damage or destruction; and in such event, this Lease shall continue in full force and effect, except that the Rent shall be proportionately reduced as provided in § 15.1.1 above; provided, however, that if any such repair is not commenced by Landlord within ninety (90) days after the occurrence of such damage or destruction or is not substantially completed by Landlord within nine (9) months after the occurrence of such damage or destruction, then in either such event Tenant may, at its option, upon written notice to Landlord, elect to terminate this Lease as of the date of Landlord’s receipt of such notice. Notwithstanding the foregoing, Tenant shall have no right to terminate this Lease in the situation just described if all of the following conditions, are met: (x) Landlord shall have informed Tenant in its notice of determination that the repair of such damage or destruction could not be substantially completed by Landlord within nine (9) months after the occurrence of such damage or destruction; (y) Tenant shall not have elected to terminate the Lease by written notice delivered to Landlord within sixty (60) days after the occurrence of such damage or destruction; and (z) Landlord shall have commenced the work of repairing such damage or destruction.

15.2 LOSS NOT COVERED BY INSURANCE. If at any time prior to the expiration or earlier termination of this Lease the Premises or the Property is totally or partially damaged or destroyed in connection with a casualty, which loss to Landlord is not fully covered by insurance maintained by Landlord or for Landlord’s benefit (or required to be maintained by Landlord pursuant to § 14.3 above); and if such damage renders the Premises inaccessible or unusable to Tenant for their intended purpose in the ordinary course of its business, Landlord may, at its option, upon written notice given to Tenant within sixty (60) days after Tenant’s written notice to Landlord of the occurrence of such damage or destruction, either (a) elect to repair or to restore such damage or destruction or (b) elect to terminate this Lease. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect, except that the Rent shall be proportionately reduced as provided in § 15.1.1 above. If Landlord does not elect by notice to Tenant to repair such damage, the Lease shall terminate as of the date of Tenant’s receipt of Landlord’s notice of election to terminate. Notwithstanding the foregoing, if all repairs to the Premises or the Building cannot, in Landlord’s reasonable judgement, be completed within six (6) months following the date of the commencement of the work of repairing such damage or destruction without the payment of overtime or other premiums, then either Landlord or Tenant may at the option of either, upon written notice to the other party given within sixty (60) days after the occurrence of such damage or destruction, elect to terminate this Lease as of the date of such notice.

15.3 DESTRUCTION DURING FINAL YEAR. Notwithstanding anything to the contrary contained in §§ 15.1 and l5.2, if the Premises or the Building are wholly or partially damaged or destroyed within the final twelve (12) months of the Term of this Lease or, if an applicable renewal option has been exercised, during the last year of any renewal term, in such a way that Tenant shall be prevented from using the Premises for at least thirty (30) consecutive days as a result of such damage or destruction, then either Landlord or Tenant may, at the option of either, by written notice to the other party delivered within sixty (60) days after the occurrence of such damage or destruction, elect to terminate the Lease as of the date of such notice.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

15.4 DESTRUCTION OF TENANT’S PROPERTY. Under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant’s Property. However, as part of Operating Expenses, Landlord shall cause to be insured the Improvements in the Premises which do not consist of Tenant’s Property and shall cause such Improvements to be repaired and restored at Landlord’s sole expense, except that Tenant shall pay any applicable deductible. Landlord shall have no responsibility for any contents placed or kept in or on the Premises or the Property by Tenant or Tenant’s employees or invitees or any other person claiming through Tenant.

15.5 EXCLUSIVE REMEDY. Landlord and Tenant agree that their respective rights and obligations in the event of any damage or destruction of the Premises, Property, or Complex shall be governed exclusively by this Lease. Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases Tenant’s rights under California Civil Code §§ 1932(2), 1933(4), and 1942, as the same may be modified or replaced hereafter. No damages, compensation, setoff, allowance, or claim shall be payable by Landlord for any inconvenience, interruption, or cessation of Tenant’s business or any annoyance arising from any damage to or destruction of all or any portion of the Premises, Property, or Complex.

16    EMINENT DOMAIN

16.1 CONDEMNATION. If the whole or any material part of the Premises or Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose; or if any adjacent property or street shall be so taken, condemned, reconfigured, or vacated by such authority in such manner as to require the use, reconstruction, or remodeling of any part of the Premises or Property; or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation (collectively “Takings”), Landlord shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred and eighty (180) days after the date of such Taking. Tenant shall have reciprocal termination rights, on the same terms and conditions and to be exercised in the same manner as the foregoing sentence provides, if the whole or any material part of the Premises is permanently taken, or if access to the Premises is permanently materially impaired.

16.2 RENTAL APPORTIONMENT. All Rent shall be apportioned as of the date of such termination or the date of such Taking, whichever shall first occur. If any part of the Premises shall be taken, and this. Lease shall not be so terminated, the Rent shall be proportionately abated.

16.3 AWARDS AND DAMAGES. Landlord shall be entitled to receive the entire award or payment in connection with any Taking, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for moving expenses, so long as such claim does not diminish the award available to Landlord and such claim is payable separately to Tenant.

16.4 TEMPORARY CONDEMNATION. If part or all of the Premises are condemned for a limited period of time (“Temporary Condemnation”), this Lease shall remain in effect. The Rent and Tenant’s obligations for the part of the Premises taken shall abate during the Temporary Condemnation in proportion to the part of the Premises that Tenant is unable to use in its business operations as a result of the Temporary Condemnation. Landlord shall receive the entire award for any Temporary Condemnation.

17    ASSIGNMENT AND SUBLETTING

17.1 CONSENT REQUIRED FOR TRANSFER. Tenant agrees that it shall not assign, sublet, mortgage, hypothecate, or encumber this Lease, nor permit or allow the Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. The actions described

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

in the foregoing sentence are referred to collectively herein as “Transfers” and individually as a “Transfer.” If the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the subtenant or occupant and apply the net amount collected to the Rent herein reserved; but no Transfer, occupancy, or collection shall be deemed a waiver of the provisions hereof, the acceptance of the subtenant or occupant as tenant, or a release of Tenant from the further performance hereunder by Tenant. The consent by Landlord to a Transfer shall not relieve Tenant from obtaining the Landlord’s express written consent to any further Transfer. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance.

17.1.1 Corporate Transferor. If Tenant is a corporation, the provisions of § 17.1 shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this Lease (but subject to the limitations and provisions of § 17.13 below).

17.2 NOTICE OF INTENT TO TRANSFER. If Tenant shall at any time or times during the Term of this Lease desire to assign this Lease or sublet all or part of the Premises, Tenant shall give notice thereof (the “Transfer Notice”) to Landlord, which notice shall set forth all of the following:

(a)	the proposed terms of the assignment or subletting, including (i) the effective or commencement date thereof, which shall be not less than thirty (30) nor more than one hundred eighty (180) days after the giving of such notice; (ii) in the case of a proposed assignment, the consideration therefor; and (iii) in the case of a proposed subletting, the rental rate to be paid by the proposed subtenant (including any escalation or Additional Rent payable), the term of the proposed sublease (including any renewal options), any work to be performed or paid for by Tenant, the amount of any security deposit, the cost and extent of any so-called “take-over” obligations to be assumed by Tenant on behalf of such subtenant, the amount of any rent concessions to be granted by Tenant, and any other additional monetary or so-called “business” terms or conditions;

(b)	a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business, and its proposed use of the Premises; and

(c)	current financial information with respect to the proposed assignee or subtenant, including its most recent financial report, and any other information which may reasonably be required by Landlord.

17.3 LANDLORD’S RECAPTURE RIGHT. The Transfer Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at its option, terminate this Lease as to all or the affected portion of the Premises (as the case may be) as of the effective date of the proposed Transfer. Landlord may exercise its recapture right by notice to Tenant at any time within thirty (30) days after Landlord’s receipt of Tenant’s Transfer Notice; and during such thirty-day period Tenant shall not assign this Lease nor sublet such space to any person.

17.3.1 Date of Termination. If Landlord exercises its option to terminate this Lease as provided in § 17.3 above, this Lease shall end and expire on the date that such Transfer was to be effective or commence, as the case may be, and the Base Rent and Additional Rent shall be paid and apportioned to such date.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

17.4 CONDITIONS OF CONSENT. If Landlord does not exercise its recapture right pursuant to § 17.3 above, and providing that Tenant is not in default of any of Tenant’s obligations under this Lease after notice and the expiration of any applicable grace period, Landlord’s consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided the following conditions are met:

(a)	Tenant shall have complied with the provisions of § 17.2 above, and Landlord shall not have exercised its recapture right pursuant to § 17.3 above within the time permitted therefor;

(b)	In Landlord’s reasonable judgement the proposed assignee or subtenant is engaged in a business which would use the Premises, or the relevant part thereof, in a manner which is in keeping with the then-current standards of the Building, is limited to the use expressly permitted under this Lease, and will not violate any negative covenant or other restriction or agreement as to use contained in any other lease of space in the Complex;

(c)	The proposed assignee or subtenant is a reputable entity or person of good character and with reasonably sufficient financial worth considering the responsibility involved (and in no event of less financial standing than Tenant), is not subject to any toxic or hazardous materials cleanup order with respect to any other property, and Landlord has been furnished with reasonable proof thereof;

(d)	Neither the proposed assignee or sublessee nor any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Complex, provided Landlord then has suitable space in the Complex available for leasing. For purposes of this Lease control shall be deemed to mean ownership of more than fifty percent (50%) of all the voting stock of a corporation or more than fifty percent (50%) of all the legal and equitable interest in any other business entity;

(e)	The proposed assignee or sublessee is not a person or entity with whom Landlord is then negotiating to lease space in the Building;

(f)	The form of the proposed lease shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 17;

(g)	There shall not be more than two (2) subtenants (not including the Permitted Occupant (as defined in § 17.14 below) of the Premises);

(h)	The amount of the aggregate rent to be paid by the proposed subtenant is not less than the then-current market rent per rentable square foot for comparable space in the Complex, as though the Premises were vacant, and the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord in the Transfer Notice pursuant to § 17.2 above;

(i)	Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred or paid by Landlord to third persons in connection with said assignment or sublease, including costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent; and

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

(j)	Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to and approval by Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Complex or the rental rate;

(k)	Tenant shall not have listed the Premises for subletting or assignment at a rental rate less than the greater of (i) the Base Rent and Additional Rent then payable hereunder for such space or (ii) the Base Rent and Additional Rent at which Landlord is then offering to lease other comparable space in the Building; and

(1)	The sublease shall not allow the use of the Premises or any part thereof for (i) the sale of food for on or off-premises consumption or (ii) use by a foreign or domestic governmental agency.

Whether or not Landlord shall grant consent, Tenant shall pay $500.00 towards Landlord’s review and processing expenses in connection with any Transfer request, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

17.5 CONTINUATION OF LEASE TERMS. Each subletting pursuant to this Article 17 shall be subject to all of the covenants, agreements, terms, provisions, and conditions contained in this Lease. Notwithstanding any such subletting to any other subtenant and/or acceptance of Rent by Landlord from any subtenant, Tenant shall remain liable for the payment of the Base Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions, and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease; and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person or entity claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article 17. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise its recapture right under § 17.3 above, Tenant shall indemnify, defend, protect, and hold Landlord harmless against and from any and all Claims resulting from any Claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

17.6 LAPSE OF CONSENT. In the event that Landlord consents to a proposed Transfer described in the Transfer Notice and Tenant fails to execute and deliver the assignment or sublease described in the Transfer Notice to which Landlord consented within one hundred twenty (120) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of § 17.2 above before assigning this Lease or subletting all or part of the Premises.

17.7 TRANSFER DOCUMENTATION. With respect to each and every Transfer authorized by Landlord under the provisions of this Lease, it is further agreed as follows:

(a)	no subletting shall be for a term ending later than one day prior to the Expiration Date of this Lease;

(b)	no sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

(c)	each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination (whether by voluntary surrender or otherwise), re-entry, or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title, and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then-executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease; (ii) subject to any offset, credit, or allowance not expressly provided in such sublease which theretofore accrued to such subtenant against Tenant or (iii) bound by any previous modification of such sublease or by any previous prepayment of more than one month’s rentals; and

(d)	each assignment or sublease document must provide that the assignee or subtenant expressly assumes all obligations of the Tenant under the Lease as joint and several obligations without any release of Tenant.

17.8 TRANSFER PREMIUM. If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor pay to Landlord, as Additional Rent, the following amounts (collectively the “Transfer Premium”):

(a)	in the case of an assignment, an amount equal to fifty percent (50%) of all sums and other considerations paid to Tenant by the assignee for such assignment, not including sums paid for the sale of Tenant’s Property, and excluding the following: (i) then-customary brokerage commissions being paid by Landlord for leasing of space in the Building or, if less, the brokerage commission paid by Tenant in connection with the assignment; (ii) reasonable legal fees and disbursements; and (iii) reasonable amounts paid by Tenant for tenant improvements constructed for the assignee; and

(b)	in the case of a sublease, fifty percent (50%) of any rents, additional charge, or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Base Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, including sums paid for the sale or rental of Tenant’s Property, but excluding the following: (i) in the case of the sale or lease of Tenant’s Property, the fair-market value of Tenant’s Property; (ii) then-customary brokerage commissions being paid by Landlord for leasing of space in the Building or, if less, the brokerage commission paid by Tenant in connection with the sublease; (iii) reasonable legal fees and disbursements; and (iv) reasonable amounts paid by Tenant for tenant improvements constructed for the subtenant.

The sums payable as the Transfer Premium under this § 17.8 shall be paid to Landlord as and when payable by the subtenant or assignee to Tenant.

17.9 ASSUMPTION BY TRANSFEREE. Any Transfer, whether made with Landlord’s consent pursuant to § 17.1 or without Landlord’s consent pursuant to § 17.1.1, shall be made only if, and shall not be effective until, the assignee or subtenant shall execute, acknowledge, and deliver to Landlord an agreement in form and substance satisfactory to Landlord under which the assignee or transferee shall assume the obligations of this Lease on the part of Tenant to be performed or observed, from and after the date of

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

Transfer, and whereby the assignee or transferee shall agree that the provisions in § 17.1 shall, notwithstanding such Transfer, continue to be binding upon it in respect of all future Transfers. The original named Tenant covenants that, notwithstanding any Transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Base Rent and/or Additional Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Base Rent and Additional Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

17.10 NO WAIVER OR DISCHARGE. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed shall not be discharged, released, or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

17.11 LISTING OF NAME. The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any Transfer of this Lease or to any sublease of the Premises or to the use or occupancy of the Premises by others.

17.12 NET PROFITS AGREEMENT. Anything contained in the foregoing provisions of this Article 17 to the contrary notwithstanding, neither Tenant nor any other person or entity having an interest in the possession, use, occupancy, or utilization of the Premises shall enter into any lease, sublease, license, concession, or other agreement for use, occupancy, or utilization of space in the Premises which provides for rental or other payment for such use, occupancy, or utilization based, in whole or in part, on the net income or profits derived by any person from the premises leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales); and any such purported lease, sublease, license, concession, or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Premises.

17.13 AFFILIATES AND INVESTORS. Notwithstanding anything to the contrary in this Article 17, Landlord’s consent shall not be required in the event parties owning stock of Tenant desire to transfer a majority of the stock of Tenant to any party or parties, or in the event Tenant assigns this Lease or sublets the Premises or any portion thereof to any corporation or entity which controls, is controlled by, or is under common control with Tenant, provided and subject to the following conditions:

(a)	Tenant shall not be in default of any of the terms, covenants, or conditions on Tenant’s part to observe or perform hereunder;

(b)	such sublet or assignment shall be subject to all of the terms, covenants, and conditions of this Lease;

(c)	Tenant shall notify Landlord of such transfer, sublet, or assignment in accordance with § 17.2 hereof and, in the event of a sublease or transfer to an affiliate, furnish Landlord with reasonably satisfactory evidence that such sublessee or assignee controls, is controlled by, or is under common control with Tenant; and

(d)

in the event of a merger, consolidation, or transfer of substantially all of Tenant’s assets, the successor to Tenant has a net worth, computed in accordance with generally-accepted accounting principles, at least equal to the greater of (i) the net worth of Tenant immediately prior to such merger, consolidation, or transfer or (ii) the net worth of Tenant herein named on the date of this Lease; and proof

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

As used herein, the terms control and common control shall be deemed to mean that the ownership of fifty percent (50%) or more of all of the issued and outstanding voting shares of such corporation, or fifty percent (50%) or more of all the legal and equitable interest in any such business entities.

17.14 PERMITTED OCCUPANTS. Landlord hereby agrees that the provisions of this Article 17 shall not apply to the shared occupancy of individual offices in the Premises with Tenant by individuals renting not more than one (1) such office (the “Permitted Occupant”), provided that the space occupied by the Permitted Occupant shall not be separately demised or contain separate entrances, demarcations, or reception areas and the occupancy by the Permitted Occupant shall be upon and subject to all of the terms and conditions of this Lease.

18    SUBORDINATION AND ATTORNMENT

18.1 SUBORDINATION OF LEASE. This Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to (a) all ground leases, overriding leases, and underlying leases of the Building, Property, and/or the Complex now or hereafter existing; (b) all mortgages which may now or hereafter affect the Building, Property, or Complex and any of such leases, whether or not such mortgages shall also cover other lands and/or buildings; (c) each and every advance made or hereafter to be made under such mortgages; and (d) to all renewals, modifications, replacements, and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This § 18.1 shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder (“Holder”) of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article 18 are hereinafter sometimes referred to as “Superior Leases”; the mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes referred to as “Superior Mortgages”; and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter referred to as a “Lessor.” Notwithstanding the foregoing, Tenant agrees, upon written request from Landlord or any Holder or Lessor, to reorder the relative priority of the Lease with respect to any particular Superior Mortgage or Superior Lease so as to subordinate the lien of any such Superior Mortgage or Superior Lease to the Lease. Tenant agrees to execute any instrument which Landlord or any Holder or Lessor may present in order to effect such prioritization of the Lease, provided that such instrument does not modify any material term of the Lease or increase Tenant’s obligations thereunder.

18.2 NOTICE AND CURE RIGHT. In the event of any action or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right unless and until (i) Tenant shall have given written notice of such act or omission to the Holder of each Superior Mortgage and the Lessor of each Superior Lease whose name and address shall previously have been furnished to Tenant in writing; and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage Holder or Lessor within a reasonable period of time, a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Holder or Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Holder or Lessor shall with due diligence give Tenant written notice of intention

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

to remedy such act or omission and shall thereafter diligently and continuously prosecute such cure to completion.

18.3 ATTORNMENT. If the Lessor of a Superior Lease or the Holder of a Superior Mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights or other person having or acquiring title by virtue of such foreclosure or termination (herein sometimes referred to as “Successor Landlord”) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions, and covenants in this Lease, except as follows:

(a)	the Successor Landlord shall not be liable for any previous act or omission of Landlord under this Lease;

(b)	the Successor Landlord shall not be subject to any offset (unless expressly provided for in this Lease) which shall have theretofore accrued to Tenant against Landlord;

(c)	the Successor Landlord shall not be bound by any previous modification of this Lease, unless expressly provided for in this Lease, or by any previous prepayment of more than one month’s Base Rent, unless such modification or prepayment shall have been expressly approved in writing by the Lessor of the Superior Lease or the Holder of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

19    FINANCING REQUIREMENTS

19.1 LENDER-REQUESTED MODIFICATIONS. If, in connection with obtaining financing or refinancing for the Property or Complex a prospective lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant shall not withhold, delay, or unreasonably condition its consent thereto. It is agreed that, among the modifications which shall be deemed reasonable, are modifications to the subordination and attornment provisions of this Lease, modifications to the notice provisions of this Lease, modifications to the provisions of this Lease which permit the lender to cure any defaults by Landlord, and modifications to the provisions which grant additional time to cure as may be reasonably required by the lender.

19.2 FAILURE TO COMPLY. If Tenant fails or refuses to execute and deliver to Landlord, within fifteen (15) days after written notice to do so, the amendment(s) to this Lease accomplishing such reasonable modification(s), Landlord, at its sole option, shall have the right either (a) to terminate this Lease or (b) to execute the amendment for and on behalf of Tenant as its attorney-in-fact. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact solely to execute any documents required to carry out the intent of § 19.1 above on behalf of Tenant.

20    DEFAULT

20.1 TENANT’S DEFAULT. Tenant’s failure to perform any of its obligations under this Lease when due and in the manner required shall constitute a material breach and default (“Event of Default”) of this Lease by Tenant, subject to any cure period(s) permitted or available under applicable laws or statutes. In addition, the following shall also be deemed Events of Default hereunder:

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

(a)	Tenant’s failure to take possession of the Premises for a period of sixty (60) days or longer after the Commencement Date;

(b)	Tenant’s abandonment or vacation of the Premises;

(c)	any material misrepresentation or omission herein or in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering this Lease or in connection with any Transfer under Article 17;

(d)	cancellation of any guaranty of this Lease by any Guarantor;

(e)	failure by Tenant to cure within any applicable times permitted thereunder any default under any other lease for space in the Complex or any other buildings owned or managed by Landlord or its affiliates now or hereafter entered by Tenant; and any Default hereunder not cured within the times permitted for cure herein shall, at Landlord’s election, constitute a default under any other such lease or leases;

(f)	The levy of a writ of attachment or execution on this Lease or on any of Tenant’s property;

(g)	Tenant’s or any Guarantor’s general assignment for the benefit of creditors or arrangement, composition, extension, or adjustment with its creditors;

(h)	Tenant’s or any Guarantor’s filing of a voluntary petition for relief, or the filing of a petition against Tenant or any Guarantor in a proceeding under the Federal Bankruptcy laws or other insolvency laws which is not withdrawn or dismissed within forty-five (45) days thereafter; or, under the provisions of any law providing for reorganization or winding up of corporations, the assumption by any court of competent jurisdiction of jurisdiction, custody, or control of Tenant or any substantial part of its property, or of any Guarantor, where such jurisdiction, custody, or control remains in force unrelinquished, unstayed, or unterminated for a period of forty five (45) days;

(i)	In any proceeding or action in which Tenant is a party, the appointment of a trustee, receiver, agent; or custodian to take charge of the Premises or Tenant’s Property for the purpose of enforcing a lien against the Premises or Tenant’s Property; or

(j)	If Tenant or any Guarantor is a partnership or consists of more than one (1) person or entity, the involvement of any partner of the partnership or other person or entity in any of the acts or events described in subsections (i) through (1) above.

20.2 LANDLORD’S REMEDIES. Upon the occurrence of an Event of Default hereunder, Landlord shall have the right, in addition to any other rights or remedies Landlord may have under Laws, at Landlord’s option, without further notice or demand of any kind, to elect to do one of the following alternatives:

(i)	Terminate, this Lease and Tenant’s right to possession of the Premises, re-enter the Premises, and take possession thereof; and Tenant shall have no further claim to the Premises or under this Lease; or

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

(ii)	Continue this Lease in effect and collect any unpaid Rent or other charges which have theretofore accrued or which thereafter become due and payable. It is intended hereunder that Landlord have the remedy described in California Civil Code § 1951.4, which provides that a landlord may continue a lease in effect after a tenant’s breach and abandonment and recover rent as it becomes due, if tenant has the right to sublease or assign, subject only to reasonable limitations.

In the event of any re-entry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant’s Property from the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant.

20.2.1 No Waiver of Default. The waiver by Landlord of any Event of Default or of any other breach of any term, covenant, or condition of this Lease shall not be deemed a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition. Acceptance of Rent by Landlord subsequent to any Event of Default or breach hereof shall not be deemed a waiver of any preceding Event of Default or breach other than the failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant, or condition of this Lease, unless Landlord gives Tenant written notice of such waiver. Tenant should not rely upon Landlord’s failure or delay in enforcing any right or remedy hereunder.

20.2.2 Landlord’s Right to Cure. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to), without waiving such default, perform the same for the account and at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

20.3 DAMAGES. Should Landlord elect to terminate this Lease under the provisions of § 20.2 (i) above, Landlord may recover as damages from Tenant the following:

(a)	Past Rent: The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

(b)	Rent Prior to Award: The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)	Rent After Award: The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could have been reasonably avoided; plus

(d)	Proximately Caused Damages: Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys’ fees), incurred by Landlord in (i) retaking possession of the Premises; (ii) maintaining the Premises after Tenant’s default; (iii) preparing the Premises for reletting to a new tenant, including any repairs or alterations; and (iv) reletting the Premises, including brokers’ commissions.

“The worth at the time of the award” as used in subsections (a) and (b) above is to be computed by allowing interest at the rate of ten percent (10%) per annum or, if different, the legal rate then applicable

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

in California. “The worth at the time of the award” as used in subsection (c) above is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

20.4 LANDLORD’S DEFAULT. If Landlord fails to perform any covenant, condition, or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying a default and the relevant Lease provision, or if Landlord fails within that thirty-day period after notice to commence to cure any such default which cannot reasonably be cured within thirty (30) days, then, subject to § 21.1 below, Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord’s breach. Tenant shall not have the right to terminate this Lease or to withhold, reduce, or offset any amount against any payments of Rent or any other charges due and payable under this Lease, except to the extent that a specific Lease provision permits such termination or withholding, reduction, or offset of Rent

20.5 HOLDER’S RIGHT TO CURE. Tenant shall give any Holder a copy, by registered mail, of any notice of default served upon Landlord, provided that Tenant previously has been notified in writing of the address of such Holder. If Landlord fails to cure such default within the time provided in this Lease, any such Holder shall have an additional forty-five (45) days within which to cure such default by Landlord or, if such default cannot reasonably be cured within that time, such additional time as may be necessary, provided that within such forty-five (45) day period the Holder has commenced and is pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so pursued.

20.6 SURVIVAL OF REMEDIES. The remedies permitted under this Article 20, the parties’ indemnities under §§ 14.4.3, 14.4.4, and l4.4.5, and § 29.5 below shall survive the termination of this Lease.

21    LIMITATIONS ON LANDLORD’S LIABILITY

21.1 PERSONAL LIABILITY. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Property or the Premises shall be limited to the interest of Landlord in the Property (and the rental proceeds thereof). Under no circumstances shall Landlord ever be liable for consequential or punitive damages, including damages for lost profits or for business interruption. Tenant agrees to look solely to Landlord’s interest in the Property (and the rental proceeds thereof) for the recovery of any judgement against Landlord, and Landlord shall not be personally liable for any such judgement or deficiency after execution thereon. The limitations of liability contained in this Article 21 shall apply equally and inure to the benefit of Landlord’s present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents, and employees, and their respective partners, heirs, successors, and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) or corporate officer, director, or shareholder (if Landlord or any partner of Landlord is a corporation or company) or member (if Landlord is a limited liability company) have any liability for the performance of Landlord’s obligations under this Lease.

21.2 LIABILITY UPON TRANSFER. The term Landlord as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease or master lease of the Property. In the event of any transfer, assignment, or other conveyance or transfer of any such title or interest, Landlord herein named (and in case of subsequent transfers or conveyances, the current grantor) shall be automatically freed and relieved from and after the date of such transfer,

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

assignment, or conveyance of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; and, without further agreement, the transferee of such title or interest shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

22    ESTOPPEL CERTIFICATES

22.1 REQUEST AND DELIVERY. Within ten (10) days following any written request Landlord may make from time to time, Tenant without any charge therefor, shall execute, acknowledge, and deliver a statement certifying the following: (a) the Commencement Date of this Lease; (b) the fact that this Lease is unmodified and in full force and effect or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications; (c) the date to which the Rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in the statement; and (e) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 22 may be relied upon by any Holder, Lessor, beneficiary, purchaser, or prospective purchaser of the Building, the Complex, or any interest therein. Tenant’s failure to deliver any such statement within the specified ten-day period shall constitute a material default hereunder, and Tenant shall indemnify, defend, protect, and hold Landlord harmless from and against any and all Claims which Landlord may sustain or incur as a result of or in connection with Tenant’s failure or delay in delivering such statement.

22.2 ELECTION TO SELL BUILDING. If Landlord elects to sell the Building or to obtain loans secured by a lien on the Building, Tenant, promptly after demand, shall include with the estoppel certificate(s) provided to any prospective purchaser or lender as required under this Article 22 any financial statements of Tenant reasonably required by the purchaser or lender. The financial statements so provided shall be kept confidential as to any parties other than the purchaser or lender.

23    NOTICES

23.1 MANNER OF DELIVERY. Any notice required or permitted under this Lease shall be in writing and shall be delivered in at least one of the following ways: (a) personally or by private hand-delivery messenger service; (b) by depositing the same in the United States mail, postage prepaid, registered or certified, return receipt requested; or (c) by depositing such notice, postage prepaid, with Federal Express or another nationally-recognized private overnight delivery service. Each such notice shall be addressed to the intended recipient at such party’s address set forth as follows, or at such other address as such party has theretofore specified by written notice delivered in accordance with this § 23.1:

if to Landlord:

KASHIWA FUDOSAN AMERICA, INC.

c/o Cushman & Wakefield of California, Inc.

Attn: Property Manager

400 Oyster Point Boulevard, Suite 117

South San Francisco, CA 94080

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

copy to:

Charles Dunn Real Estate Services, Inc., Agent

Attn: Oyster Point Asset Manager

4041 MacArthur Boulevard, Suite 475

Newport Beach, CA 92260

if to Tenant:

NOVACEA, INC.

Attn: General Manager

400 Oyster Point Boulevard, Suite 200

South San Francisco, CA 94080

23.2 REQUIRED CONTENTS. Every notice (other than the giving or withholding of consent or approval under the provisions of the Lease) given to a party shall state the section of the Lease pursuant to which the notice is given; the period of time within which the recipient of the notice must respond (or, if no response is required, a statement to that effect); and if applicable, that the failure to object to the notice within the stated time period will be deemed to be the equivalent of the recipient’s approval, consent to, or satisfaction with the subject matter of the notice.

23.3 PRESUMPTION OF RECEIPT. Any notice delivered personally or by private messenger service shall be deemed delivered on the next day following the deposit of such notice at the recipient’s address. Any notice delivered by Federal Express or another nationally-recognized private overnight delivery service shall be deemed delivered on the earlier of (y) the second day following deposit thereof with the carrier or (z) the delivery date shown on the carrier’s record of delivery. Any notice delivered by mail in the manner specified in § 23.1 shall be deemed delivered on the earlier of (a) the third day following deposit thereof in the United States Mail or (b) the delivery date shown on the return receipt prepared in connection therewith. Refusal by Tenant or Landlord to accept either certified or registered mail shall constitute a waiver of such notice by the respective party.

24    BROKERS

24.1 TENANT’S REPRESENTATION. Tenant represents and warrants to Landlord that Tenant has dealt with no broker in connection with this Lease other than BT Commercial and Cushman & Wakefield of California, Inc. Tenant shall be responsible for all foreseeable consequences of damages (including attorneys’ fees and costs) resulting from any claims that may be asserted against Landlord by any other broker, finder, or other person with whom Tenant has or purportedly has dealt in connection with this Lease, and Tenant agrees to indemnify, defend, protect, and hold Landlord harmless in connection with any such Claims which may be asserted.

25    RIGHTS RESERVED TO LANDLORD

25.1 ACCESS TO PROPERTY. All of the Property except the inside surfaces of all walls, windows, and doors bounding the Premises (including exterior Building walls, core corridor walls and doors, and any core corridor entrance) and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric, or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purpose of operation, maintenance, decoration, and repair, are reserved to Landlord. Tenant shall permit Landlord to install, use, replace, and maintain pipes, ducts, and conduits within the demising walls, bearing columns, and ceilings of the Premises.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

25.2 CONTROL OF PROPERTY. Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages, or other claims of any kind), including more particularly the following rights:

(a)	Name, Address, Access. To change the name or street address of the Property; install and maintain signs on the exterior and interior of the Property; retain at all times, and use in appropriate instances, keys to all doors within and into the Premises; grant to any Person the right to conduct any business or render any service at the Property, whether or not it is the same or similar to the use permitted Tenant by this Lease; and have access for Landlord and other tenants of the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service.

(b)	Entry into Premises. To enter the Premises at reasonable hours for reasonable purposes, including inspection and supplying cleaning service or other services to be provided Tenant hereunder, to show the Premises to current and prospective lenders, ground lessors, insurers, and prospective purchasers, tenants and brokers, at reasonable hours; and if Tenant shall abandon the Premises at any time, or shall vacate the same during the last three (3) months of the Term, to decorate, remodel, repair, or alter the Premises.

(c)	Safety Measures. To limit or prevent access to the Property, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.

(d)	Improvements. To decorate and to make alterations, additions and improvements, structural or otherwise, in or to the Property or any part thereof, and any adjacent building, structure, parking facility, land, street or alley (including changes and reductions in corridors, lobbies, parking facilities and other public areas and the installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, or with any other repairs, maintenance, improvements or alterations, in or about the Property, Landlord may erect scaffolding and other structures reasonably required, and during such operations may enter upon the Premises and take into and upon or through the Premises, all materials required to make such repairs, maintenance, alterations or improvements, and may close public entry ways, other public areas, restrooms, stairways or corridors.

25.3 LANDLORD’S RIGHT TO MAINTAIN. Except as expressly otherwise provided in this Lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption, or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted to make by this Lease, by any other lease or agreement affecting the Property, or by Law, in or to any portion of the Property, Complex, or the Premises, including the Systems and Equipment and appurtenances of the Property or the Premises, provided that Landlord shall use due diligence with

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner as will not materially diminish Tenant’s beneficial enjoyment of the Premises for their intended use.

25.4 REASONABLE NOTICE. In connection with entering the Premises to exercise any of the foregoing rights, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant’s on-site manager or other appropriate person (except in emergencies, or for routine cleaning or other routine matters), and (b) take reasonable steps to avoid any unreasonable interference with Tenant’s business.

26    HOLDING OVER

26.1 HOLDOVER. Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord two hundred percent (200%) of the amount of Rent then applicable prorated on per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration of the Term or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. The foregoing provisions shall not serve as permission for Tenant to hold over, nor serve to extend the Term, although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises and shall be subject to the provisions of § 11.1 above.

26.2 PERMISSIVE MONTH-TO-MONTH TENANCY. Notwithstanding the foregoing to the contrary, at any time before or after expiration or earlier termination of the Term of the Lease, Landlord may serve notice advising Tenant of the amount of Rent and other terms required, should Tenant desire to enter a month-to-month tenancy. If Tenant shall hold over more than one full calendar month after such notice, Tenant shall thereafter be deemed a month-to-month tenant, on the terms and provisions of this Lease then in effect, as modified by Landlord’s notice, except that Tenant shall not be entitled to, any renewal or expansion rights contained in this Lease or any amendments hereto.

27    PARKING

27.1 AVAILABLE PARKING. Subject to the terms and conditions contained in the balance of this Article 28, Landlord agrees to make available to Tenant during the Term of this Lease and any renewal term up to a maximum of eighty-nine (89) parking spaces on a non-exclusive basis in the area(s) designated by Landlord for parking in the Building’s parking lots and/or facility (the “Parking Facility”). Said parking spaces shall be in locations designated by Landlord, and parking shall be on a first-come-first-served, unassigned, nonreserved basis. Landlord reserves the right to designate different locations or different parking areas for Tenant’s use without any liability to Tenant and Tenant agrees that any change shall not give rise to any claims or offset against Landlord hereunder. Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord’s parking operator. Landlord reserves the right in its sole and absolute discretion to restrict or prohibit the use of the Parking Facility for any vehicles other than passenger automobiles, such as full-sized vans or trucks. Tenant shall not permit any vehicles belonging to Tenant or Tenant’s employees, agents, customers, contractors, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. A failure to comply with the foregoing provisions shall afford Landlord the right without notice to remove any vehicles involved and to charge the cost to Tenant, which cost shall be immediately due and payable upon demand by Landlord.

27.2 USE AT TENANT’S OWN RISK. Landlord shall have no obligation to monitor the use of the Parking Facility. Tenant’s and its employees’ use of the Parking Facility shall be at the sole risk of Tenant and its employees. Unless caused by the willful harmful act of Landlord, Landlord shall have no responsibility or liability for any injury or damage to any person or property by or as a result of the use of the Parking Facility (or substitute parking) by Tenant and its employees, whether by theft, collision, criminal activity,

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

or otherwise, and Tenant hereby assumes, for itself and its employees, all risks associated with any such occurrences in or about the Parking Facility.

28    MISCELLANEOUS PROVISIONS.

28.1 GENERAL DEFINITIONS. The definitions which follow shall apply generally to the provisions of this Lease.

(a)	The term business days means Monday through Friday inclusive, excluding Holidays as defined in § 8.1.1 above. Throughout this Lease, wherever days is used the term shall refer to calendar days. Wherever the term business days is used the term shall refer to business days as defined hereunder.

(b)	The term mortgage shall include any mortgage or deed of trust, and the term mortgagee shall include a trustee.

(c)	The terms include, including, and such as shall each be construed as if followed by the phrase “without limitation.” The rule of eiusdem generis shall not be applicable to limit a general statement following or referrable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

(d)	The term obligations under this Lease and words of like import shall mean the covenants to pay Rent and Additional Rent under this Lease and all of the other covenants and conditions contained in this Lease. Any provision in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

(e)	The term Tenant’s obligations hereunder and words of like import and the term Landlord’s obligations hereunder and words of like import shall mean the obligations under this Lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to performance of either party’s obligations under this lease shall be construed as “performance and observance.”

(f)	Reference to Tenant being or not being in default hereunder or words like import shall mean that Tenant is in default in the performance of one or more of Tenant’s obligations hereunder, or that Tenant is not in default in the performance of any of Tenant’s obligations hereunder, or that a condition of the character described in § 20.1 above has occurred and continues or has not occurred or does not continue, as the case maybe.

(g)	References to Landlord as having no liability to Tenant or being without liability to Tenant shall mean that Tenant is not entitled to terminate this Lease or to claim actual or constructive eviction, partial or total, or to receive any credit, allowance, setoff, abatement, or diminution of Rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant’s use or occupancy of the Premises.

(h)

The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders, and other requirements of the California Board of Fire Underwriters and/or the California Fire Insurance Rating Organization and/or any

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

other similar body performing the same or similar functions and having jurisdiction or cognizance of the Property and/or the Premises.

(i)	The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

(j)	Reference to termination of this Lease includes expiration or earlier termination of the Term of this Lease or cancellation of this Lease pursuant to any of the provisions of this Lease or to Law. Upon a termination of this Lease, the Term and estate granted by this Lease shall end at noon of the date of termination as if such date were the date of expiration of the Term of this Lease, and neither party shall have any further obligation or liability to the other after such termination, except as shall be expressly provided for in this Lease and except for any such obligation as by its nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such termination; and in any event, unless expressly provided to the contrary in this Lease, any liability for a payment or obligation which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

(k)	The term in full force and effect when herein used in reference to this Lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this Lease), as would entitle Landlord to terminate this Lease or to dispossess Tenant.

(1)	The term Tenant shall mean Tenant herein named or any assignee, heir, distributee, executor, administrator, legal representative, or other successor in interest (immediate or remote) of Tenant herein named; while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Premises as owner of the Tenant’s estate and interest granted by this Lease and also, if Tenant is not a single individual or a corporation, all of the persons, firms, and corporations then comprising Tenant; and their liability hereunder shall be joint and several.

28.2 LIGHT AND AIR. No diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease.

28.3 WAIVER OF TERMS. If either Landlord or Tenant waives the performance of any term, covenant, or condition contained in this Lease, such waiver shall not be deemed to be a waiver of the term, covenant, or condition itself or a waiver of any subsequent breach of the same or any other term, covenant, or condition contained herein. Furthermore, the acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepts such Rent. Failure by Landlord to enforce any of the terms, covenants, or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant, or condition contained in this Lease may only be made by a written document signed by Landlord.

28.4 FAILURE TO DELIVER STATEMENTS. Landlord’s failure during the Term of this Lease to prepare and deliver any of the Statements, estimates, notices, or bills contemplated or required under this Lease, or

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

Landlord’s failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of Rent which may have become due during the Term of this Lease.

28.5 ATTORNEY’S FEES. In the event that any action or proceeding (including arbitration) is brought to enforce or interpret any term, covenant, or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such action or proceeding (whether after trial or upon appeal) shall be entitled to recover from the party not prevailing its expenses therein, including reasonable attorneys’ fees and all allowable costs as fixed by the court.

28.6 JURY TRIAL. Tenant and Landlord each hereby waive their respective rights to a trial by jury under applicable Laws in the event of any litigation or dispute between Landlord and Tenant arising out of or in connection with this Lease and the parties’ performance thereunder.

28.7 MERGER. Notwithstanding the acquisition (if same should occur) by the same party of the title and interests of both Landlord and Tenant under this Lease, there shall never be a merger of the estates of Landlord and Tenant under this Lease, but instead the separate estates, rights, duties, and obligations of Landlord and Tenant, as existing hereunder, shall remain unextinguished and continue, separately, in full force and effect until this Lease expires or otherwise terminates in accordance with the express provisions herein contained.

28.8 NO MERGER ON VOLUNTARY SURRENDER. A voluntary or other surrender of this Lease by Tenant or the mutual cancellation of this Lease shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

28.9 CONSENT. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding, or delaying by Landlord of any consent, approval, statement, or satisfaction; and in such event, Tenant’s only remedies therefor shall be an action for specific performance, injunction, or declaratory judgement to enforce any right to such consent, approval, statement, or satisfaction.

28.10 COUNTERPARTS. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

28.11 FINANCIAL STATEMENTS. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord’s written request, with financial statements reflecting Tenant’s current financial condition. Tenant represents and warrants that all financial statements, records, and information furnished by Tenant to Landlord in connection with this Lease are and shall be true, correct, and complete in all respects.

28.12 GENDER AND NUMBER. Words used in neuter gender include the feminine and masculine, where applicable, and words used in the singular or plural shall include the opposite number if appropriate.

28.13 JOINT AND SEVERAL OBLIGATION. If more than one person executes this Lease as Tenant, each of them is jointly and severally liable for the keeping, observing, and performing of all of the terms, covenants, conditions, provisions, and agreements of this Lease to be kept, observed, and performed by Tenant. The term Tenant as used in this Lease shall mean and include each of such signatories jointly and severally. The act of or notice from, or notice or refund to, or the signature of, any one or more of such signatories with respect to the tenancy or this Lease, including any renewal, extension, expiration, termination, or modification of this Lease, shall be binding upon each and all of the persons executing

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

28.14 HEADINGS AND SECTION NUMBERS. The headings and titles of the articles and sections of this Lease are used for convenience only and shall have no effect upon the construction or interpretation of this Lease. Wherever a reference is made in this Lease to a particular article or section, such reference shall be deemed to include all subsections following such section reference, unless the contrary is expressly provided in connection with such reference. All references in this Lease to numbered articles, numbered sections, and lettered exhibits are references to articles and sections of this Lease and exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless expressly otherwise designated in the context.

28.15 TIME. Time is of the essence of this Lease and all of its provisions.

28.16 APPLICABLE LAW. This Lease shall in all respects be governed by and interpreted in accordance with the laws of the State of California without reference to its conflicts of law principles. If suit is brought by a party to this Lease, the parties agree that jurisdiction of such action shall be vested exclusively in the state courts of the State of California, County of San Mateo, or in the United States District Court for the Northern District of California, and with its execution an delivery of this Lease Tenant waives any defense it might otherwise have against the jurisdiction of such courts.

28.17 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

28.18 SIGNS. Tenant shall not place or permit to be placed in or upon the Premises where visible from outside the Premises or any part of the Building, any signs, notices, drapes, shutters, blinds or window coatings, or displays of any type without the prior written consent of Landlord. Landlord shall provide, at Landlord’s sole cost and expense, a building standard sign on or near the entrance of the Premises and shall include Tenant in the Building and Complex directories located in the Building. Landlord reserves the right in Landlord’s sole discretion to place and locate on the roof and exterior of the Building and Complex and in any area of the Building and the Complex not leased to Tenant, such signs, notices, displays and similar items as Landlord deems appropriate in the proper operation of the Building and the Complex.

28.18.1 Monument Signage. Notwithstanding anything to the contrary herein, Tenant shall have the right to install one (1) building monument sign at Tenant’s sole cost and expense, subject to reasonable approval by Landlord as to the style, size, and location of the monument. Tenant shall be responsible for submitting any requisite monument plans and permit application to City of South San Francisco and obtaining its approval.

28.19 EXECUTION BY LANDLORD. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon execution and delivery hereof by Tenant and by Landlord. No act or omission of any employee or agent of Landlord or of Landlord’s broker shall alter, change or modify any of the provisions hereof.

28.20 USE OF NAME. Tenant shall not use the name of the Building or Complex for any purpose other than the address of the business to be conducted by Tenant in the Premises. Tenant shall not use any picture of the Building or Complex in its advertising, stationery or in any other manner so as to imply that the entire Building or Complex is leased by Tenant. Landlord expressly reserves the right at any

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

time to change the name or street address of the Building and/or Complex without in any manner being liable to Tenant therefor.

28.21 NONRECORDABILITY OF LEASE. Tenant agrees that in no event shall this Lease or a memorandum hereof be recorded without Landlord’s express prior written consent, which consent Landlord may withhold in its sole discretion.

28.22 CONSTRUCTION. All provisions hereof, whether covenants or conditions, shall be deemed to be both covenants and conditions. The definitions contained in this Lease, shall be used to interpret the Lease. All rights and remedies of Landlord and Tenant shall, except as otherwise expressly provided, be cumulative and non-exclusive of any other remedy at law or in equity.

28.23 FORCE MAJEURE DELAYS. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of force majeure, strike, labor troubles, acts of God, acts of government, unavailability of materials or labor, or any other cause beyond the reasonable control of Landlord (collectively “Force Majeure Delays”).

28.24 AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that Tenant is qualified to do business in California and that he is duly authorized to execute and deliver this Lease on behalf of Tenant and shall deliver appropriate certification to that effect if requested. If Tenant is a limited liability company, partnership, joint venture, or other unincorporated association, each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant and that this Lease is binding on Tenant. Furthermore, Tenant agrees that the execution of any written consent hereunder, or any written modification or termination of this Lease, by any general partner or member of Tenant or any other authorized agent of Tenant, shall be binding on Tenant.

28.25 NONDISCLOSURE. Tenant agrees that it shall not disclose any of the matters set forth in this Lease or disseminate or distribute any information concerning the terms, covenants, or conditions thereof to any person, firm, or entity, other than a prospective assignee or subtenant of the Premises, without first obtaining the express written approval of Landlord; provided, however, that Tenant may disclose the contents of this Lease to any director, officer, or employee of Tenant, to Tenant’s lawyers, accountants, or other third party consultants or professionals, to any lenders, investors, or others to whom Tenant provides financial statements, or in response to any legally effective demand for disclosure pursuant to court order or from any other properly constituted legal authority.

28.26 QUIET ENJOYMENT. So long as Tenant is not in default under this Lease, Tenant shall have quiet enjoyment of the Premises for the Term, subject to all the terms and conditions of this Lease and all liens and encumbrances prior to this Lease.

28.27 EXHIBITS AND ATTACHMENTS. All exhibits and attachments referred to in the body of this Lease are deemed attached hereto and incorporated herein by reference. The parties have attached the following exhibits to the Lease prior to execution:

Exhibit A	Site Plan
Exhibit B	Floor Plan of Premises
Exhibit C	Rules and Regulations
Exhibit D	Athletic Facility Use Agreement
Exhibit E	Commencement Date Agreement
Exhibit F	Work Letter Agreement

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

28.28 LANDLORD’S REPRESENTATIVE. Tenant acknowledges and agrees that, in executing this Lease, TAK Development, Inc., a California corporation, is acting solely in its capacity as Landlord’s authorized attorney-in-fact. TAK Development, Inc. is not acquiring or assuming any legal liability or obligation to any other party executing this Lease, and any claim or demand of any such other party arising under or with respect to this Lease shall be made and enforced solely against Landlord.

28.29 ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties hereto.

In witness whereof, the parties have executed this Lease as of the date first above written.

Landlord:			Tenant:

KASHIWA FUDOSAN AMERICA, INC., a California corporation			NOVACEA, INC., a Delaware corporation

By:	TAK Development, Inc., a California corporation		By:	/s/ John P. Walker
John P. Walker
[name typed]
Its:	Attorney-in-Fact		Its:	INTERIM CEO and Chairman of the Board

	By:	/s/ Toru Iwai
Toru Iwai, Vice President 6/5/07

/s/ Robert L. Delsman
Robert L. Delsman
Approved as to Legal Form and Sufficiency
‘00’07-11:19:36 2007.05.20

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Novacea, Inc.

[Suite 200 (400 OPB) ;25,288 rsf]

EXHIBIT A

395 OYSTER POINT BLVD.
OYSTER POINT BLVD.
400 OYSTER POINT BLVD.
SAN FRANCISCO BAY

OYSTER POINT MARINA PLAZA

SITE PLAN / PARKING LOT LAYOUT

11/06/06

SPACE SUMMARY

Room name	QTY
WORK STA	45
SERVER	1
OFFICE	44
STOR	3
LOBBY	2
RECEPTION	2
COFFEE	2
OFFICE	6
HALL	2
BOARD ROOM	1
CONF	5
CONF.	2
FILES	1
DBL OFFICE	1
	118

LEGEND
[N] WALL
[E] WALL
DEMO
[N] DOOR
[E] DOOR
[N] WINDOW
[E] WINDOW

T/H INTERNATIONAL
ARCHITECTURE + DESIGN

DESCRIPTION: 400 OPB - STE 200 SPACE PLAN-25288 RSF		DATE: 13/21/07	1
JOB NAME: NOVACEA	JOB#: 207105	SCALE: NONE	
LOCATION: 400 OYSTER PT, SSF	DRAWN BY: AY	CONTRACTOR:	
		CHECKED BY: THH	

J:\jobs\207105\DWG\UKS1.dwg, Mar 11, 2007 - 3:21pm, cyonas, (C) TSH International
[] UKXS222; [] ukxt02

☒☒☒☒☒☒☒☒  ☒☒

OYSTER POINT MARINA PLAZA

Rules And Regulations

1.	The sidewalks, doorways, halls, stairways, vestibules and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress to and egress from the Premises and going from one part of the Building to another part.

2.	Plumbing fixtures shall be used only for their designated purpose, and no foreign substances of any kind shall be thrown therein. Damage to any such fixture resulting from misuse by Tenant or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

3.	Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building. No TV or radio or recorder shall be played in such a manner as to cause a nuisance to any other tenant.

4.	There shall not be used in any space, or in the public halls of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any tenant into the Building or kept in or about its premises.

5.	Tenant shall store all its trash and garbage within its Premises. No material shall be placed in the hallways or in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the City of South San Francisco without, being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

6.	The requirements of tenants will be attended to only upon application in writing at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

7.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions, and provisions of any lease of premises in the Building.

8.	Tenant shall not occupy the Building or permit any portion of the Building to be

Oyster Point Marina Plaza Rules & Regulations

occupied for the manufacture or direct sale of liquor, narcotics, or tobacco in any form, or as a medical office, barber shop, manicure shop, music or dance studio, or employment agency. Tenant shall not conduct in or about the Building any auction, public or private, without the prior written approval of Landlord.

9.	Tenant shall not use in the Building any machines, other than standard office machines such as typewriters, calculators, personal computers, photocopiers, and similar machines, without the prior written approval of Landlord. All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, so as to absorb or prevent any vibration, noise, or annoyance. Tenant shall not cause improper noises, vibrations, or odors within the Building.

10.	Tenant shall not enter the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Building without the prior written consent of Landlord.

11.	Tenant shall not mark, paint, drift into, cut, string wires within, or in any way deface any part of the Building, without the prior written consent of Landlord and as Landlord may direct. Should Landlord grant approval, Tenant agrees to assume full responsibility and warrants that, should a contractor other than the Building Contractor be used, Tenant’s contractor will strictly abide by Landlord’s guidelines for work contracted directly by Tenant. Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant’s sole cost and expense. This rule shall apply to all work performed in the Building, electrical devices, and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, or any other portion of the Building. Plans and specifications for such work, prepared at Tenant’s sole expense, shall be submitted to Landlord and shall be subject to Landlord’s prior written approval in each instance before the commencement of work. All installations, alterations, and additions shall be constructed by Tenant in a good and workmanlike manner, and only good grades of materials shall be used in connection therewith.

12.	Tenant will not place objects on window sills or otherwise obstruct the exterior wall window covering.

13.	The Tenant will keep all doors opening to the exterior of the Building, all fire doors, and all smoke doors closed at all times.

14.	If Tenant uses the Premises after regular business hours or on non-business days Tenant shall lock any entrance doors to the Building or to the Premises used by Tenant immediately after using such doors.

Oyster Point Marina Plaza Rules & Regulations

15.	The Tenant shall not use any portion of the Premises for lodging.

16.	Landlord reserves the right to exclude or expel from the Building any person who, in the judgement of Landlord is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

17.	Tenant shall not park or attach any bicycle or motor driven cycle on or to any part of the Premises, the Building, or within the landscaping.

18.

In all carpeted areas where desks and chairs are utilized, Landlord shall require Tenant, at Tenant’s own cost, to place mats under each and every chair or use chairs on 1 1/2” wide rollers at minimum in order to protect said carpeting from unnecessary wear and tear.

19.	Signs, advertisements, graphics, or notices visible in or from public corridors shall be subject to Landlord’s written approval. Nails, screws, and other attachments to the Building require prior written consent from Landlord.

20.	Landlord shall be notified in writing in advance of any and all contractors and technicians rendering any installation service to Tenant, and such contractors and technicians shall be referred to Landlord for approval and supervision prior to performing services. This applies to all work performed in the Building, including installation of telephone and communications lines and equipment, electrical devices, and all installations affecting floors, walls, woodwork, windows, ceilings, and any other physical portions of the Building.

21.	Landlord shall be notified in writing in advance of any movement in or out of the Building of furniture, office equipment, or other bulky or heavy material which requires the use of elevators, stairways, or Building entrance and lobby; and such movement shall be restricted to hours established by Landlord and any other requirements of Landlord, including the use of elevator pads and the placement of masonite panel on the path of travel to protect flooring. All such movement shall be under Landlord’s supervision, and the use of an elevator for such movements shall be restricted to the Building’s freight elevators. Arrangements with Landlord should be made regarding the time, method, and routing of movement, and Tenant shall assume all risks of damage to articles moved and injury to persons or public resulting from such moves. Landlord shall not be liable for any acts or damages resulting from any such activity.

22.

Landlord reserves the right to restrict access to all telephone closets, cabling, conduits, and risers in the Property. Tenant shall not have access for any reason to any of the aforementioned areas of the Property without the written permission of Landlord and the supervision of Landlord’s Building Engineer. The means by which

Oyster Point Marina Plaza Rules & Regulations

telephone, telegraph, and similar wires are to be introduced to the Premises and the location of telephones, call boxes, and other office equipment affixed to the Premises, shall be subject to the prior written approval of Landlord.

23.	Any damage done to the Building by the movement of Tenant’s property, or done by Tenant’s property while in the Building, shall be repaired at Tenant’s expense.

24.	All door pertinent to Tenant’s Premises and all other Building door outside the Premises (other than smoke or heat-activated fire doors) are to be kept closed and not blocked open at all times, as they are fire control doors.

25.	Tenant shall cooperate with Landlord in maintaining the Premises. Tenant shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.

26.	To insure orderly operation of the Building, no deliveries of water, soft drinks, newspapers, or other such items to any Premises shall be made except by persons appointed or approved by Landlord in writing.

27.	Nothing shall be swept or thrown into the corridors, halls elevator shafts, or stairways. No birds, fish, or animals of any kind shall be brought into or kept in, on, or about the Premises without the written permission of Landlord.

28.	No machinery of any kind, except for standard electronic office machinery such as personal computers, typewriters, and photocopiers, shall be operated by Tenant in the Premises without the prior written approval of the Landlord.

29.	No cooking shall be done in the Premises, except that the use by Tenant of Underwriter’s Laboratory approved microwave ovens and equipment for brewing coffee, tea, or other hot beverages shall be permitted, provided such use is in accordance with all applicable codes, laws, and ordinances.

30.	Tenant shall not install any food, soft drink, or other vending machine within the Premises.

31.	Tenant shall not use or keep on its Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation and maintenance of office equipment. Tenant shall not use or keep any noxious gas or substances in the Premises or permit the Premises to be used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

32.	Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Premises. Landlord shall make adjustments in thermostats on call from Tenant.

Oyster Point Marina Plaza Rules & Regulations

33.	Tenant shall comply with all measures instituted by Landlord in its sole and absolute discretion for the security of the Premises, Property, and Complex, and all personnel using the same, including the use of service passes issued by Landlord for after-hours movement of office equipment or packages and signing a security register in Building lobby after hours. Nothing herein shall be construed to impose any obligation or requirement that Landlord provide any security services in the Premises, Property, or Complex, or any particular level or type of security services.

34.	Landlord will initially furnish Tenant with a reasonable number of keys for entrance doors into the Premises and may charge Tenant for additional keys thereafter. All such keys shall remain the property of Landlord. No additional locks are allowed on any door of the Premises. At termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises and give to Landlord the combination of all locks for safes and vault doors, if any, in the Premises.

35.	Landlord retains the right, without notice or liability to any Tenant, to change the name and street address of the Building.

36.	Canvassing, peddling, soliciting, and distribution of handbills in the Building are prohibited, and Tenant will cooperate to prevent these activities.

37.	The Building hours of operation (excluding Holidays) are:

8:00 a.m. to 6:00 p.m.	Monday through Friday
9:00 a.m. to 1:00 p.m.	Saturday

38.	Landlord reserves the right to rescind any of these Rules and regulations and to make future Rules and regulations required for the safety, protection, and maintenance of the Building, the operation and preservation of good order thereof, and the protection and comfort of the tenants and their employees and visitors. Such Rules and regulations and all modifications thereto shall, upon written notice, be binding as if originally included herein.

*****

Oyster Point Marina Plaza Rules & Regulations

[Exhibit D]

OYSTER POINT MARINA PLAZA

Athletic Facility Use Agreement & Release of Liability

THIS IS A LEGALLY BINDING AGREEMENT. READ IT CAREFULLY.

I,                                         , hereby acknowledge that my use of the exercise facility (the “Facility”) at      Oyster Point Boulevard, owned by KASHIWA FUDOSAN AMERICA, INC. (“Landlord”), as well as any activities in which I may engage in conjunction with my use of the Facility, is entirely voluntary.

I AM AWARE THAT PARTICIPATING IN ATHLETIC ACTIVITIES AND THE USE OF THE EXERCISE FACILITY MAY BE HAZARDOUS AND THAT IT IS NOT POSSIBLE FOR LANDLORD TO GUARANTEE THAT OTHER PATRONS USING THE FACILITY WILL COMPLY WITH ALL ESTABLISHED RULES AND REGULATIONS. I AM VOLUNTARILY PARTICIPATING IN THESE ATHLETIC ACTIVITIES AND UTILIZING THE FACILITY WITH FULL KNOWLEDGE OF THE DANGER INVOLVED. I HEREBY AGREE TO ACCEPT AND ASSUME ANY AND ALL RISKS OF PROPERTY LOSS, PERSONAL INJURY, OR DEATH, WHETHER OR NOT CAUSED BY THE NEGLIGENCE OF LANDLORD, LANDLORD’S EMPLOYEES OR AGENTS, OR ANY OTHER PATRON OR GUEST USING THESE FACILITIES.

[initial here]

In exchange, as lawful consideration for being permitted by Landlord to participate in activities on Landlord’s property and use its exercise Facility, I hereby agree that I, my heirs, next of kin, successors, and assigns will not sue, make a claim against, attach the property of or prosecute Landlord or Landlord’s agents and employees for injury, death, or damage resulting from the negligence or other acts, howsoever caused, by any of Landlord’s employees, agents, contractors, or patrons as a result of my participation in these activities or use of the exercise Facility. In addition, I hereby release and discharge Landlord from all actions, claims, or demands that I, my heirs, next of kin, successors, or assigns now have or may hereafter have for any loss of property, personal injury, death, or damage resulting from my participation in these activities or use of the facilities.

I HAVE CAREFULLY READ THIS AGREEMENT AND FULLY UNDERSTAND ITS CONTENTS. I AM AWARE THAT THIS IS A LEASE OF LIABILITY AND A CONTRACT BETWEEN MYSELF AND LANDLORD AND SIGN IT OF MY OWN FREE WILL.

Participant:

[name typed or printed]

Tenant:
Suite:

Executed at South San Francisco on	.

WITNESS

I certify that the person whose signature appears above acknowledged in my presence that he or she has read and fully understands the meaning and consequences of the foregoing Agreement and Release of Liability and the he or she signed it in my presence.

Witness:

[name typed or printed]

Date:

WARNING: USE OF STEROIDS TO INCREASE STRENGTH OR GROWTH CAN CAUSE SERIOUS HEALTH PROBLEMS. STEROIDS CAN KEEP TEENAGERS FROM GROWING TO THEIR FULL HEIGHT, THEY CAN ALSO CAUSE HEART DISEASE, STROKE, AND DAMAGED LIVER FUNCTION. MEN AND WOMEN USING STEROIDS MAY DEVELOP FERTILITY PROBLEMS, PERSONALITY CHANGES, AND ACNE. MEN CAN ALSO EXPERIENCE PREMATURE BALDING AND DEVELOPMENT OF BREAST TISSUE. THESE HEALTH HAZARDS ARE IN ADDITION TO THE CIVIL AND CRIMINAL PENALTIES FOR UNAUTHORIZED SALE, USE, OR EXCHANGE OF ANABOLIC STEROIDS. California Civil Code § 1812.67

[EXHIBIT E]

OYSTER POINT MARINA PLAZA

Lease Commencement Date Agreement

THIS LEASE COMMENCEMENT DATE AGREEMENT (the “Agreement”) is made as of                                         , between KASHIWA FUDOSAN AMERICA, INC., a California corporation (“Landlord”) and                                         , a                                          (“Tenant”).

Tenant and Landlord acknowledge and agree as follows:

1. Tenant has received a fully-executed counterpart of the Lease dated as of                                          for premises commonly known as Suite              at          Oyster Point Boulevard in the Oyster Point Marina Plaza business part.

2. The Commencement Date of the Lease for all purposes thereunder is                                 , 2        , and the Expiration Date is                                 , 2        .

3. Tenant-acknowledges and agrees that, in executing this Agreement, TAK Development, Inc., a California corporation, is acting solely in its capacity as Landlord’s authorized attorney-in-fact. TAK Development, Inc. is not acquiring or assuming any legal liability or obligation to any other party executing this Agreement or the Lease, and any claim or demand of any such other party arising under or with respect to this Agreement or the Lease shall be made and enforced solely against Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

Landlord:		Tenant:

KASHIWA FUDOSAN AMERICA, INC., a California corporation		, a

By:	TAK Development, Inc., a California corporation	By:
Its:	Attorney-in-fact
[name typed]

By:		Its:
Toru Iwai, Vice President

Oyster Point Marina Plaza Commencement Date Agreement
Kashiwa Fudosan America, Inc. ::
page E-1	[Suite ( rsf)]

[Exhibit F]

OYSTER POINT MARINA PLAZA

Landlord Performance, Turnkey Deal

Construction Documents Completed

Work Letter Agreement

THIS WORK LETTER AGREEMENT (the “Agreement”) is made as of May 15, 2007, between KASHIWA FUDOSAN AMERICA, INC., a California corporation (“Landlord”) and NOVACEA, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant have entered into a lease dated as of May 15, 2007 (the “Lease”) for premises known as Suite 200 (the “Premises”), located in the building known as 400 Oyster Point Boulevard (the “Building”) in the Oyster Point Marina Plaza, South San Francisco, California.

B. The parties have agreed pursuant to the Lease that the Premises will be improved for Tenant’s occupancy in the manner and on the terms and conditions specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual terms and conditions contained in the Lease and herein, and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1 THE WORK. The “Work” herein shall consist of the improvements shown on the plans (“Plans”) referenced as follows, and any demolition or preparation work required in connection therewith:

(A)	ARCHITECT OR SPACE PLANNER:

TSH INTERNATIONAL

Attn: Niles Tanakasubo

25 Edwards Court, Suite 208

Burlingame, CA 94010

(650) 373-0128 (O)

(650) 373-0127 (F)

(B)	CAPTION OF PLANS: .

(C)	NUMBER OF SHEETS: .

(D)	DATES OF PLANS AND REVISIONS: .

The terms Plans, Work, Space Plan, Construction Documents, Finish Selections, and Landlord’s Space Planner are defined in ¶ 14 below, below.

2 BASIC TERMS. The following are the basic terms of this Agreement:

(A)	DATE TO COMPLETE PLANNING. The Date of Complete Planning will be April 30, 2007 (including any Space Plan, Construction Documents, and Finish Selections).

(B)	SUBSTANTIAL COMPLETION DATE. The Substantial Completion Date of the Work shall be the Commencement Date under the Lease.

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(C)	SPACE PLAN REVISIONS. Landlord will provide one (1) space plan revisions (including revisions prior hereto) at Landlord’s Cost, provided that Landlord’s cost for Space Plans shall not exceed in the aggregate One Dollar ($1.00) per rentable square foot of the Premises (including the cost of the initial set of Space Plans and all revisions).

(D)	CONSTRUCTION DOCUMENTS REVISIONS. Landlord will provide one (1) revisions of the Construction Documents (including revisions prior hereto) at Landlord’s Cost, provided that Landlord’s cost for Construction Documents shall not exceed in the aggregate One Dollar ($1.00) per square rentable foot of the Premises (including the cost of the initial set of Construction Documents and all revisions).

3 BASIC AGREEMENT. The following terms constitute the parties’ basic agreement with respect to the parties’ responsibility for (a) the construction of the Work and (b) payment of the cost of the Work:

3.1 COMPLETION OF PLANS. On or before the Date To Complete Planning described above, Tenant shall (a) provide Space Planner with all information concerning Tenant’s requirements in order for Space Planner to prepare the Plan, (b) arrange for Space Planner to prepare the Plans, and (c) obtain Landlord’s written approval of the Plans. Tenant shall not be responsible for delays caused by Landlord or Landlord’s Space Planner, as further described in ¶ 4 below. Upon completion the Plans shall be initialed by the parties and attached hereto as Schedule 1.

3.2 COMPLETION OF WORK. On or before the Commencement Date under the Lease, Landlord shall substantially complete the Work shown on the final approved Plans. However, Landlord shall not be responsible for delays caused by Tenant or Tenant’s contractors, agents, or employees and as further described in ¶ 5 below.

3.3 COST OF THE PLANS. Landlord shall bear the cost of the Plans (including any engineering reports or other studies or tests in connection therewith, but excluding any furniture planning) up to the amounts specified above, provided that such amounts shall be reduced by ten percent (10%) if Tenant does not use Landlord’s Space Planner to prepare the Plans; and Tenant shall bear any costs of the Plans which exceed such amounts.

3.4 COST OF THE WORK. Landlord shall bear the cost of the Work (including the cost of building permits and sales tax) as shown on the final approved Plans, and Tenant shall bear any costs incurred in connection with any work it may desire in addition to that shown on the final approved Plans. The parties agree that the value of the Work shown on the final approved Plans shall not exceed One Million Sixty-Two Thousand Ninety-Six Dollars ($1,062,096.00).

4 DELAYS IN PLANNING. The Commencement Date under the Lease shall be postponed for each day that final Plans are not prepared and approved by the Date to Complete Planning described above, including any revisions reasonably required by Landlord pursuant to ¶ 6 below and revisions by Tenant to reduce Tenant’s Cost pursuant to ¶ 9 below (collectively called “Delays in Planning”). However, the commencement of Rent shall be postponed only to the extent that substantial completion of the Work is delayed beyond the Commencement Date as a result of one or more of the following events (collectively called “Landlord Delays”):

(A)	DELAY IN APPROVAL OF PLANS. Landlord takes more than seven (7) working days to approve or disapprove the Plans or revisions thereof after receiving the same (or such longer time as may be reasonably required in order to obtain any engineering or HVAC report or due to other special or unusual features of the Work or Plans);

(B)	DELAY OF SPACE PLANNER. Landlord’s Space Planner takes more than seven (7) working days to meet with Tenant after receiving a written request for a meeting or takes more than

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seven (7) working days to prepare or revise the Plans after meeting with Tenant and receiving all information from Tenant required in order to do so, provided that this provision shall apply only if Tenant uses Landlord’s Space Planner (as described in ¶ 14 below below) to prepare the Plans; or

(c)	DELAY OF COST ESTIMATES. Landlord takes more than thirty (30) working days to provide Tenant with cost estimates after receiving Plans sufficiently detailed for such purposes, provided that this ¶ 4(c) shall only apply if Landlord elects to provide cost estimates under ¶ 9 below.

5 DELAYS IN CONSTRUCTION. The Commencement Date under the Lease shall be postponed for each day that Landlord fails substantially to complete the Work as a result of strikes, acts of God, shortages of materials or labor, delays in obtaining governmental approvals or requirements, the various causes set forth below, or any other causes beyond Landlord’s reasonable control. In such case, the commencement of Rent shall be similarly postponed, except to the extent that delays occur as a result of one or more of the following (collectively called “Tenant Delays”):

(A)	TENANT DELAYS IN PLANNING. Delays in Planning as described above (except for Landlord Delays);

(B)	TENANT CHANGE ORDERS. Tenant’s request for changes to the Work or Change Orders under ¶ 8 or otherwise;

(C)	FAILURE TO FURNISH TENANT’S COST. Tenant’s failure to furnish an amount equal to Landlord’s reasonable estimate of Tenant’s Cost (if any) within ten (10) days, as described in ¶ 9 below, which failure shall give Landlord the absolute right to postpone the Work until such amount is furnished to Landlord;

(D)	SPECIALTY ITEMS. Any upgrades, special work, or items not customarily provided by Landlord to office tenants, to the extent that the same involve longer lead times, installation times, delays, or difficulties in obtaining building permits, requirements for any governmental approval, permit, or action beyond the issuance of normal building permits (as described in ¶ 7), or other delays not typically encountered in connection with Landlord’s standard office improvements;

(E)	TENANT’S PERFORMANCE OF WORK. The performance by Tenant or Tenant’s contractors, agents, or employees of any work at or about the Premises or Building; or

(F)	TENANT’S FAULT OR NEGLIGENCE. Any act or omission of Tenant or Tenant’s contractors, agents, or employees, or any breach by the Tenant of any provisions contained in the Agreement or in the Lease, or any failure of Tenant to cooperate with Landlord or otherwise act in good faith in order to cause the Work to be designed and performed in a timely manner.

6 LANDLORD’S APPROVAL OF PLANS. Landlord shall either approve any Plans or revisions submitted pursuant to this Agreement or disapprove the same with suggestions for making the same acceptable within the time required under ¶ 4 above. Landlord shall not unreasonably withhold approval, if the Plans provide for a customary office layout, with finishes and materials generally conforming to Building-standard materials currently being used by Landlord at the Building, are compatible with the Building’s shell and core construction, and if no modifications will be required for the Building electrical, heating, air-conditioning, ventilation, plumbing, fire protection, life safety, or other systems or equipment, and will not require any structural modifications to the Building, whether required by heavy loads or otherwise. Landlord may request that Tenant approve Landlord’s suggested changes in writing (such approval shall not be

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unreasonably withheld), or Landlord may arrange directly with Space Planner for revised Plans to be prepared incorporating such suggestions; and in any such case, Tenant shall sign or initial the revised Plans and/ or Landlord’s notice concerning the suggested changes, if requested by Landlord. Landlord’s approval of the Plans shall not be deemed a warranty as to the adequacy or legality of the design, and Landlord hereby disclaims any responsibility or liability for the same.

7 GOVERNMENTAL APPROVAL OF PLANS. Landlord shall apply for any normal building permits required for the Work which are issued pursuant to a local building code as a ministerial matter. If the Plans must be revised in order to obtain such building permits, Landlord shall promptly notify Tenant. In such case, Tenant shall promptly arrange for the Plans to be revised to satisfy the building permit requirements and shall submit the revised Plans to Landlord for approval as a Change Order under ¶ 8. Landlord shall have no obligation to apply for any zoning, parking, or sign code amendments, approvals, permits, or variances, or any other governmental approval, permit, or action other than normal building permits, as described above. If any such other matters are required, Tenant shall promptly seek to satisfy such requirements or revise the Plans to eliminate such requirements. Delays in substantially completing the Work by the Commencement Date as a result of requirements for building permits or other governmental approvals, permits, or actions shall affect the Commencement Date and commencement of Rent to the extent provided in ¶ 5, except that any delays in obtaining normal building permits as a result of errors or omissions of Landlord’s Space Planner in preparing the Plans shall postpone the commencement of Rent to the extent that substantial completion of the Work is delayed thereby beyond the Commencement Date; and Tenant shall not be obligated to bear the cost of Plan revisions to correct the same, notwithstanding anything to the contrary contained in this Agreement.

8 CHANGES AFTER PLANS ARE APPROVED. If Tenant shall desire any changes, alternations, or additions to the final Plans after they have been approved by Landlord, Tenant shall submit a detailed written request or revised Plans (the “Change Order”) to the Landlord for approval. If reasonable and practicable and generally consistent with the Plans theretofore approved, Landlord shall not unreasonably withhold approval; but all costs in connection therewith, including construction costs, permit fees, and any additional plans, drawings, engineering reports, or other studies or tests, or revisions of such existing items, shall be paid for by Tenant as a Tenant’s Cost under ¶ 9.1.

9 TENANT’S COST; ESTIMATES (IF APPLICABLE). Any amounts that Tenant is required to pay under this Agreement shall be referred to as “Tenant’s Cost” herein. Tenant’s Cost shall be deemed additional “Rent” under the Lease. Landlord may at any time reasonably estimate Tenant’s Cost in advance, in which case, Tenant shall deposit such estimated amount with Landlord within ten (10) days after requested by Landlord. If such estimated amount exceeds the actual amount of Tenant’s Cost, Tenant shall receive a refund of the difference; and if the actual amount shall exceed the estimated amount, Tenant shall pay the difference to Landlord within ten (10) days after requested by Landlord.

9.1 Request For Cost Estimate. In connection with submitting any Plans to Landlord for approval, Tenant may request that Landlord obtain a written estimate from Landlord’s contractor concerning Tenant’s Cost. Landlord shall not have an obligation to obtain such estimates. However, if Landlord elects to obtain such estimates, and if any such estimates are unacceptable to Tenant, Tenant may eliminate or substitute items in order to reduce the estimated Tenant’s Cost in connection with preparing a revised version of the Plans.

9.2 Tenant’s Approval of Cost Estimate. In connection with submitting any cost estimates to Tenant under this ¶ 9.2, Landlord may request Tenant’s written approval of such estimates. Tenant shall not unreasonably withhold such approval and shall approve or disapprove the same in writing within five (5) days after requested by Landlord. If Tenant reasonably disapproves any such estimate, Tenant shall meet with the Space Planner and eliminate or substitute items in order to reduce Tenant’s Cost as described in the preceding paragraph.

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9.3 Preliminary Cost Estimates. Any cost estimates based on a Space Plan or so-called “pricing plan” will be preliminary in nature and may not be relied on by Tenant. However, Landlord agrees that any written estimate of Tenant’s Cost based on the approved Construction Documents will not be exceeded by more than twenty percent (20%), except to the extent that (a) Tenant thereafter makes changes in the Construction Documents or the Work; (b) overtime labor is required in order substantially to complete the Work by the Work Completion Date; (c) concealed conditions are encountered on the job site; (d) new legal requirements become effective following preparation of the estimate; or (e) there are strikes, acts of God, shortages of materials or labor, or other causes beyond Landlord’s reasonable control.

10 SUBSTANTIAL COMPLETION. The term substantial completion and its various inflections as used herein shall mean that Landlord has caused all of the Work to be completed substantially, except for so-called “punchlist items”; e.g., minor details of construction or decoration or mechanical adjustments which do not substantially interfere with Tenant’s occupancy or beneficial enjoyment of the Premises for their intended purposes or Tenant’s ability to complete any improvements to the Premises to be made by Tenant. If there is any dispute as to whether Landlord has substantially completed the Work, the good faith decision of Landlord’s Space Planner shall be final and binding on the parties.

10.1 Notice of Substantial Completion. If Landlord notifies Tenant in writing that the Work is substantially completed, and Tenant fails to object thereto in writing within seven (7) days thereafter specifying in reasonable detail the items of work needed to be performed in order to achieve substantial completion, Tenant shall be deemed conclusively to have agreed that the Work is substantially completed, for purposes of commencing the Commencement Date and Rent under the Lease.

10.2 Final Completion. Substantial completion shall not prejudice Tenant’s rights to require full completion of any remaining items of Work. However, if Landlord notifies Tenant in writing that the Work is fully completed, and Tenant fails to object thereto in writing within fifteen (15) days thereafter specifying in reasonable detail the items of work needed to be completed and the nature of work needed to complete said items, Tenant shall be deemed conclusively to have accepted the Work as fully completed (or such portions thereof as to which Tenant has not so objected).

10.3 Substitution of Materials. Landlord reserves the right to substitute comparable or better materials and items for those shown in the Plans, so long as they do not materially and adversely affect the appearance of the Premises.

11 WORK PERFORMED BY TENANT. Landlord, at Landlord’s discretion, may permit Tenant and Tenant’s agents and contractors to enter the Premises prior to completion of the Work in order to make the Premises ready for Tenant’s use and occupancy. If Landlord permits such entry prior to completion of the Work, then such permission is conditioned upon Tenant and Tenant’s agents, contractors, workmen, mechanics, suppliers, and invitees working in harmony and not interfering with Landlord and Landlord’s contractors in doing the Work or with other tenants and occupants of the Building. If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours’ oral or written notice to Tenant. Tenant agrees that any such entry into the Premises shall be deemed to be under all of the terms, covenants, conditions, and provisions of the Lease (including, without limitation, all insurance requirements), except as to the covenant to pay Rent thereunder, and further agrees that Landlord shall not be liable in any way for any injury, loss, or damage which may occur to any items of work constructed by Tenant or to other property of Tenant that may be placed in the Premises prior to completion of the Work, the same being at Tenant’s sole risk.

12 LIABILITY. The parties acknowledge that Landlord is not an architect or engineer and that the Work will be designed and performed by independent architects, engineers, and contractors. Accordingly, Landlord does not guarantee or warrant that the Plans will be free from errors or omissions, nor that the Work will be

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free from defects; and Landlord shall have no liability therefor, provided that such architects, engineers, and contractors are licensed and reputable (except as provided in ¶ 7 above). In the event of such errors, omissions, or defects, Landlord shall cooperate in any action Tenant desires to bring against such parties.

13 CERTAIN DEFINITIONS. The following terms shall bear the definitions assigned them below for all purposes under this Agreement:

(A)	WORK. Work herein means the construction of the improvements shown on the final approved Plans, and any demolition, preparation, or other work required in connection therewith, including, without limitation, any work required to be performed outside the Premises in order to obtain building permits for the work to be performed within the Premises (if Landlord elects to perform such work outside the Premises).

(B)	LANDLORD’S SPACE PLANNER. Landlord’s Space Planner herein means the space planner (if any) regularly used by Landlord and with whom Landlord has a written contractual arrangement for space planning services at the Building.

(C)	LANDLORD’S CONTRACTOR. Landlord’s Contractor herein means the contractor (if any) regularly used by Landlord and with whom Landlord has a written contractual arrangement for construction services at the Building.

(D)	FINISH SELECTIONS. Finish Selections herein means the type and color of floor and wall coverings, wall paint and any other finishes.

(E)	PLANS. Plans herein means, collectively, any Space Plan, Construction Documents, or other plans, drawings, or specifications, and Finish Selections (and in the event of any inconsistency between any of the same, or revisions thereto, the latest dated item approved by Landlord shall control). The Plans shall be signed or initialed by Tenant, if requested by Landlord, and any Construction Documents shall include at least three (3) mylar sepias (or such other quantity as Landlord may reasonably require).

(F)	SPACE PLAN. Space Plan herein means a preliminary floor plan, generally showing demising walls, corridor doors, interior partition walls, and interior doors. The term Space Plan for purposes of this Agreement shall also refer to any so-called “pricing plan”; i.e., a more detailed Space Plan, drawn to scale, showing: (1) any special walls, glass partitions, or corridor doors; (2) any restrooms, kitchens, computer rooms, file rooms, and other special purpose rooms, and any sinks or other plumbing facilities, or other special facilities or equipment; (3) communications system, indicating telephone and computer outlet locations; and (4) any other details or features reasonably required in order to obtain a preliminary cost estimate as described in ¶ 10, above, or otherwise reasonably requested by Landlord or Landlord’s Space Planner.

(G)

CONSTRUCTION DOCUMENTS. Construction Documents herein means fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air-conditioning, ventilation, and heating), and shall include any applicable items described above for the Space Plan, and if applicable: (i) electrical outlet locations, circuits, and anticipated usage therefor; (ii) reflected ceiling plan, including lighting, switching, and any special ceiling specifications; (iii) duct locations for heating, ventilating, and air-conditioning equipment; (iv) details of all millwork; (v) dimensions of all equipment and cabinets to be built in; (vi) furniture plan showing details of space occupancy; (vii) keying schedule; (viii) lighting arrangement; (ix) location of print machines, equipment in lunch rooms, concentrated file and library loadings, and any other equipment or systems (with brand names wherever possible) which require special

Oyster Point Marina Plaza Work Letter Agreement
Kashiwa Fudosan America, Inc. :: Novacea, Inc.
page E-6 of 7	[Suite 200]

consideration relative to air-conditioning, ventilation, electrical, plumbing, structural, fire protection, life—fire-safety system, or mechanical systems; (x) special heating, ventilating, and air conditioning equipment and requirements; (xi) weight and location of heavy equipment, and anticipated loads for special usage rooms; (xii) demolition plan; (xiii) partition construction plan; (xiv) Finish Selections, and any other details or features reasonably required in order to obtain a more firm cost estimate as described in ¶ 10, above, or otherwise reasonably requested by Landlord or Landlord’s Space Planner.

14 TAXES. Tenant shall pay prior to delinquency all taxes, charges, or other governmental impositions (including without limitation, any real estate taxes or assessments, sales tax, or value added tax) assessed against or levied upon tenant’s fixtures, furnishings, equipment, and personal property located in the Premises and the Work to the Premises under this Agreement. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and with the property of Landlord, Tenant shall pay its share of such taxes, charges, or other governmental impositions to Landlord within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant.

15 LANDLORD’S REPRESENTATIVE. Tenant acknowledges and agrees that, in executing this Work Letter Agreement, TAK Development, Inc., a California corporation, is acting solely in its capacity as Landlord’s authorized attorney-in-fact. TAK Development, Inc. is not acquiring or assuming any legal liability or obligation to any other party executing this Work Letter Agreement, and any claim or demand of any such other party arising under or with respect to this Work Letter Agreement shall be made and enforced solely against Landlord.

16 INCORPORATION INTO LEASE; DEFAULT. The parties agree that the provisions of this Work Letter Agreement are hereby incorporated by this reference into the Lease fully as though set forth therein. In the event of any express inconsistencies between the Lease and this Work Letter Agreement, the latter shall govern and control. Any default by a party hereunder shall constitute a default by that party under the Lease, and said party shall be subject to the remedies and other provisions applicable thereto under the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first-above written.

Landlord:			Tenant:

KASHIWA FUDOSAN AMERICA, INC., a California corporation			NOVACEA, INC., a Delaware corporation

By:	TAK Development, Inc., a California corporation		By:	/s/ John P. Walker
John P. Walker
[name typed]
Its:	Attorney-in-Fact		Its:	INTERIM CEO and Chairman of the Board

	By:	/s/ Toru Iwai
Toru Iwai, Vice President 6/5/07

Oyster Point Marina Plaza Work Letter Agreement
Kashiwa Fudosan America, Inc. :: Novacea, Inc.
page E-7 of 7	[Suite 200]

[Schedule 1]

[THE PLANS]

TABLE OF CONTENTS

1	BASIC LEASE TERMS	1
2	USE	4
3	PREPARATION OF THE PREMISES	5
4	ADJUSTMENTS OF RENT	7
5	SECURITY DEPOSIT	14
6	COMPLIANCE WITH LAWS	14
7	HAZARDOUS MATERIALS	15
8	SERVICES AND UTILITIES	17
9	TENANT’S CHANGES	20
10	TENANT’S PROPERTY	22
11	CONDITION UPON SURRENDER	23
12	REPAIRS AND MAINTENANCE	24
13	RULES AND REGULATIONS	24
14	INSURANCE AND INDEMNIFICATION	25
15	DAMAGE AND DESTRUCTION	29
16	EMINENT DOMAIN	31
17	ASSIGNMENT AND SUBLETTING	31
18	SUBORDINATION AND ATTORNMENT	37
19	FINANCING REQUIREMENTS	38
20	DEFAULT	38
21	LIMITATIONS ON LANLORD’S LIABILITY	41
22	ESTOPPEL CERTIFICATES	41
23	NOTICES	42
24	BROKERS	43
25	RIGHTS RESERVED TO LANDLORD	43
26	BUILDING PLANNING	44
27	HOLDING OVER	45
28	PARKING	45
29	MISCELLANEOUS PROVISIONS	46

Oyster Point Marina Plaza Lease Table of Contents

INDEX OF DEFINED TERMS

A

Additional Rent	2, 7, 11, 22, 32, 33, 34, 35, 46
Adjustment Period	7, 8, 9, 11, 12, 13
Assumed Base Amount	12
Athletic Facility	3, 10, 50

B

Base Expense Year	7
Base Operating Expenses	7, 11, 12
Base Real Estate Taxes	7, 11, 12
Base Rent	1, 2, 7, 11, 13, 19, 29, 30, 32, 33, 34, 35, 38
Base Tax Year	7, 12
Base Utilities	7, 11
Building	1, 3, 4, 5, 7, 8, 9, 10, 12, 17, 18, 19, 20, 21, 22, 24, 26, 28, 30, 32, 33, 35, 36, 37, 42, 43, 44, 45, 49
Business Hours	18
Business Personal Property	25, 26, 27

C

Claims	27, 28, 34, 42, 43
Code Costs	15
Commencement Date	1, 2, 6, 7, 10, 15, 18, 38, 41, 50
Complex	1, 2, 3, 4, 5, 7, 10, 13, 22, 28, 30, 32, 33, 37, 38, 42, 44, 49

E

Event of Default.	38, 39
Expiration Date	1, 2, 11, 14, 17, 23, 34

F

Force Majeure Delays	50

H

Hazardous Material	15, 16
Holder	26, 37, 38, 41, 42
Holidays	18, 46
HVAC	16, 17, 19, 20

I

Improvements	5, 22, 23, 30, 44
INC	1, 4, 5, 17, 18, 20, 24, 28
IW	24

L

Landlord	1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51
Laws	5, 10, 14, 15, 16, 17, 18, 21, 22, 24
Lease	i, 1, 2, 3, 4, 5, 6, 7, 8, 10, 11, 12, 13, 14, 15, 16, 17, 18, 20, 22, 23, 24, 25, 26, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47,48, 49, 50, 51
Lessor	26, 37, 38, 42

Oyster Point Marina Plaza Lease Table of Defined Terms

Page I-ii of 1

M

MPOE	17, 18
MSDS	16

O

Occupancy Conditions	6
Operating Expenses	7, 9, 10, 11, 12, 13, 17, 30

P

Parking Facility	45
Permitted Occupant	33, 36
Premises	1, 2, 4, 5, 6, 7, 13, 14, 15, 16, 17, 18, 19, 20, 22, 23, 24, 25, 26, 28, 29, 30, 31, 32, 33, 34, 36, 38, 39, 40, 41, 43, 44, 45, 46, 47, 49, 50
Prime Rate	2
Property	2, 3, 4, 5, 7, 8, 9, 10, 11, 13, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 35, 37, 38, 39, 41, 42, 43, 44, 46

R

Real Estate Taxes	7, 8, 9, 11, 12, 13
Rent	1, 2, 3, 4, 6, 7, 8, 11, 13, 14, 19, 20, 22, 28, 29, 30, 31, 32, 33, 34, 35, 38, 39, 40, 42, 43, 45, 46, 47, 48
Rental Adjustment	7, 11
Rules	4, 24, 25, 50

S

Security Deposit	14
State	1, 8, 14, 26, 49
Statement	11, 13
Subsequent Operating Expenses	12
Successor Landlord	37, 38
Superior Leases	37
Superior Mortgages	10, 37
Systems and Equipment	3, 4, 5, 10, 17, 18, 19, 20, 24, 28, 44

T

Table	1, 2, 6, 7, 45
Takings	31
Temporary Condemnation	31
Tenant	1, 2, 3, 4, 5, 6, 7, 8, 11, 12,13, 14, 15, 16, 17,18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37, 38,39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50
Tenant Delays	6
Term	1, 2, 5, 6, 7, 8, 9, 11, 12, 14, 15, 18, 20, 22, 23, 26, 30, 31, 32, 40, 44, 45, 47, 50
Transfer	31, 32, 33, 34, 35, 36, 38, 41
Transfer Notice	32, 33, 34
Transfer Premium	35

U

Utilities	7, 9, 11, 12, 13, 17

W

Work	5, 6, 22, 23, 24, 50

Oyster Point Marina Plaza Lease Table of Defined Terms

Page I-iii of 2

EXHIBIT B

SUBLEASED PREMISES

LEGEND
[N] WALL
[E] WALL
DEMO
[N] DOOR
[E] DOOR
[N] WINDOW
[E] WINDOW

TSH INTERNATIONAL	DESCRIPTION: LEASING BROCHURE 18,368 RSF		DATE: 3/19/09		1
			SCALE: None		
	JOB NAME: TRANSCEPT	JOB#: 209105	CONTRACTOR:		
	LOCATION: 400 OYSTER PT. BLVD	DRAWN BY: THH	CHECKED BY: XXX		-

J:\jobs\209105\DWG\L_B1.dwg, Mar 19, 2009 - 12:06pm, thaley, (C) TSH International

EXHIBIT C

FURNITURE

SOUTH SAN FRANCISCO INVENTORY—March 6, 2009

Room Description	Rm Number	Desk Detail	Desk Unit	Mahogany Coffee Table	40" × 14" × 30 Table	18" Round Table	42" Round Table	36" Round Table	48" Round Table	Square 36" × 36" Table	Folding 72" × 30" Table	4 ft Light Wood Table w/ Lower Shelf	5 ft. Dark Wood Table
TOTALS:			48	1	1	1	1	6	4	5	1	1	1
Reception Lobby		1— Set built-in reception desk marble	1	1	1	0	0	0	0	0	0	0	0
Corner Office	100	Wood Circular w/3 drawer cabinet	1	0	0	0	0	0	1	0	0	0	0
Side Office	101	Wood Circular w/2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Side Office	102	Wood Circular w/2 drawer	1	0	0	0	0	0	0	0	0	0	0
Cube	Across from #102	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Side Office	103	Wood Circular w/2 drawer	1	0	0	0	0	0	0	0	0	0	0
Cube	Across from #103	Circular Desk w/sm 3 drawer	1	0	0	0	0	0	0	0	0	0	0
Side Office	104	Wood Circular w/2 drawer	1	0	0	0	0	0	0	0	0	0	0
Cube	Across from #104	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Side Office	105	Wood Circular w/2 drawer	1	0	0	0	0	0	0	0	0	0	0
Cube	Across from #105	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Corner Office	106	Wood Circular w/3 drawer	1	0	0	0	0	0	1	0	0	0	0
Side Office	107	Wood Circular w/3 drawer	1	0	0	0	0	0	1	0	0	0	0
	Across from #107	0		0	0	0	0	0	0	0	0	0	0
Side Office	108	Wood Circular w/2 drawer	1	0	0	0	0	0	0	0	0	0	0
	Across from #108	0		0	0	0	0	0	0	0	0	0	0
Cube	Across from #108	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Side Office	109	Wood Circular w/2 drawer	1	0	0	0	0	0	0	0	0	0	0
Cube	Across from #109	Wood Circular w/sm 2 drawer	1	0	0	0	0	0	0	0	0	0	0
Side Office	110	Wood Circular w/2 drawer	1	0	0	0	0	0	0	0	0	0	0
	Across from #110	0		0	0	0	0	0	0	0	0	0	0
Copy Room	Across from #110	0		0	0	0	0	0	0	0	0	0	0
Side Office	111	Wood Circular w/2 drawer	1	0	0	0	0	0	0	0	0	0	0
Down Aisle	Across from #111	0		0	0	0	0	0	0	0	0	0	0
Cube #1	Down Aisle from #111	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Cube #2	Down Aisle from #111	Wood Circular w/2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Cube #3	Down Aisle from #111	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Side Office	112	Wood Circular w/2 drawer	1	0	0	0	0	0	0	0	0	0	0
Side Office	113	Wood Circular w/2 drawer	1	0	0	0	0	0	0	0	0	0	0
Cube 1-A Left Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Cube 1-B Right Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Cube 2-A Left Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Cube 2-B Right Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Cube 3-A Left Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Cube 3-B Right Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Down Aisle	Across from #113	0		0	0	0	0	0	0	0	0	0	0
Side Office	114	Wood Circular w/sm 3 drawer	1	0	0	0	0	0	1	0	0	0	0
Side Office	115	Wood Circular w/sm 3 drawer	1	0	0	0	0	0	0	0	0	0	0
Cube 1-A Right Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Cube 1-B Left Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Cube 2-A Right Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Cube 2-B Left Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Cube 3-A Right Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Cube 3-B Left Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Side Office	116	Wood Circular w/2 drawer	1	0	0	0	0	0	0	0	0	0	0
Side Office	117	Wood Circular w/2 drawer	1	0	0	0	0	1	0	0	0	0	0
Conference Room	Across from 117	0		0	0	0	0	0	0	0	0	0	0
Small V-shaped Room	117-A	0		0	0	0	0	0	0	0	0	0	0
Conference Room	Across from 117-A	0		0	0	0	0	0	0	0	0	0	0
Board Room	118	0		0	0	0	0	0	0	0	0	0	0
Reception Area	Across from #118	0		0	0	0	0	0	0	0	0	0	0
Storage Room	118-A	0		0	0	0	0	0	0	0	0	0	0
Library	146	0		0	0	0	0	0	0	0	0	1	1
Hallway	Outside Room #146	0		0	0	0	0	0	0	0	0	0	0
Central Records Room	147	Gray 5 ft w × 30"		0	0	0	0	0	0	0	1	0	0
Server Room	148	0		0	0	0	0	0	0	0	0	0	0
Storage Room	150	0		0	0	0	0	0	0	0	0	0	0
Store Room	151	0		0	0	0	0	0	0	0	0	0	0
Store Room	153	0		0	0	0	0	0	0	0	0	0	0
Store Room	154	0		0	0	0	0	0	0	0	0	0	0
Store Room	155	0		0	0		1	0	0	0	0	0	0
Office	156	0		0	0	0	0	0	0	0	0	0	0
Office	157	0		0	0	0	0	0	0	0	0	0	0
Employee Lounge	158	0		0	0	0	0	1	0	5	0	0	0
Office	159	0		0	0	1	0	0	0	0	0	0	0
Hallway	Outside #158 & 159	0		0	0	0	0	0	0	0	0	0	0
Office	160	0		0	0	0	0	0	0	0	0	0	0
Sink Area	Down Aisle from # 160	0		0	0	0	0	0	0	0	0	0	0
Down Aisle	Side of Office # 160	0		0	0	0	0	0	0	0	0	0	0
Office	161	0		0	0	0	0	1	0	0	0	0	0
Cube 1-A Left Side	Down Aisle from # 161	Wood Circular Desk w/sm 3 drawers	1	0	0	0	0	0	0	0	0	0	0
Cube 1-B Right Side	Down Aisle from # 161	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Cube 2-A Left Side	Down Aisle from # 161	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Cube 2-B Right Side	Down Aisle from # 161	Wood Circular Desk	1	0	0	0	0	0	0	0	0	0	0
Office	162	0		0	0	0	0	1	0	0	0	0	0
Office	163	0		0	0	0	0	0	0	0	0	0	0
Cube 1-A Left Side	Down Aisle from # 163	Wall to Wall Wooden Circular desk w/6 sm 3 drawer	1	0	0	0	0	0	0	0	0	0	0
Cube 1-B Right Side	Down Aisle from # 163	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Cube 2 Right Side	Down Aisle from # 163	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	1	0	0	0	0	0	0	0	0	0	0
Down Aisle	From Side Office #163	0		0	0	0	0	0	0	0	0	0	0
Office	164	0		0	0	0	0	0	0	0	0	0	0
Office	165	0		0	0	0	0	1	0	0	0	0	0
Down Aisle	Across from # 165	0		0	0	0	0	0	0	0	0	0	0
Office	166	0		0	0	0	0	0	0	0	0	0	0
Office	167	0		0	0	0	0	1	0	0	0	0	0
Office	168	0		0	0	0	0	0	0	0	0	0	0
Conference Room	169	0		0	0	0	0	0	0	0	0	0	0
Cubes	Opposite Rms 124, 125, & 126	0		0	0	0	0	0	0	0	0	0	0
Cube w/ reddish support beam	Near Rm # 127	2 Drawer Wood Built-in Lateral 42"	1	0	0	0	0	0	0	0	0	0	0
Next To	Emergence Exit	0		0	0	0	0	0	0	0	0	0	0

SOUTH SAN FRANCISCO INVENTORY—March 6, 2009 (Continued)

Room Description	Rm Number	Desk Detail	8 ft. Wood Conference Table	10 ft. Wood Conference Table	12 ft. Wood Conference Table	18 ft. Mahogany Table	Executive Black Leather w/Arms	Desk Chair	Burgundy Kitchen Chairs	Wood Frame & Fabric Seat Chairs	Guest Chair	White Board	2 ft. 2 Drawer Tan Metal File Cabinet
TOTALS:			1	0	1	2	15	84	22	4	85	41	5
Reception Lobby		1— Set built-in reception desk marble	0	0	0	1	0	1	0	0	0	0	0
Corner Office	100	Wood Circular w/3 drawer cabinet	0	0	0	0	0	1	0	0	5	1	0
Side Office	101	Wood Circular w/2 drawer cabinet	0	0	0	0	0	1	0	0	2	1	0
Side Office	102	Wood Circular w/2 drawer	0	0	0	0	0	1	0	0	2	1	0
Cube	Across from #102	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Side Office	103	Wood Circular w/2 drawer	0	0	0	0	0	1	0	0	2	1
Cube	Across from #103	Circular Desk w/sm 3 drawer	0	0	0	0	0	1	0	0	0	0	0
Side Office	104	Wood Circular w/2 drawer	0	0	0	0	0	1	0	0	0	1	0
Cube	Across from #104	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Side Office	105	Wood Circular w/2 drawer	0	0	0	0	0	1	0	0	0	1	0
Cube	Across from #105	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Corner Office	106	Wood Circular w/3 drawer	0	0	0	0	0	1	0	0	4	1	0
Side Office	107	Wood Circular w/3 drawer	0	0	0	0	0	1	0	0	4	1	0
	Across from #107	0	0	0	0	0	0	0	0	0	0	0	0
Side Office	108	Wood Circular w/2 drawer	0	0	0	0	0	1	0	0	2	1	0
	Across from #108	0	0	0	0	0	0	0	0	0	0	0	0
Cube	Across from #108	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Side Office	109	Wood Circular w/2 drawer	0	0	0	0	0	1	0	0	2	0	0
Cube	Across from #109	Wood Circular w/sm 2 drawer	0	0	0	0	0	1	0	0	0	0	0
Side Office	110	Wood Circular w/2 drawer	0	0	0	0	0	1	0	0	2	1	0
	Across from #110	0	0	0	0	0	0	0	0	0	0	0	0
Copy Room	Across from #110	0	0	0	0	0	0	0	0	0	0	0	0
Side Office	111	Wood Circular w/2 drawer	0	0	0	0	0	1	2	0	2	1	0
Down Aisle	Across from #111	0	0	0	0	0	0	0	0	0	0	0	0
Cube #1	Down Aisle from #111	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Cube #2	Down Aisle from #111	Wood Circular w/2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Cube #3	Down Aisle from #111	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Side Office	112	Wood Circular w/2 drawer	0	0	0	0	0	1	0	0	2	1	0
Side Office	113	Wood Circular w/2 drawer	0	0	0	0	0	1	0	0	2	1	0
Cube 1-A Left Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Cube 1-B Right Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Cube 2-A Left Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Cube 2-B Right Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Cube 3-A Left Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Cube 3-B Right Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Down Aisle	Across from #113	0	0	0	0	0	0	0	0	0	0	0	0
Side Office	114	Wood Circular w/sm 3 drawer	0	0	0	0	0	1	0	0	4	1	0
Side Office	115	Wood Circular w/sm 3 drawer	0	0	0	0	0	1	0	0	4	1	0
Cube 1-A Right Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Cube 1-B Left Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Cube 2-A Right Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Cube 2-B Left Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Cube 3-A Right Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Cube 3-B Left Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Side Office	116	Wood Circular w/2 drawer	0	0	0	0	0	1	0	0	2	1	0
Side Office	117	Wood Circular w/2 drawer	0	0	0	0	0	1	0	0	3	1	0
Conference Room	Across from 117	0	0	0	1	0	0	0	0	0	10	1	0
Small V-shaped Room	117-A	0	0	0	0	0	0	0	0	0	0	0	0
Conference Room	Across from 117-A	0	0	0	0	0	0	8	0	0	0	1	0
Board Room	118	0	0	0	0	1	15	0	0	0	0	1	0
Reception Area	Across from #118	0	0	0	0	0	0	0	0	0	0	0	0
Storage Room	118-A	0	0	0	0	0	0	0	0	0	0	0	0
Library	146	0	0	0	0	0	0	1	0	0	4	1	1
Hallway	Outside Room #146	0	0	0	0	0	0	0	0	0	0	0	0
Central Records Room	147	Gray 5 ft w × 30"	0	0	0	0	0	3	0	0	0	1	0
Server Room	148	0	0	0	0	0	0	0	0	0	0	0	0
Storage Room	150	0	0	0	0	0	0	0	0	0	0	0	0
Store Room	151	0	0	0	0	0	0	0	0	0	0	0	0
Store Room	153	0	0	0	0	0	0	0	0	0	0	6	0
Store Room	154	0	0	0	0	0	0	0	0	0	0	0	0
Store Room	155	0	0	0	0	0	0	0	0	0	0	0	0
Office	156	0	0	0	0	0	0	1	0	0	2	1	0
Office	157	0	0	0	0	0	0	1	0	0	2	1	0
Employee Lounge	158	0	0	0	0	0	0	0	20	4	0	0	0
Office	159	0	0	0	0	0	0	1	0	0	1	1	0
Hallway	Outside #158 & 159	0	0	0	0	0	0	0	0	0	0	0	0
Office	160	0	0	0	0	0	0	1	0	0	2	1	0
Sink Area	Down Aisle from # 160	0	0	0	0	0	0	0	0	0	0	0	0
Down Aisle	Side of Office # 160	0	0	0	0	0	0	0	0	0	0	0	0
Office	161	0	0	0	0	0	0	1	0	0	3	1	0
Cube 1-A Left Side	Down Aisle from # 161	Wood Circular Desk w/sm 3 drawers	0	0	0	0	0	1	0	0	0	0	0
Cube 1-B Right Side	Down Aisle from # 161	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Cube 2-A Left Side	Down Aisle from # 161	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	2
Cube 2-B Right Side	Down Aisle from # 161	Wood Circular Desk	0	0	0	0	0	1	0	0	0	0	0
Office	162	0	0	0	0	0	0	1	0	0	4	1	0
Office	163	0	0	0	0	0	0	1	0	0	2	1	0
Cube 1-A Left Side	Down Aisle from # 163	Wall to Wall Wooden Circular desk w/6 sm 3 drawer	0	0	0	0	0	7	0	0	0	0	0
Cube 1-B Right Side	Down Aisle from # 163	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Cube 2 Right Side	Down Aisle from # 163	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	1	0	0	0	0	0
Down Aisle	From Side Office #163	0	0	0	0	0	0	0	0	0	0	0	0
Office	164	0	0	0	0	0	0	1	0	0	2	1	0
Office	165	0	0	0	0	0	0	1	0	0	2	1	0
Down Aisle	Across from # 165	0	0	0	0	0	0	0	0	0	0	0	1
Office	166	0	0	0	0	0	0	1	0	0	2	1	0
Office	167	0	0	0	0	0	0	0	0	0	3	1	0
Office	168	0	0	0	0	0	0	1	0	0	2	1	0
Conference Room	169	0	1	0	0	0	0	0	0	0	0	1	0
Cubes	Opposite Rms 124, 125, & 126	0	0	0	0	0	0	7	0	0	0	0	1
Cube w/ reddish support beam	Near Rm # 127	2 Drawer Wood Built-in Lateral 42"	0	0	0	0	0	1	0	0	0	0	0
Next To	Emergence Exit	0	0	0	0	0	0	0	0	0	0	0	0

SOUTH SAN FRANCISCO INVENTORY—March 6, 2009 (Continued)

Room Description	Rm Number	Desk Detail	2 1/2 ft. 2 Drawer Tan Metal File Cabinet	2 Drawer Metal 42" Lateral File	3 ft. 2 Drawer Tan Metal File Cabinet	3 Drawer Gray Metal Hanging File	3 ft. Gray Metal Cabinet on Wheels w/1 Drawer & 2 Shelves	2 Drawer Lateral 36"	Steel 2 Drawer Free- Standing Lateral 36"	Free Standing File 6'×3'	2 Drawer Metal Lateral free Standing	3 Drawer Ped	Wood 2 Drawer Cabinet
TOTALS:			6	8	1	3	1	7	4	2	0	13	9
Reception Lobby		1— Set built-in reception desk marble	0	0	0	0	0	0	0	0	0	0	0
Corner Office	100	Wood Circular w/3 drawer cabinet	0	0	0	0	0	0	0	0	0	0	1
Side Office	101	Wood Circular w/2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Side Office	102	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	0
Cube	Across from #102	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Side Office	103	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	0
Cube	Across from #103	Circular Desk w/sm 3 drawer	0	0	0	0	0	0	0	0	0	0	0
Side Office	104	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	0
Cube	Across from #104	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Side Office	105	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	0
Cube	Across from #105	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Corner Office	106	Wood Circular w/3 drawer	0	0	0	0	0	0	0	0	0	0	0
Side Office	107	Wood Circular w/3 drawer	0	0	0	0	0	0	0	0	0	0	0
	Across from #107	0	0	0	0	0	0	0	0	0	0	0	0
Side Office	108	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	0
	Across from #108	0	0	0	0	0	0	0	0	0	0	0	0
Cube	Across from #108	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Side Office	109	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	0
Cube	Across from #109	Wood Circular w/sm 2 drawer	0	0	0	0	0	0	0	0	0	0	0
Side Office	110	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	0
	Across from #110	0	0	0	0	0	0	0	0	0	0	0	0
Copy Room	Across from #110	0	0	0	0	3	1	0	0	0	0	0	0
Side Office	111	Wood Circular w/2 drawer	0	0	1	0	0	0	0	0	0	0	0
Down Aisle	Across from #111	0	0	0	0	0	0	0	0	0	0	0	0
Cube #1	Down Aisle from #111	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube #2	Down Aisle from #111	Wood Circular w/2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube #3	Down Aisle from #111	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Side Office	112	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	0
Side Office	113	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	0
Cube 1-A Left Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 1-B Right Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 2-A Left Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 2-B Right Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 3-A Left Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 3-B Right Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Down Aisle	Across from #113	0	0	0			0	0	0	0	0	0	1
Side Office	114	Wood Circular w/sm 3 drawer	0	0	0	0	0	0	0	0	0	0	0
Side Office	115	Wood Circular w/sm 3 drawer	0	0	0	0	0	0	0	0	0	0	0
Cube 1-A Right Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 1-B Left Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 2-A Right Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 2-B Left Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 3-A Right Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 3-B Left Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Side Office	116	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	0
Side Office	117	Wood Circular w/2 drawer	1	0	0	0	0	0	0	0	0	0	0
Conference Room	Across from 117	0	0	0	0	0	0	0	0	0	0	0	0
Small V-shaped Room	117-A	0	2	0	0	0	0	0	0	0	0	0	0
Conference Room	Across from 117-A	0	0	0	0	0	0	0	0	0	0	0	0
Board Room	118	0	0	0	0	0	0	0	0	0	0	0	0
Reception Area	Across from #118	0	0	0	0	0	0	0	0	0	0	0	0
Storage Room	118-A	0	1	0	0	0	0	0	0	0	0	0	0
Library	146	0	2	0	0	0	0	0	0	0	0	0	1
Hallway	Outside Room #146	0	0	0	0	0	0	0	0	0	0	0	1
Central Records Room	147	Gray 5 ft w × 30"	0	0	0	0	0	0	0	0	0	0	0
Server Room	148	0	0	1	0	0	0	0	0	0	0	0	0
Storage Room	150	0	0	0	0	0	0	0	0	0	0	0	0
Store Room	151	0	0	1	0	0	0	0	0	0	0	0	0
Store Room	153	0	0	2	0	0	0	0	0	0	0	0	0
Store Room	154	0	0	0	0	0	0	1	0	0	0	0	0
Store Room	155	0	0	1	0	0	0	0	0	0	0	0	0
Office	156	0	0	0	0	0	0	1	0	0	0	0	0
Office	157	0	0	0	0	0	0	1	1	0	0	0	0
Employee Lounge	158	0	0	0	0	0	0	0	0	0	0	0	0
Office	159	0	0	0	0	0	0	1	1	0	0	0	0
Hallway	Outside #158 & 159	0	0	2	0	0	0	0	0	0	0	0	0
Office	160	0	0	0	0	0	0	1	0	1	0	0	0
Sink Area	Down Aisle from # 160	0	0	0	0	0	0	0	0	0	0	0	0
Down Aisle	Side of Office # 160	0	0	0	0	0	0	0	0	0	0	0	3
Office	161	0	0	0	0	0	0	0	0	0	0	1	0
Cube 1-A Left Side	Down Aisle from # 161	Wood Circular Desk w/sm 3 drawers	0	0	0	0	0	0	0	0	0	0	0
Cube 1-B Right Side	Down Aisle from # 161	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 2-A Left Side	Down Aisle from # 161	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 2-B Right Side	Down Aisle from # 161	Wood Circular Desk	0	0	0	0	0	0	0	0	0	0	0
Office	162	0	0	1	0	0	0	0	0	1	0	1	0
Office	163	0	0	0	0	0	0	0	1	0	0	0	0
Cube 1-A Left Side	Down Aisle from # 163	Wall to Wall Wooden Circular desk w/6 sm 3 drawer	0	0	0	0	0	0	0	0	0	0	0
Cube 1-B Right Side	Down Aisle from # 163	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 2 Right Side	Down Aisle from # 163	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Down Aisle	From Side Office #163	0	0	0	0	0	0	0	0	0	0	0	1
Office	164	0	0	0	0	0	0	0	0	0	0	0	0
Office	165	0	0	0	0	0	0	0	0	0	0	1	0
Down Aisle	Across from # 165	0	0	0	0	0	0	0	0	0	0	0	0
Office	166	0	0	0	0	0	0	1	1	0	0	0	0
Office	167	0	0	0	0	0	0	1	0	0	0	0	0
Office	168	0	0	0	0	0	0	0	0	0	0	0	0
Conference Room	169	0	0	0	0	0	0	0	0	0	0	0	0
Cubes	Opposite Rms 124, 125, & 126	0	0	0	0	0	0	0	0	0	0	10	0
Cube w/ reddish support beam	Near Rm # 127	2 Drawer Wood Built-in Lateral 42"	0	0	0	0	0	0	0	0	0	0	1
Next To	Emergence Exit	0	0	0	0	0	0	0	0	0	0	0	0
							0

SOUTH SAN FRANCISCO INVENTORY—March 6, 2009 (Continued)

Room Description	Rm Number	Desk Detail	2 Drawer Lateral 4'	2 Drawer Side Cabinet	2 Drawer Peds	2 1/2 ft. Wood 2 Drawer Cabinet	3 Drawer Wood Cabinet	3 Drawer Side by Side 4 ft. Cabinet	4 Drawer Wood Cabinet	4 Drawer Wood Side by Side Cabinet	Wood 6 ft. Cabinet w/ 2 Door Top Opening & 2 Bottom Drawers	Mahogany Book Shelf	Wood Book Shelf 4 ft.
TOTALS:			2	2	6	1	4	3	5	6	5	1	5
Reception Lobby		1— Set built-in reception desk marble	0	0	0	0	0	0	0	0	0	1	0
Corner Office	100	Wood Circular w/3 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Side Office	101	Wood Circular w/2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Side Office	102	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	0
Cube	Across from #102	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Side Office	103	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	2
Cube	Across from #103	Circular Desk w/sm 3 drawer	0	0	0	0	0	0	0	0	0	0	0
Side Office	104	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	1	0	0
Cube	Across from #104	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Side Office	105	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	0
Cube	Across from #105	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Corner Office	106	Wood Circular w/3 drawer	0	2	0	0	0	0	0	0	1	0	0
Side Office	107	Wood Circular w/3 drawer	0	0	0	0	0	0	0	0	1	0	1
	Across from #107	0	0	0	0	0	0	0	0	2	0	0	0
Side Office	108	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	1
	Across from #108	0	0	0	0	0	0	0	1	2	0	0	0
Cube	Across from #108	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Side Office	109	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	0
Cube	Across from #109	Wood Circular w/sm 2 drawer	0	0	0	0	3	0	0	0	0	0	0
Side Office	110	Wood Circular w/2 drawer	0	0	0	0		0	0	0	0	0	0
	Across from #110	0	0	0	0	0	0	0	1	0	0	0	0
Copy Room	Across from #110	0	0	0	0	0	0	0	0	0	0	0	0
Side Office	111	Wood Circular w/2 drawer	0	0	0	0	0	0	0		0	0	0
Down Aisle	Across from #111	0	0	0	0	0	0	0	0	2	0	0	0
Cube #1	Down Aisle from #111	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube #2	Down Aisle from #111	Wood Circular w/2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube #3	Down Aisle from #111	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Side Office	112	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	0
Side Office	113	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	0
Cube 1-A Left Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 1-B Right Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 2-A Left Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 2-B Right Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 3-A Left Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 3-B Right Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Down Aisle	Across from #113	0	0	0	0	0	0	0	3	0	0	0	1
Side Office	114	Wood Circular w/sm 3 drawer	0	0	0	1	0	0	0	0	1	0	0
Side Office	115	Wood Circular w/sm 3 drawer	0	0	0	0	0	0	0	0	1	0	0
Cube 1-A Right Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 1-B Left Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 2-A Right Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 2-B Left Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 3-A Right Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 3-B Left Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Side Office	116	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	0
Side Office	117	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0	0	0	0
Conference Room	Across from 117	0	0	0	0	0	0	0	0	0	0	0	0
Small V-shaped Room	117-A	0	0	0	0	0	0	0	0	0	0	0	0
Conference Room	Across from 117-A	0	0	0	0	0	0	0	0	0	0	0	0
Board Room	118	0	0	0	0	0	0	0	0	0	0	0	0
Reception Area	Across from #118	0	0	0	0	0	0	0	0	0	0	0	0
Storage Room	118-A	0	0	0	0	0	0	0	0	0	0	0	0
Library	146	0	0	0	0	0	0	0	0	0	0	0	0
Hallway	Outside Room #146	0	0	0	0	0	0	3	0	0	0	0	0
Central Records Room	147	Gray 5 ft w × 30"	0	0	0	0	0	0	0	0	0	0	0
Server Room	148	0	0	0		0	0	0	0	0	0	0	0
Storage Room	150	0	0	0	0	0	0	0	0	0	0	0	0
Store Room	151	0	0	0	0	0	0	0	0	0	0	0	0
Store Room	153	0	0	0	0	0	0	0	0	0	0	0	0
Store Room	154	0	0	0	0	0	0	0	0	0	0	0	0
Store Room	155	0	0	0	0	0	0	0	0	0	0	0	0
Office	156	0	0	0	0	0	0	0	0	0	0	0	0
Office	157	0	0	0	0	0	0	0	0	0	0	0	0
Employee Lounge	158	0	0	0	0	0	0	0	0	0	0	0	0
Office	159	0	0		0	0	0	0	0	0	0	0	0
Hallway	Outside #158 & 159	0	0	0	0	0	0	0	0	0	0	0	0
Office	160	0	0	0	0	0	0	0	0	0	0	0	0
Sink Area	Down Aisle from # 160	0	0	0	0	0	0	0	0	0	0	0	0
Down Aisle	Side of Office # 160	0	0	0	0	0	0	0	0	0	0	0	0
Office	161	0	0	0	0	0	0	0	0	0	0	0	0
Cube 1-A Left Side	Down Aisle from # 161	Wood Circular Desk w/sm 3 drawers	0	0	0	0	0	0	0	0	0	0	0
Cube 1-B Right Side	Down Aisle from # 161	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 2-A Left Side	Down Aisle from # 161	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 2-B Right Side	Down Aisle from # 161	Wood Circular Desk	1	0	0	0	1	0	0	0	0	0	0
Office	162	0	0	0	0	0	0	0	0	0	0	0	0
Office	163	0	0	0	0	0	0	0	0	0	0	0	0
Cube 1-A Left Side	Down Aisle from # 163	Wall to Wall Wooden Circular desk w/6 sm 3 drawer	0	0	0	0	0	0	0	0	0	0	0
Cube 1-B Right Side	Down Aisle from # 163	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Cube 2 Right Side	Down Aisle from # 163	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0	0	0	0
Down Aisle	From Side Office #163	0	0	0	0	0	0	0	0	0	0	0	0
Office	164	0	0	0	0	0	0	0	0	0	0	0	0
Office	165	0	0	0	0	0	0	0	0	0	0	0	0
Down Aisle	Across from # 165	0	0	0	0	0	0	0	0	0	0	0	0
Office	166	0	0	0	0	0	0	0	0	0	0	0	0
Office	167	0	0	0	0	0	0	0	0	0	0	0	0
Office	168	0	0	0	0	0	0	0	0	0	0	0	0
Conference Room	169	0	0	0	0	0	0	0	0	0	0	0	0
Cubes	Opposite Rms 124, 125, & 126	0	1	0	6	0	0	0	0	0	0	0	0
Cube w/ reddish support beam	Near Rm # 127	2 Drawer Wood Built-in Lateral 42"	0	0	0	0	0	0	0	0	0	0	0
Next To	Emergence Exit	0	0	0	0	0	0	0	0	0	0	0	0

SOUTH SAN FRANCISCO INVENTORY—March 6, 2009 (Continued)

Room Description	Rm Number	Desk Detail	Wood Book Shelf 4 ft. Side by Side	Gray Metal 5 ft.	Metal 55"h × 36"w	Wood Book Shelf 6 ft.	Wood Book Shelf 7 ft.	Pairs of Double Metal Book Shelves	Metal Book Shelves (Not Double)	Misc.
TOTALS:			2	1	3	12	8	5	9
Reception Lobby		1— Set built-in reception desk marble	0	0	0	0	0	0	0	2 Fake Plants, 1-Leather sofa w/ bolsters
Corner Office	100	Wood Circular w/3 drawer cabinet	0	0	0	0	0	0	0	0
Side Office	101	Wood Circular w/2 drawer cabinet	0	0	0	0	0	0	0	0
Side Office	102	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0
Cube	Across from #102	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Side Office	103	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0
Cube	Across from #103	Circular Desk w/sm 3 drawer	0	0	0	0	0	0	0	0
Side Office	104	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0
Cube	Across from #104	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Side Office	105	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0
Cube	Across from #105	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Corner Office	106	Wood Circular w/3 drawer	0	0	0	0	0	0	0	0
Side Office	107	Wood Circular w/3 drawer	0	0	0	1	1	1	1	0
	Across from #107	0	0	0	0	0	0	0	0	0
Side Office	108	Wood Circular w/2 drawer	0	0	0	1	1	1	1	0
	Across from #108	0	0	0	0	0	0	0	0	0
Cube	Across from #108	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Side Office	109	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0
Cube	Across from #109	Wood Circular w/sm 2 drawer	0	0	0	0	0	0	0	0
Side Office	110	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0
	Across from #110	0	0	0	0	0	0	0	0	0
Copy Room	Across from #110	0	0	0	0	0	0	0	0	1-Fellowes Power shred 320, 1-Gray Metal 3' × 6' Wall Mail Box Slot, 1-3' × 6' Gray Metal 2 door /5 shelf wall cabinet
Side Office	111	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0
Down Aisle	Across from #111	0	2	0	0	0	0	0	0	0
Cube #1	Down Aisle from #111	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Cube #2	Down Aisle from #111	Wood Circular w/2 drawer cabinet	0	0	0	0	0	0	0	0
Cube #3	Down Aisle from #111	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Side Office	112	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0
Side Office	113	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0
Cube 1-A Left Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Cube 1-B Right Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Cube 2-A Left Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Cube 2-B Right Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Cube 3-A Left Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Cube 3-B Right Side	Down Aisle from #113	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Down Aisle	Across from #113	0	0	0	0	0	0	0	0
Side Office	114	Wood Circular w/sm 3 drawer	0	0	0	0	0	0	0	NO
Side Office	115	Wood Circular w/sm 3 drawer	0	0	0	0	0	0	0	NO
Cube 1-A Right Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Cube 1-B Left Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Cube 2-A Right Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Cube 2-B Left Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Cube 3-A Right Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Cube 3-B Left Side	Down Aisle from #115	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Side Office	116	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0
Side Office	117	Wood Circular w/2 drawer	0	0	0	0	0	0	0	0
Conference Room	Across from 117	0	0	0	0	0	0	0	0	1-Drop Down Screen, 1 Ceiling Mounted Projector
Small V-shaped Room	117-A	0	0	0	0	0	0	0	0	0
Conference Room	Across from 117-A	0	0	0	0	0	0	0	0	0
Board Room	118	0	0	0	0	0	0	0	0	48 inch Flat Screen Monitor, 1-Ceiling Mounted & 1 wall mounted Projector
Reception Area	Across from #118	0	0	0	0	0	0	0	0	1-6 ft. Brown Leather Couch w/ pillows
Storage Room	118-A	0	0	0	0	0	0	0	0	2-Red Metal 4 × 6 Storage Shelves
Library	146	0	0	1	0	10	6	0	0	1-3 ft metal book cart
Hallway	Outside Room #146	0	0	0	0	0	0	0	0	0
Central Records Room	147	Gray 5 ft w × 30"	0	0	0	0	0	3	7	2-Schwab 5000 fire cabinets, 4 drawer 43"w, 1-Metal Cabinet 72×30×18, 4-file cabinets 54×20×32, 1-black 3 drawer ped, 1-metal file cab lateral 4 drawer 53" × 36", 1-dark gray file cab lateral 4 drawer 53" × 30", 2-Steel Book Carts, 1 sm desk lamp.
Server Room	148	0	0	0	0	0	0	0	0	1-Panel UIT Cable Mgmt System, Plus Server Inventory, 2-APC Server Racks
Storage Room	150	0	0	0	1	0	0	0	0	3 shelving units 72"h ( 2 @ 35"w, 1 @ 48"w)
Store Room	151	0	0	0	0	0	0	0	0	3-Metal shelf units 72"h × 48"w
Store Room	153	0	0	0	0	0	0	0	0	0
Store Room	154	0	0	0	0	0	0	0	0	1-Metal shelf units 72"h × 48"w, 1-Rotating Magazine Rack Steel
Store Room	155	0	0	0	0	0	0	0	0	3 small carts
Office	156	0	0	0	0	0	0	0	0	0
Office	157	0	0	0	0	0	0	0	0	0
Employee Lounge	158	0	0	0	0	0	0	0	0	4 metro shelve units 71"h, 1 small refrigerator, 1 full size refrigerator, 1 toaster oven, 1 microwave oven, 1 dishwasher, 1 coffee maker, 1 toaster
Office	159	0	0	0	0	0	0	0	0	metal file cabinet 52" × 26 1/2" × 15"
Hallway	Outside #158 & 159	0	0	0	0	0	0	0	0	0
Office	160	0	0	0	0	0	0	0	0	0
Sink Area	Down Aisle from # 160	0	0	0	0	0	0	0	0	Compact Refrigerator, 3 hole punch, hanging rack
Down Aisle	Side of Office # 160	0	0	0	0	0	0	0	0
Office	161	0	0	0	0	0	0	0	0	0
Cube 1-A Left Side	Down Aisle from # 161	Wood Circular Desk w/sm 3 drawers	0	0	0	0	0	0	0	0
Cube 1-B Right Side	Down Aisle from # 161	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Cube 2-A Left Side	Down Aisle from # 161	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Cube 2-B Right Side	Down Aisle from # 161	Wood Circular Desk	0	0	0	0	0	0	0	0
Office	162	0	0	0	0	0	0	0	0	0
Office	163	0	0	0	0	0	0	0	0	0
Cube 1-A Left Side	Down Aisle from # 163	Wall to Wall Wooden Circular desk w/6 sm 3 drawer	0	0	0	0	0	0	0	0
Cube 1-B Right Side	Down Aisle from # 163	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Cube 2 Right Side	Down Aisle from # 163	Wood Circular w/sm 3 drawer & lg 2 drawer cabinet	0	0	0	0	0	0	0	0
Down Aisle	From Side Office #163	0	0	0	0	0	0	0	0
Office	164	0	0	0	0	0	0	0	0	0
Office	165	0	0	0	0	0	0	0	0	0
Down Aisle	Across from # 165	0	0	0	0	0	0	0	0
Office	166	0	0	0	1	0	0	0	0	0
Office	167	0	0	0	0	0	0	0	0	0
Office	168	0	0	0	1	0	0	0	0	0
Conference Room	169	0	0	0	0	0	0	0	0	small Refrigerator, polycom w/mics *for 501 Canal, small wall clock
Cubes	Opposite Rms 124, 125, & 126	0	0	0	0	0	0	0	0	0
Cube w/ reddish support beam	Near Rm # 127	2 Drawer Wood Built-in Lateral 42"	0	0	0	0	0	0	0	0
Next To	Emergence Exit	0	0	0	0	0	0	0	0	49"h × 42"w w/ 4 drawer lateral metal (yellow)

SOUTH SAN FRANCISCO SERVER ROOM INVENTORY—March 6, 2009

Cardkey system:

DELL PowerEdge 1950 rackmount server

HID card readers—5 ea

Andover Controls power panel (wall mounted)

Video surveillance system:

Integral Technologies DVXi rackmount unit

Eyeball ceiling-mount cameras—2ea

Switches:

Cisco Catalyst 3750G 48-port—3 ea

Cisco Catalyst 3750 48-port—1 ea

Cisco 2300 C3K Redundant Power Supply System

Asante 5-port Fast Internet hub

Firewall switches:

SonicWall Pro 2040

Cisco ASA 5510

Internet Routers:

Netopia 4622 (Covad T-1)

Cisco 1720 (XO T-1)

CarrierAccess ADIT-600 T-1 controller module (XO)

UPS(s):

APC Metered Rack PDUs—4-ea

APC SmartUPS 1400XL

APC SmartUPS 3000—2 ea

Tripplite SmartPro 1500

288 port Panduit patch panel

Sanyo KS-2472 Air Conditioner

Avaya (Lucent) Merlin Magix 515A Expanded Controller Unit

Phone Switch

Voicemail System